                                    WACHOVIA MORTGAGE LOAN TRUST, LLC
                                                Depositor

                          WELLS FARGO BANK, N.A. and NATIONAL CITY MORTGAGE CO.
                                                Servicers

                                                   and

                                      U.S. BANK NATIONAL ASSOCIATION
                        Trustee, Supplemental Interest Trust Trustee and Custodian

                                  ______________________________________

                                     POOLING AND SERVICING AGREEMENT
                                      Dated as of December 27, 2006

                                  ______________________________________

                                       WACHOVIA MORTGAGE LOAN TRUST
                               ASSET-BACKED CERTIFICATES, SERIES 2006-ALT1

                                            TABLE OF CONTENTS

                                                                                                              Page

PRELIMINARY STATEMENT 1

         SECTION 2.04.              Representations and Warranties of the Servicers and the
                                    Trustee.....................................................................68

         SECTION 2.05.              Substitutions and Repurchases of Mortgage Loans which are

         SECTION 3.02.              Servicing, Subservicing and Subcontracting; Enforcement of
                                    the Obligations of Servicer.................................................76

         SECTION 3.03.              Rights of the Depositor, the Custodian and the Trustee in
                                    Respect of the Servicers....................................................77

         SECTION 3.04.              Trustee to Act as Servicer..................................................77

         SECTION 3.05.              Collection of Mortgage Loan Payments; Servicer Collection
                                    Account; Certificate Account................................................78

         SECTION 3.06.              Collection of Taxes, Assessments and Similar Items; Escrow
                                    Accounts....................................................................82

         SECTION 3.07.              Access to Certain Documentation and Information Regarding
                                    the Mortgage Loans..........................................................83

         SECTION 3.08.              Permitted Withdrawals from the Servicer Collection Accounts

                                                                      ii

         SECTION 3.12.              Realization Upon Defaulted Mortgage Loans; Determination of
                                    Excess Proceeds.............................................................88

         SECTION 3.13.              Custodian to Cooperate; Release of Mortgage Files...........................90

         SECTION 3.14.              Documents, Records and Funds in Possession of Servicer to be

         SECTION 4.02.              Reduction of Servicing Compensation in Connection with

         SECTION 5.02.              Certificate Register; Registration of Transfer and Exchange

                                                                      iii

         SECTION 6.01.              Respective Liabilities of the Depositor, the Servicers and
                                    the Custodian..............................................................113

         SECTION 6.02.              Merger or Consolidation of the Depositor, the Servicers or
                                    the Custodian..............................................................113

         SECTION 6.03.              Limitation on Liability of the Depositor, the Servicers, the

         SECTION 9.01.              Termination upon Liquidation or Repurchase of all Mortgage
                                    Loans......................................................................128

         SECTION 9.02.              Final Distribution on the Certificates.....................................129

                                                                      iv

                                                                      v

EXHIBIT A..................FORMS OF CERTIFICATES
EXHIBIT B..................MORTGAGE LOAN SCHEDULE
EXHIBIT C..................[RESERVED]
EXHIBIT D..................FORM OF CUSTODIAN CERTIFICATION
EXHIBIT E-1................FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2................FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F..................FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G..................FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H..................FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I..................FORM OF REQUEST FOR RELEASE
EXHIBIT J..................FORM OF REGULATION S LETTER
EXHIBIT K..................[RESERVED]
EXHIBIT L..................[RESERVED]
EXHIBIT M..................FORM OF SWAP AGREEMENT
EXHIBIT N..................FORM OF 10-K CERTIFICATION
EXHIBIT O..................RELEVANT SERVICING CRITERIA
EXHIBIT P..................ADDITIONAL FORM 10-D DISCLOSURE
EXHIBIT Q..................FORM OF MONTHLY STATEMENT
EXHIBIT R..................ADDITIONAL DISCLOSURE NOTIFICATION
EXHIBIT S..................ADDITIONAL FORM 10-K DISCLOSURE
EXHIBIT T..................ADDITIONAL FORM 8-K DISCLOSURE
EXHIBIT U..................X-AMB SWAP AGREEMENT

                                                                      vi

         POOLING AND SERVICING AGREEMENT (the "Agreement"), dated as of December 27, 2006, among
WACHOVIA MORTGAGE LOAN TRUST, LLC, a Delaware limited liability company, as depositor (the "Depositor"),
U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") and custodian (the "Custodian"),
WELLS FARGO BANK, N.A., a national banking association, as a servicer, and National City Mortgage Co., an Ohio corporation, as a servicer (together with Wells Fargo Bank, N.A., each a "Servicer" or, collectively, the "Servicers").

                                          PRELIMINARY STATEMENT:

         The Depositor intends to sell asset-backed certificates  (collectively,  the "Certificates"),  to be issued  hereunder  in twelve  Classes,  which in the  aggregate  will  evidence  the entire  beneficial ownership interest in the Mortgage Loans (as defined herein) and certain other related assets.

                                                 REMIC I

         As provided herein,  the REMIC  Administrator  will make an election to treat the segregated pool of  assets  consisting  of  the  Mortgage  Loans  and  certain  other  related  assets  (exclusive  of the
Supplemental  Interest Trust,  the Swap Agreement and the X-AMB Swap Agreement)  subject to this Agreement as a real estate  mortgage  investment  conduit (a  "REMIC")  for federal  income tax  purposes,  and such segregated  pool of assets will be  designated  as "REMIC I." The Class R-I  Certificates  will  represent the sole Class of  "residual  interests"  in REMIC I for  purposes  of the REMIC  Provisions  (as  defined herein)  under  federal  income tax law.  The  following  table  irrevocably  sets forth the  designation, remittance  rate (the  "Uncertificated  REMIC I Pass Through Rate") and initial  Uncertificated  Principal
Balance for each of the  "regular  interests"  in REMIC I (the "REMIC I Regular  Interests").  The "latest possible maturity date" (determined solely for purposes of satisfying  Treasury  regulation Section 1.860G
1(a)(4)(iii))  for each REMIC I Regular  Interest shall be the Maturity Date.  None of the REMIC I Regular
Interests will be certificated.

                        Uncertificated REMIC I        Initial Uncertificated REMIC I
    Designation            Pass-Through Rate                Principal Balance
        I-1-A                Variable(1)                     $ 5,635,821.00
        I-2-A                Variable(1)                     $ 2,849,360.50
        I-3-A                Variable(1)                     $ 5,071,655.00
        I-4-A                Variable(1)                     $ 4,803,769.00
        I-5-A                Variable(1)                     $ 7,045,355.50
        I-6-A                Variable(1)                     $ 6,796,080.00
        I-7-A                Variable(1)                     $ 6,555,619.00
        I-8-A                Variable(1)                     $ 6,323,661.00
        I-9-A                Variable(1)                     $ 6,099,906.00
       I-10-A                Variable(1)                     $ 5,884,063.50
       I-11-A                Variable(1)                     $ 5,675,854.00
       I-12-A                Variable(1)                     $ 5,475,007.50
       I-13-A                Variable(1)                     $ 5,281,264.50
       I-14-A                Variable(1)                     $ 5,094,373.50
       I-15-A                Variable(1)                     $ 4,914,091.00
       I-16-A                Variable(1)                     $ 4,740,186.00
       I-17-A                Variable(1)                     $ 4,572,430.50
       I-18-A                Variable(1)                     $ 4,410,609.00
       I-19-A                Variable(1)                     $ 4,254,510.50
       I-20-A                Variable(1)                     $ 10,345,827.00

       I-21-A                Variable(1)                     $ 3,733,714.00
       I-22-A                Variable(1)                     $ 3,601,588.50
       I-23-A                Variable(1)                     $ 3,474,136.00
       I-24-A                Variable(1)                     $ 3,351,191.00
       I-25-A                Variable(1)                     $ 3,232,594.50
       I-26-A                Variable(1)                     $ 3,118,192.00
       I-27-A                Variable(1)                     $ 3,007,836.50
       I-28-A                Variable(1)                     $ 2,901,383.50
       I-29-A                Variable(1)                     $ 2,798,696.50
       I-30-A                Variable(1)                     $ 2,699,641.50
       I-31-A                Variable(1)                     $ 4,388,260.00
       I-32-A                Variable(1)                     $ 2,447,089.50
       I-33-A                Variable(1)                     $ 2,360,482.50
       I-34-A                Variable(1)                     $ 2,276,940.00
       I-35-A                Variable(1)                     $ 2,196,352.00
       I-36-A                Variable(1)                     $ 2,118,614.50
       I-37-A                Variable(1)                     $ 1,726,657.00
       I-38-A                Variable(1)                     $ 1,971,287.50
       I-39-A                Variable(1)                     $ 1,901,510.50
       I-40-A                Variable(1)                     $ 1,834,203.00
       I-41-A                Variable(1)                     $ 1,769,276.00
       I-42-A                Variable(1)                     $ 1,706,645.50
       I-43-A                Variable(1)                     $ 1,646,231.00
       I-44-A                Variable(1)                     $ 1,587,954.00
       I-45-A                Variable(1)                     $ 1,531,738.00
       I-46-A                Variable(1)                     $ 1,477,511.50
       I-47-A                Variable(1)                     $ 1,425,203.50
       I-48-A                Variable(1)                     $ 1,374,745.50
       I-49-A                Variable(1)                     $ 1,326,073.50
       I-50-A                Variable(1)                     $ 1,279,118.50
       I-51-A                Variable(1)                     $ 1,233,847.00
       I-52-A                Variable(1)                     $ 1,190,202.00
       I-53-A                Variable(1)                     $ 1,148,057.50
       I-54-A                Variable(1)                     $ 1,107,405.00
       I-55-A                Variable(1)                     $ 1,068,190.00
       I-56-A                Variable(1)                     $ 16,552,371.50
       I-57-A                Variable(1)                      $ 422,574.50
       I-58-A                Variable(1)                      $ 407,641.50
       I-59-A                Variable(1)                      $ 393,194.00
       I-60-A                Variable(1)                      $ 379,258.00
       I-61-A                Variable(1)                      $ 365,815.50
       I-62-A                Variable(1)                      $ 352,849.00
       I-63-A                Variable(1)                      $ 340,342.00
       I-64-A                Variable(1)                      $ 328,277.50
       I-65-A                Variable(1)                      $ 316,641.00
       I-66-A                Variable(1)                      $ 305,416.50
       I-67-A                Variable(1)                      $ 294,589.50
       I-68-A                Variable(1)                      $ 284,146.00
       I-69-A                Variable(1)                      $ 274,073.00
       I-70-A                Variable(1)                      $ 264,356.00
       I-71-A                Variable(1)                      $ 254,984.00

                                                      2

       I-72-A                Variable(1)                      $ 245,943.50
       I-73-A                Variable(1)                      $ 237,224.00
       I-74-A                Variable(1)                      $ 228,812.50
       I-75-A                Variable(1)                      $ 220,700.00
       I-76-A                Variable(1)                      $ 212,865.50
       I-77-A                Variable(1)                      $ 205,318.00
       I-78-A                Variable(1)                      $ 198,037.50
       I-79-A                Variable(1)                      $ 191,015.50
       I-80-A                Variable(1)                     $ 4,736,041.00
        I-1-B                Variable(1)                     $ 5,635,821.00
        I-2-B                Variable(1)                     $ 2,849,360.50
        I-3-B                Variable(1)                     $ 5,071,655.00
        I-4-B                Variable(1)                     $ 4,803,769.00
        I-5-B                Variable(1)                     $ 7,045,355.50
        I-6-B                Variable(1)                     $ 6,796,080.00
        I-7-B                Variable(1)                     $ 6,555,619.00
        I-8-B                Variable(1)                     $ 6,323,661.00
        I-9-B                Variable(1)                     $ 6,099,906.00
       I-10-B                Variable(1)                     $ 5,884,063.50
       I-11-B                Variable(1)                     $ 5,675,854.00
       I-12-B                Variable(1)                     $ 5,475,007.50
       I-13-B                Variable(1)                     $ 5,281,264.50
       I-14-B                Variable(1)                     $ 5,094,373.50
       I-15-B                Variable(1)                     $ 4,914,091.00
       I-16-B                Variable(1)                     $ 4,740,186.00
       I-17-B                Variable(1)                     $ 4,572,430.50
       I-18-B                Variable(1)                     $ 4,410,609.00
       I-19-B                Variable(1)                     $ 4,254,510.50
       I-20-B                Variable(1)                     $ 10,345,827.00
       I-21-B                Variable(1)                     $ 3,733,714.00
       I-22-B                Variable(1)                     $ 3,601,588.50
       I-23-B                Variable(1)                     $ 3,474,136.00
       I-24-B                Variable(1)                     $ 3,351,191.00
       I-25-B                Variable(1)                     $ 3,232,594.50
       I-26-B                Variable(1)                     $ 3,118,192.00
       I-27-B                Variable(1)                     $ 3,007,836.50
       I-28-B                Variable(1)                     $ 2,901,383.50
       I-29-B                Variable(1)                     $ 2,798,696.50
       I-30-B                Variable(1)                     $ 2,699,641.50
       I-31-B                Variable(1)                     $ 4,388,260.00
       I-32-B                Variable(1)                     $ 2,447,089.50
       I-33-B                Variable(1)                     $ 2,360,482.50
       I-34-B                Variable(1)                     $ 2,276,940.00
       I-35-B                Variable(1)                     $ 2,196,352.00
       I-36-B                Variable(1)                     $ 2,118,614.50
       I-37-B                Variable(1)                     $ 1,726,657.00
       I-38-B                Variable(1)                     $ 1,971,287.50
       I-39-B                Variable(1)                     $ 1,901,510.50
       I-40-B                Variable(1)                     $ 1,834,203.00
       I-41-B                Variable(1)                     $ 1,769,276.00
       I-42-B                Variable(1)                     $ 1,706,645.50

                                                      3

       I-43-B                Variable(1)                     $ 1,646,231.00
       I-44-B                Variable(1)                     $ 1,587,954.00
       I-45-B                Variable(1)                     $ 1,531,738.00
       I-46-B                Variable(1)                     $ 1,477,511.50
       I-47-B                Variable(1)                     $ 1,425,203.50
       I-48-B                Variable(1)                     $ 1,374,745.50
       I-49-B                Variable(1)                     $ 1,326,073.50
       I-50-B                Variable(1)                     $ 1,279,118.50
       I-51-B                Variable(1)                     $ 1,233,847.00
       I-52-B                Variable(1)                     $ 1,190,202.00
       I-53-B                Variable(1)                     $ 1,148,057.50
       I-54-B                Variable(1)                     $ 1,107,405.00
       I-55-B                Variable(1)                     $ 1,068,190.00
       I-56-B                Variable(1)                     $ 16,552,371.50
       I-57-B                Variable(1)                      $ 422,574.50
       I-58-B                Variable(1)                      $ 407,641.50
       I-59-B                Variable(1)                      $ 393,194.00
       I-60-B                Variable(1)                      $ 379,258.00
       I-61-B                Variable(1)                      $ 365,815.50
       I-62-B                Variable(1)                      $ 352,849.00
       I-63-B                Variable(1)                      $ 340,342.00
       I-64-B                Variable(1)                      $ 328,277.50
       I-65-B                Variable(1)                      $ 316,641.00
       I-66-B                Variable(1)                      $ 305,416.50
       I-67-B                Variable(1)                      $ 294,589.50
       I-68-B                Variable(1)                      $ 284,146.00
       I-69-B                Variable(1)                      $ 274,073.00
       I-70-B                Variable(1)                      $ 264,356.00
       I-71-B                Variable(1)                      $ 254,984.00
       I-72-B                Variable(1)                      $ 245,943.50
       I-73-B                Variable(1)                      $ 237,224.00
       I-74-B                Variable(1)                      $ 228,812.50
       I-75-B                Variable(1)                      $ 220,700.00
       I-76-B                Variable(1)                      $ 212,865.50
       I-77-B                Variable(1)                      $ 205,318.00
       I-78-B                Variable(1)                      $ 198,037.50
       I-79-B                Variable(1)                      $ 191,015.50
       I-80-B                Variable(1)                     $ 4,736,041.00
         A-I                 Variable(1)                     $ 27,992,870.24
_______________

(1)  Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                                      4

                                                 REMIC II

         As provided herein,  the REMIC  Administrator  will make an election to treat the segregated pool of assets  consisting of the REMIC I Regular  Interests as a REMIC for federal  income tax  purposes,  and such  segregated  pool of assets  will be  designated  as "REMIC  II." The Class  R-II  Certificates  will represent  the sole Class of "residual  interests"  in REMIC II for purposes of the REMIC  Provisions  (as
defined  herein)  under  federal  income  tax  law.  The  following  table   irrevocably  sets  forth  the
designation,   remittance   rate  (the   "Uncertificated   REMIC  II   Pass-Through   Rate")  and  initial
Uncertificated  Principal  Balance for each of the "regular  interests" in REMIC II (the "REMIC II Regular
Interests").  The "latest possible maturity date" (determined  solely for purposes of satisfying  Treasury regulation  Section 1.860G  1(a)(4)(iii))  for each REMIC II Regular  Interest shall be the Maturity Date.
None of the REMIC II Regular Interests will be certificated.

                          Uncertificated REMIC II       Initial Uncertificated REMIC II
    Designation              Pass-Through Rate                 Principal Balance
   _____________________________________________________________________________________
         LT1                    Variable(1)                    $ 459,627,790.73
         LT2                    Variable(1)                      $ 17,860.87
         LT3                    Variable(1)                      $ 28,109.32
         LT4                    Variable(1)                      $ 28,109.32
        LT-IO                   Variable(1)                          (2)
_______________

(1)  Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.
(2)  REMIC II Regular  Interest LT-IO will not have an  Uncertificated  Principal  Balance but will accrue interest on its  uncertificated  notional  amount  calculated  in accordance  with the  definition of
     "Uncertificated Notional Amount" herein.

                                                      5

                                                REMIC III

         As provided  herein,  the REMIC  Administrator  will elect to treat the segregated pool of assets consisting  of the REMIC II  Regular  Interests  as a REMIC for  federal  income  tax  purposes,  and such segregated  pool of assets will be designated as REMIC III. The Class R-III  Certificates  will  represent the sole Class of "residual  interests"  in REMIC III for purposes of the REMIC  Provisions  under federal income  tax law.  The  following  table  irrevocably  sets  forth  the  designation,  Pass  Through  Rate, aggregate Initial Certificate Principal Balance,  certain features,  month of Final Scheduled Distribution
Date and initial ratings for each Class of  Certificates  comprising the interests  representing  "regular interests"  in REMIC  III and  REMIC  III  Regular  Interest  IO.  The  "latest  possible  maturity  date"
(determined solely for purposes of satisfying  Treasury  Regulation Section 1.860G  1(a)(4)(iii)) for each
REMIC III Regular Interest shall be the Maturity Date.

                                                                                         Month of
                                               Aggregate                                   Final
                                                Initial                                  Scheduled
                            Pass-Through      Certificate                              Distribution
 Designation      Type          Rate       Principal Balance         Features              Date          Initial Ratings
                                                                                                        S&P        Moody's
  Class A-1    Regular(1)  Adjustable(2)(3)   $236,585,000.00 Senior/Adjustable Rate   February 2037    AAA          Aaa
  Class A-2    Regular(1)  Adjustable(2)(3)   $87,995,000.00  Senior/Adjustable Rate   February 2037    AAA          Aaa
  Class A-3    Regular(1)  Adjustable(2)(3)   $109,376,000.00 Senior/Adjustable Rate   February 2037    AAA          Aaa
  Class M-1    Regular(1)  Adjustable(2)(3)   $ 7,355,000.00   Mezzanine/Adjustable    February 2037    AA+          Aa1
                                                                       Rate
  Class M-2    Regular(1)  Adjustable(2)(3)   $ 3,677,000.00   Mezzanine/Adjustable    February 2037     AA          Aa2
                                                                       Rate
  Class M-3    Regular(1)  Adjustable(2)(3)   $ 4,367,000.00   Mezzanine/Adjustable    February 2037     A+           A1
                                                                       Rate
  Class M-4    Regular(1)  Adjustable(2)(3)   $ 2,068,000.00   Mezzanine/Adjustable    February 2037     A+           A2
                                                                       Rate
  Class B-1    Regular(1)  Adjustable(2)(3)   $ 2,758,000.00  Subordinate/Adjustable   February 2037     A-          Baa1
                                                                       Rate
  Class B-2    Regular(1)  Adjustable(2)(3)   $ 2,528,000.00  Subordinate/Adjustable   February 2037    BBB          Baa3
                                                                       Rate
   Class X     Regular(4)       (4)           $ 2,992,870.24     Economic Residual     February 2037    N/R          N/R
   Class P        (6)           N/A              $100           Prepayment Charges     February 2037    N/R          N/R
     IO        Regular(5)       (7)               (8)              Interest Only       February 2037    N/R          N/R
___________________
___________________
(1)  This Class of Certificates  represents  ownership of a REMIC III  Regular Interest  together with (i)
     certain rights to payments to be made from amounts  received  under the Swap Agreement  which will be deemed made for federal  income tax purposes  outside of REMIC III and (ii) the obligation to pay the
     Class  IO  Distribution  Amount.  Any  amount  distributed  on  this  Class  of  Certificates  on any
     Distribution  Date in excess of the amount  distributable on the related  REMIC III  Regular Interest on such  Distribution  Date shall be treated for federal income tax purposes as having been paid from the Supplemental  Interest Trust and any amount  distributable on such REMIC III  Regular Interest on such  Distribution  Date in excess of the amount  distributable on such Class of Certificates on such
     Distribution Date shall be treated as having been paid to the Supplemental Interest Trust.
(2)  The REMIC III Regular Interests  ownership of which is represented by the Class A,  Class M and Class
     B  Certificates,  will  accrue  interest  at a per  annum  rate  equal to  One-Month  LIBOR  plus the applicable  Margin,  each subject to a payment cap at the Available  Funds Cap and the provisions for the  payment  of  Available  Funds  Cap  Carryover  herein,  which  payments  will not be part of the entitlement of the REMIC III Regular Interests related to such Certificates.
(3)  The Class A,  Class M and Class B  Certificates  will also entitle their holders to certain  payments from the Holder of the  Class X  Certificates  from  amounts to which the related  REMIC III  Regular
     Interest is entitled and from amounts  received  under the Swap  Agreement,  which will not be a part of their ownership of the REMIC III Regular Interests.
(4)  The Class X  Certificates  will accrue  interest as  described in the  definition  of Class X Current
     Interest  The  Class X  Certificates  will  not  accrue  interest  on  their  Certificate   Principal
     Balance.  The  Class X  Certificates  will  be  comprised  of  two  REMIC III  regular  interests,  a principal only regular  interest  designated  X-PO and an interest only regular  interest  designated
     X-IO, which will be entitled to  distributions  as set forth herein.  The rights of the Holder of the
     Class X  Certificates  to payments from the Swap Agreement shall be outside and apart from its rights under the REMIC III Regular Interests X-IO and X-PO.
(5)  REMIC III  Regular  Interest  IO  will  be  held  as an  asset  of the  Supplemental  Interest  Trust established  by the  Supplemental  Interest  Trust Trustee and will be treated for federal income tax purposes as owned by the holder of the Class X Certificate.
(6)  The Class P  Certificates  will have an  initial  Certificate  Principal  Balance of $100 and will be entitled to distributions of Prepayment Charges.
(7)  For federal income tax purposes,  REMIC III  Regular  Interest IO will not have a Pass-Through  Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.
(8)  For federal  income tax  purposes,  REMIC III  Regular  Interest  IO will not have an  Uncertificated
     Principal  Balance,  but will have a notional amount equal to the  Uncertificated  Notional Amount of
     REMIC II Regular Interest LT-IO.

                                                      6

         In consideration of the mutual agreements herein contained, the Depositor, the Servicers, the
Custodian and the Trustee hereby agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices:  The applicable Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties (or Underlying Mortgaged Properties in the case of Co-op Loans) are located.

         Accountant's Attestation: The attestation required from an accountant pursuant to Section 11.08.

         Accrual Period:  With respect to each Class of Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first
Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution
Date.  All calculations of interest on each Class of Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year.

         Additional Disclosure Notification:  As defined in Section 11.02.

         Additional Form 10-D Disclosure:  As defined in Section 11.02.

         Additional Form 10-K Disclosure:  As defined in Section 11.03.

         Additional Servicer:  Each Affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an Affiliate of any Servicer who Services 10% or more of the Mortgage Loans
(measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered).  For clarification purposes, the Trustee is an Additional Servicer.

         Adjustable Rate Mortgage Loan:  A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable.

         Adjustment Date:  As to each Adjustable Rate Mortgage Loan, each date on which the related
Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance:  The aggregate of the advances required to be made by each Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all scheduled payments of principal and interest (net of the Servicing Fee and the Lender Paid Mortgage Insurance Premium) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date
(other than the principal portion of any Balloon Amount), less the aggregate amount of any such
Delinquent payments that each Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that

                                                      7

has been converted to an REO Property, the obligation to make advances shall be limited to payments of interest.

         Affiliate:  With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person.  For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled"
have meanings correlative to the foregoing.

         Aggregate Certificate Principal Balance:  For any date of determination, the sum of the Class
A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3
Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate
Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal
Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance, in
each case as of such date of determination.

         Agreement:  This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Applied Realized Loss Amount:  With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class X Certificate
Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate
Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Appraised Value:  With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged
Property in the case of a Co-op Loan), the "Appraised Value" of a Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) is the lesser of (1) the appraised value based on an appraisal made for the applicable Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) at such time of origination.  With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) based upon the appraisal obtained at the time of refinancing.

         Assessment of Compliance:  As defined in Section 11.07.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer (or UCC-3 assignment
(or equivalent instrument) with respect to each Co-op Loan) or equivalent instrument, in recordable form
(except in the case of a Co-op Loan) (except for the name of the assignee if such Mortgage Loan is endorsed in blank), sufficient under the laws of the jurisdiction where the related Mortgaged Property
(or Underlying Mortgaged Property, in the case of a Co-op Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering
Mortgages secured by Mortgaged Properties located in the same county.

         Available Funds Cap:  With respect to a Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the excess of (a) interest due on the Mortgage Loans, over
(b) the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) the Lender Paid Mortgage Insurance
Premium, (iv) Net Swap Payments owed by the Supplemental Interest Trust to the Swap Counterparty, if

                                                      8

any, and (v) any Swap Termination Payment (other than Defaulted Swap Termination Payments), in each case with respect to such Distribution Date, and the denominator of which is equal to the product of (1) the actual number of days in the related Accrual Period divided by 360 and (2) the Aggregate Certificate
Principal Balance.

         Available Funds Cap Carryover:  With respect to a Distribution Date, in the event that the
Pass-Through Rate for a class of Offered Certificates is based upon the Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution
Date had the Pass-Through Rate for that class not been calculated based on the Available Funds Cap over
(2) the amount of interest such class was entitled to receive on such Distribution Date based on the
Available Funds Cap together with (A) the unpaid portion of any such excess from prior Distribution
Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the Available Funds Cap) and (B) any amount previously distributed with respect to
Available Funds Cap Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

         Balloon Loan:  A Mortgage Loan having an original term to stated maturity of approximately 15 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such
Mortgage Loan at its stated maturity.

         Book-Entry Certificates:  Any of the Certificates that shall be registered in the name of the
Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06).  As of the Closing Date, each Class of the Class A Certificates, Class M
Certificates and Class B Certificates constitutes a Class of Book-Entry Certificates.

         Business Day:  Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Minnesota, State of North Carolina or the City of New York, New York are
authorized or obligated by law or executive order to be closed.

         Certificate:  Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "U.S. Bank National Association, in trust for registered holders of Wachovia Mortgage Loan
Trust, Asset-Backed Certificates, Series 2006-ALT1."  Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Owner:  With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance:  As to any class of Offered Certificate and the Class X
Certificates and as of any Distribution Date, the Initial Certificate Principal Balance of such
Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and
(2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i).  On each Distribution Date, after all distributions of principal on such
Distribution Date, a portion of the Class X Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization

                                                      9

Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of
the Cut-Off Date)) will be added to the aggregate Certificate Principal Balance of the Class X
Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a
Due Period in which a Subsequent Recovery has been received by each Servicer, the Certificate Principal
Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the
Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the
Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such
Distribution Date).

         Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder:  The Person in whose name a Certificate is registered in the
Certificate Register, initially, Cede & Co., as nominee for the Depository, in the case of any Class of
Regular Certificates, or Wachovia Bank, National Association, in the case of the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be
Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained;
provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage
Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder; provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

         Certification Parties:  As defined in Section 11.09.

         Certifying Person:  As defined in Section 11.09.

         Class:  All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificate Principal Balance:  For any date of determination, the sum of the Class A-1
Certificate Principal Balance, the Class A-2 Certificate Principal Balance and the Class A-3 Certificate
Principal Balance.

         Class A Certificates:  Any of the Class A-1 Certificates, the Class A-2 Certificates and the
Class A-3 Certificates.

         Class A Principal Distribution Amount:  With respect to any Distribution Date (1) prior to the
Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal
Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown
Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 88.80% of the Stated Principal Balance of the
Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated
Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the
Overcollateralization Floor; provided, however, that in no event will the Class A Principal Distribution
Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the
Class A Certificates.

                                                      10

         Class A-1 Certificate:  Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class A-1 Certificates.

         Class A-1 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance
as of such Distribution Date, less any Non-Supported Interest Shortfall allocated on such Distribution
Date to the Class A-1 Certificates.  For purposes of calculating interest, principal distributions on a
Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such
Distribution Date occurs.

         Class A-1 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class A-1 Pass-Through Rate for the related Accrual Period.

         Class A-1 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.0800% per annum, and, as of any Distribution Date after the Optional
Termination Date, 0.1600% per annum.

         Class A-1 Pass-Through Rate:  For the first Distribution Date, 5.430% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-1 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class A-2 Certificate:  Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-2 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class A-2 Certificates.

         Class A-2 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance
as of such Distribution Date, less any Non-Supported Interest Shortfall allocated on such Distribution
Date to the Class A-2 Certificates.  For purposes of calculating interest, principal distributions on a
Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such
Distribution Date occurs.

         Class A-2 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class A-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class A-2 Pass-Through Rate for the related Accrual Period.

         Class A-2 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.1800% per annum, and, as of any Distribution Date after the Optional
Termination Date, 0.3600% per annum.

                                                      11

         Class A-2 Pass-Through Rate:  For the first Distribution Date, 5.530% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-2 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class A-3 Certificate:  Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-3 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class A-3 Certificates.

         Class A-3 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3 Pass-Through Rate on the Class A-3 Certificate Principal Balance
as of such Distribution Date, less any Non-Supported Interest Shortfall allocated on such Distribution
Date to the Class A-3 Certificates.  For purposes of calculating interest, principal distributions on a
Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such
Distribution Date occurs.

         Class A-3 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class A-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3 Certificates with respect to interest on such prior Distribution
Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-3
Pass-Through Rate for the related Accrual Period.

         Class A-3 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.2300% per annum, and, as of any Distribution Date after the Optional
Termination Date, 0.4600% per annum.

         Class A-3 Pass-Through Rate:  For the first Distribution Date, 5.580% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-3 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class B-1 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Certificate:  Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-1 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class B-1
Certificates on such Distribution Date. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-1 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior

                                                      12

Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class B-1 Pass-Through Rate for the related Accrual Period.

         Class B-1 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.8500% per annum and, as of any Distribution Date after the Optional
Termination Date, 1.2750% per annum.

         Class B-1 Pass-Through Rate:  For the first Distribution Date, 6.200% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-1 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal
Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the
Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal
Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such
Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class
M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal
Distribution Amount on such Distribution Date), (F) the Class  B-1 Certificate Principal Balance
immediately prior to such Distribution Date over (2) the lesser of (A) 97.60% of the Stated Principal
Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due
Period over the Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class
B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate
Principal Balance.

         Class B-1 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the
Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-2 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Certificate:  Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-2 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class B-2
Certificates on such Distribution Date.  For purposes of calculating interest, principal distributions

                                                      13

on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-2 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class B-2 Pass-Through Rate for the related Accrual Period.

         Class B-2 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 1.5000% per annum and, as of any Distribution Date after the Optional
Termination Date, 2.2500% per annum.

         Class B-2 Pass-Through Rate:  For the first Distribution Date, 6.850% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-2 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal
Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class B-1
Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate
Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class
M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal
Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class  M-4 Certificate Principal Balance (after taking into account distributions of the
Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate
Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution
Amount on such Distribution Date), and (G) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 98.70% of the Stated Principal Balances of the
Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated
Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the
Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class B-2 Principal
Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal
Balance.

         Class B-2 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the
Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class IO Distribution Amount:  On any Distribution Date, for each Class of the Offered
Certificates, the excess, if any, of (1) the amount payable on such Distribution Date on the REMIC III
Regular Interest corresponding to such Class of Offered Certificates over (ii) the amount payable on such Class of Offered Certificates on such Distribution Date.

                                                      14

         Class M Certificates:  Any of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

         Class M-1 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Certificate:  Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class M-1
Certificates on such Distribution Date. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-1 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class M-1 Pass-Through Rate for the related Accrual Period.

         Class M-1 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.2800% per annum, and, as of any Distribution Date after the Optional
Termination Date, 0.4200% per annum.

         Class M-1 Pass-Through Rate:  For the first Distribution Date, 5.630% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-1 Margin and (2)  the
Available Funds Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate
Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such
Distribution Date over (2) the lesser of (A) 92.00% of the Stated Principal Balances of the Mortgage
Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal
Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the
Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class M-1 Principal
Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal
Balance.

         Class M-1 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the
Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

                                                      15

         Class M-2 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Certificate:  Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class M-2
Certificates on such Distribution Date. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-2 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates  over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class M-2 Pass-Through Rate for the related Accrual Period.

         Class M-2 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.3000% per annum and, as of any Distribution Date after the Optional
Termination Date, 0.4500% per annum.

         Class M-2 Pass-Through Rate:  For the first Distribution Date, 5.650% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-2 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate
Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution
Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 93.60% of the Stated Principal Balances of the
Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated
Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the
Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class M-2 Principal
Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal
Balance.

         Class M-2 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the
Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

                                                      16

         Class M-3 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Certificate:  Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class M-3
Certificates on such Distribution Date. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-3 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class M-3 Pass-Through Rate for the related Accrual Period.

         Class M-3 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.3800% per annum and, as of any Distribution Date after the Optional
Termination Date, 0.5700% per annum.

         Class M-3 Pass-Through Rate:  For the first Distribution Date, 5.730% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-3 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate
Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a
Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate
Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class
M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal
Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance
immediately prior to such Distribution Date over (2) the lesser of (A) 95.50% of the Stated Principal
Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due
Period over the Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class
M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate
Principal Balance.

         Class M-3 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the
Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

                                                      17

         Class M-4 Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class M-4 Certificates.

         Class M-4 Certificate:  Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-4 Certificate Principal Balance:  As of any date of determination, the aggregate
Certificate Principal Balance of the Class M-4 Certificates.

         Class M-4 Current Interest:  As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance
as of such Distribution Date reduced by any Non-Supported Interest Shortfalls allocated to the Class M-4
Certificates on such Distribution Date. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-4 Interest Carry Forward Amount:  As of any Distribution Date, the sum of (1) the
excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior
Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the
Class M-4 Pass-Through Rate for the related Accrual Period.

         Class M-4 Margin:  As of any Distribution Date up to and including the Optional Termination
Date for the Certificates, 0.4000% per annum and, as of any Distribution Date after the Optional
Termination Date, 0.6000% per annum.

         Class M-4 Pass-Through Rate:  For the first Distribution Date, 5.750% per annum.  As of any
Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-4 Margin and (2) the
Available Funds Cap for such Distribution Date.

         Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the
Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A
Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal
Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger
Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A)
the Class A Certificate Principal Balance (after taking into account distributions of the Class A
Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal
Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such
Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class
M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal
Distribution Amount on such Distribution Date) and (E) the Class  M-4 Certificate Principal Balance
immediately prior to such Distribution Date over (2) the lesser of (A) 96.40% of the Stated Principal
Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due
Period over the Overcollateralization Floor.  Notwithstanding the foregoing, in no event will the Class

                                                      18

M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate
Principal Balance.

         Class M-4 Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the
Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the
Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit
A, representing the right to distributions as set forth herein.

         Class P Reserve Account:  The account established and maintained by the Trustee pursuant to
Section 4.06 hereof.

         Class P Reserve Amount: $100.

         Class R Certificate:  Any one of the Class R Certificates executed by the Trustee and authenticated by the Trustee substantially in the form annexed hereto as Exhibit A and evidencing an interest designated as a "residual interest" in the REMICs for purposes of the REMIC Provisions.  The
Class R-I Certificates is designated as the sole class of "residual interest" in REMIC I, the Class R-II
Certificates is designated as the sole class of "residual interest" in REMIC II and the Class R-III
Certificates is designated as the sole class of "residual interest" in REMIC III.

         Class R Certificate Principal Balance:  Not applicable.

         Class R Current Interest:  Not applicable.

         Class R Interest Carry Forward Amount:  Not applicable.

         Class R Margin:  Not applicable.

         Class R Pass-Through Rate:  Not applicable.

         Class X Applied Realized Loss Amount:  As of any Distribution Date, the sum of all Applied
Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the
Certificate Principal Balance of the Class X Certificates.

         Class X Certificate: Any one of the Class X Certificates executed and authenticated by the
Trustee substantially in the form annexed hereto as Exhibit A, subordinate to the Class A Certificates, the Class M Certificates and the Class B Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04.

         Class X Certificate Principal Balance:  With respect to any Class X Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate, multiplied by an amount equal to (i) the excess, if any, of (A) the then aggregate Stated Principal Balance of the
Mortgage Loans over (B) the then aggregate Certificate Principal Balance of the Class A Certificates,
Class M Certificates and Class B Certificates then outstanding, which represents the sum of (i) the
Initial Principal Balance of the REMIC III Regular Interest X-PO, as reduced by Realized Losses

                                                      19

allocated thereto and payments deemed made thereon, and (ii) accrued and unpaid interest on the
REMIC III Regular Interest X-IO, as reduced by Realized Losses allocated thereto..

         Class X Current Interest:  As of any Distribution Date, the interest accrued during the related
Accrual Period at the Class X Distributable Interest Rate on the Uncertificated Notional Amount, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class X Certificates and less the sum of (A) the amount of any Excess Interest Entitlement of the Offered Certificates for such
Distribution Date and (B) amounts due to the Swap Counterparty under the Swap Agreement for such
Distribution Date.

         Class X Distributable Interest Rate:  With respect to the Class X Certificates or REMIC III
Regular Interest X-IO and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through
(iii) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular
Interests.  For purposes of calculating the Class X Distributable Interest Rate for the Class X
Certificates or REMIC III Regular Interest X-IO, the numerator is equal to the sum of the following components:

                  (i)......the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II
Regular Interest LT1;

                  (ii).....the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II
Regular Interest LT2; and

                  (iii)....the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of
REMIC II Regular Interest LT4.

          Class X Interest Carry Forward Amount:  As of any Distribution Date, the excess of (A) the
Class X Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class X Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class X Certificates.

         Class X Unpaid Realized Loss Amount:  As of any Distribution Date, the excess of (1) the Class
X Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class X
Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate
Principal Balance of such Class X Certificates pursuant to the last sentence of the definition of
"Certificate Principal Balance."

         Closing Date:  December 27, 2006.

         Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Commission:  The United States Securities and Exchange Commission.

         Compensating Interest:  For any Distribution Date and any Principal Prepayment in respect of a
Mortgage Loan that is received during the period from the first day of the related Prepayment Period for the related Servicer and such Distribution Date through the last day of the calendar month preceding such Distribution Date, a payment made by the applicable Servicer to the extent funds are available from the total Servicing Fee payable to such Servicer for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate payable for that Mortgage Loan from the date on which the Servicer

                                                      20

applied such Principal Prepayment to reduce the Stated Principal Balance of such Mortgage Loan through the last day of such preceding calendar month.  There shall be no Compensating Interest paid with respect to Principal Prepayments on the Wells Fargo Mortgage Loans that occur during the period from the
Cut-off Date through December 14, 2006.

         Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property (or
Underlying Mortgaged Property, in the case of a Co-op Loan), whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan).

         Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Corporate Trust Office:  With respect to the Trustee, the principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota
55107, Attention: Structured Finance/WMLT 2006-ALT1.

         Credit Support Annex Account:  The separate Eligible Account created and maintained by the
Supplemental Interest Trust Trustee pursuant to Section 4.04(o).

         Current Interest:  Any of the Class A-1 Current Interest, the Class A-2 Current Interest, the
Class A-3 Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class
M-3 Current Interest, the Class M-4 Current Interest, the Class B-1 Current Interest and the Class B-2
Current Interest.

         Custodial Agreement:  The Custodial Agreement, dated as of December 27, 2006, among the
Depositor, the Custodian, the Servicers and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

         Custodian:  U.S. Bank National Association, a national banking association, or any successor in interest.

         Cut-off Date:  December 1, 2006.

         Cut-off Date Principal Balance:  As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all
Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Defaulted Swap Termination Payment:  Any payment required to be made by the Supplemental Interest
Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole
Affected Party (as defined in the Swap Agreement) or with respect to a termination resulting from a

                                                      21

failure of the Swap Counterparty to comply with the ratings downgrade provisions in the Swap Agreement.

         Definitive Certificates:  As defined in Section 5.06.

         Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Replacement Mortgage
Loan.

         Delinquent:  A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due.  A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

         Depositor:  Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company, or any successor in interest.

         Depository:  The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section
17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement:  With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

         Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction:  A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date:  With respect to any Distribution Date, the 15th day of the month of such
Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Date:  The 25th day of each calendar month, or if such 25th day is not a Business
Day, the next succeeding Business Day, commencing in January 2007.

         Due Date:  With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

                                                      22

         Due Period:  With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account:  An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by
Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to
Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by
S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

         ERISA:  The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption
Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United
States Department of Labor (or any other applicable underwriter's exemption granted by the United States
Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

         ERISA Restricted Certificates:  The Class X, Class P Certificates and Class R Certificate and
any other Certificate, unless the acquisition and holding of such other Certificate is covered by and exempt under the Underwriter's exemption.

         Event of Default:  As defined in Section 7.01 hereof.

         Excess Interest Entitlement:  On any Distribution Date, for each Class of the Offered
Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been the REMIC Pass-Through Rate.

         Excess Proceeds:  With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such

                                                      23

liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicers) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Extra Principal Distribution Amount:  With respect to any Distribution Date, the lesser of (A)
the amount distributed pursuant to 4.04(b)(vii) and (B) an amount necessary to maintain the
Overcollateralization Target Amount.

         Fannie Mae:  A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         Fitch:  Fitch Ratings, or any successor in interest.

         Fixed Rate Mortgage Loan:  A Mortgage Loan identified in the Mortgage Loan Schedule as having a
Mortgage Rate which is fixed.

         Fixed Swap Payment:  For any Distribution Date, the product of (i) 5.35% per annum and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances contained in the Swap Agreement, determined on the basis of a 360-day year consisting of twelve 30-day months.

         Floating Swap Payment:  For any Distribution Date, the product of (i) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related Distribution Date and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances contained in the Swap Agreement, determined based on a 360-day year and the actual number of days in the related
Accrual Period.

         Form 8-K Disclosure Information:  As defined in Section 11.04.

         Freddie Mac: A corporate instrumentality of the United States created and existing under Title
III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Grantor Trusts:  The grantor trusts described in Section 2.07 hereof.

         Gross Margin:  The percentage set forth in the related Mortgage Note for each of the Adjustable
Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage
Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable
Rate Mortgage Loan.

         Initial Adjustment Date:  As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance:  With respect to any Certificate, the Certificate
Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

                                                      24

         Initial Mortgage Rate:  As to each Mortgage Loan, the Mortgage Rate in effect prior to the
Initial Adjustment Date.

         Insurance Policy:  With respect to any Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage
Loan or Mortgaged Property (or related Underlying Mortgage Property, in the case of a Co-op Loan), including any replacement policy or policies for any insurance policies.

         Insurance Proceeds:  Proceeds paid in respect of a Mortgage Loan or the related Mortgaged
Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) pursuant to any
Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property (or
Underlying Mortgaged Property, in the case of a Co-op Loan), to the extent such proceeds are payable to the mortgagee under the Mortgage, a Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property (or the related Underlying Mortgaged Property in the case of a Co-op Loan) in accordance with the procedures that the applicable Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged
Property, in the case of a Co-op Loan).

         Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class
A-2 Interest Carry Forward Amount, the Class A-3 Interest Carry Forward Amount, the Class M-1 Interest
Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward
Amount, the Class M-4 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the
Class B-2 Interest Carry Forward Amount or the Class X Interest Carry Forward Amount, as the case may be.

         Interest Determination Date:  With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such
Accrual Period and (ii) for the first Accrual Period, December 21, 2006.

         Interest Funds:  With respect to any Distribution Date, the sum, without duplication, of (1)
all scheduled interest due during the related Due Period and received before the related Servicer
Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the Lender Paid Mortgage Insurance Premium, (2) all Advances relating to interest with respect to the
Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage
Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period and
(5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicers and the Trustee pursuant to this Agreement.

         Latest Possible Maturity Date:  The latest maturity date for any Mortgage Loan in the Trust
Fund plus one year.

                                                      25

         Lender Paid Mortgage Insurance Premium:  With respect to each Distribution Date and to those
Mortgage Loans serviced by National City to which it applies, a monthly fee paid from interest collected with respect to such Mortgage Loan generally equal to the product of (a) the Lender Paid Mortgage
Insurance Premium Rate and (b) the Stated Principal Balance of such Mortgage Loan.

         Lender Paid Mortgage Insurance Premium Rate:  A fee for lender paid mortgage insurance, expressed as a percentage rate of the Stated Principal Balance of those Mortgage Loans to which it applies.

         LIBOR Business Day:  Any day on which banks in the City of London, England and New York City,
U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan that either
(a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the applicable
Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and  is delinquent 180 days or longer, the applicable Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

         Liquidation Proceeds:  Amounts, including Condemnation Proceeds  and Insurance Proceeds received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale, sale by the applicable Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with the final sale of a related REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Loan-to-Value Ratio:  With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (Y) the sales price of the related Mortgaged
Property (or applicable dwelling unit, in the case of a Co-op Loan) at the time of origination.

         Losses:  Any losses, claims, damages, liabilities or expenses collectively.

         Marker Rate:  With respect to the Class X  Certificates  or REMIC III  Regular  Interest X-IO and
any Distribution  Date, in relation to the REMIC II Regular  Interests LT1, LT2, LT3, and LT4, a per annum rate equal to two (2) times the weighted average of the  Uncertificated  REMIC II  Pass-Through  Rates for
REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

         Maturity Date:  With respect to each Class of Certificates representing ownership of regular interests or Uncertificated Regular Interest issued by each of REMIC I, REMIC II and REMIC III the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury
Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest,
February 25, 2037, which is the Distribution Date occurring in the month following the last scheduled monthly payment of the Mortgage Loans.

                                                      26

         Maximum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage
Loan, the rate of interest set forth in the related Mortgage Note.

         MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Loan:  Any Mortgage Loan registered with MERS on the MERS System.

         MERS System:  The system of recording transfers of mortgage electronically maintained by MERS.

         MIN:  The loan number for any MERS Loan.

         Minimum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Statement:  The statement, substantially in the form of Exhibit Q hereto, delivered to the Certificateholders pursuant to Section 4.05.

         Moody's:  Moody's Investors Service, Inc. or any successor in interest.

         Mortgage:  With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument with all riders attached thereto creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.  With respect to a Co-op Loan, the security agreement with all riders attached thereto creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

         Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular
Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans:  Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO
Properties), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan
Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the
Servicers to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage
Loans pursuant to the provisions of this Agreement based on information provided to the Servicers)
transferred to the Custodian as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)      the loan number;

                                                      27

(ii)     borrower name and address;

(iii)    the unpaid principal balance of the Mortgage Loans;

(iv)     the Initial Mortgage Rate;

(v)      the original maturity date and the months remaining before maturity date;

(vi)     the original principal balance;

(vii)    the Cut-off Date Principal Balance;

(viii)   the first payment due date of the Mortgage Loan;

(ix)     the Loan-to-Value Ratio at origination with respect to a Mortgage Loan;

(x)      a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(xi)     a code indicating the property type;

(xii)    with respect to each Adjustable Rate Mortgage Loan;

(A)      the frequency of each Adjustment Date;

(B)      the next Adjustment Date;

(C)      the Maximum Mortgage Rate;

(D)      the Minimum Mortgage Rate;

(E)      the Mortgage Rate as of the Cut-off Date;

(F)      the related Periodic Rate Cap;

(G)      the Gross Margin;

(H)      the lifetime rate cap;

(xiii)   location of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a
         Co-op Loan);

(xiv)    a code indicating whether a Prepayment Charge is applicable and, if so the term of such
         Prepayment Charge;

(xv)     the Credit Score and date obtained; and

(xvi)    the MIN.

         Mortgage Note:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

                                                      28

         Mortgage Pool:  The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgage Rate:  The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgagor:  The obligor on a Mortgage Note.

         National City:  National City Mortgage Co., or any successor in interest.

         National City Mortgage Loans:  The Mortgage Loans serviced by National City.

         Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate, the Trustee Fee Rate and the Lender Paid
Mortgage Insurance Premium Rate.

         Net Rate:  With respect to any Distribution Date, the product of (x) the weighted average Net
Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the
Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         Net Swap Payment:  With respect to any Distribution Date, the net amount of the Fixed Swap
Payment that the Supplemental Interest Trust is obligated to pay to the Swap Counterparty and the
Floating Swap Payment that the Swap Counterparty is obligated to pay to the Supplemental Interest Trust on the Scheduled Payment Date (as defined in the Swap Agreement).

         Non-Recoverable Advance:  Any portion of an Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related
Mortgage Loan.

         Non-Supported Interest Shortfall:  As defined in Section 4.02.

         Offered Certificates:  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3,
Class M-4, Class B-1 and Class B-2 Certificates.

         Officer's Certificate:  A certificate (1) signed by the Chairman of the Board, the Vice
Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice
President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, a Servicer or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicers or the Trustee, as the case may be, as required by this Agreement.

                                                      29

         One-Month LIBOR:  With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such
Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m.
(London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest
Determination Date.  If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest
Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i)      If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(ii)     If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination
                           Date and (ii) the Reserve Interest Rate.

         Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, a
Servicer or the Trustee, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions
(unless otherwise stated in such Opinion of Counsel), such counsel must (1) in fact be independent of the Depositor, the Servicers or the Trustee, (2) not have any direct financial interest in the
Depositor, the Servicers or the Trustee or in any affiliate of any such party and (3) not be connected with the Depositor, the Servicers or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination:  The termination of the Trust Fund hereunder pursuant to clause (b) of
Section 9.01 hereof.

         Optional Termination Amount:  The amount received by the Trustee in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

         Optional Termination Date:  The first Distribution Date on which the aggregate Stated Principal
Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Optional Termination Price:  On any date after the Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of the related Mortgage Loans (or if such
Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the Servicer of such Mortgage Loans and all unreimbursed
Advances and Servicing Advances with respect to such Mortgage Loans, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of such Mortgage Loans of any predatory or abusive lending law and (D) any Swap Termination Payment owed to the Swap Counterparty.

         OTS:  The Office of Thrift Supervision.

                                                      30

         Outstanding:  With respect to the Certificates as of any date of determination, all
Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan:  As of any Distribution Date, a Mortgage Loan with a Stated
Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Overcollateralization Amount:  As of any date of determination, the excess of (1) the Stated
Principal Balance of the Mortgage Loans over (2) the aggregate Certificate Principal Balance of the
Offered Certificates.

         Overcollateralization Floor:  0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         Overcollateralization Reduction Amount:  For any Distribution Date on which the
Overcollateralization Amount is, or would be, assuming that 100% of Principal Funds are applied to reduce the Certificate Principal Balance of the Certificates on that Distribution Date, greater than the
Overcollateralization Target Amount for that Distribution Date, the lesser of (i) such excess, and (ii)
Principal Funds for that Distribution Date.

         Overcollateralization Target Amount:  (i) For any Distribution Date prior to the Stepdown Date,
0.65% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and (ii)
for any Distribution Date on or after the Stepdown Date, the greater of (1) the lesser of (a) 0.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (b) 1.30% of the
Stated Principal Balance of the Mortgage Loans and (2) the Overcollateralization Floor; provided, however, in either case, for any Distribution Date on which a Stepdown Trigger Event is in effect, an amount equal to the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         Ownership Interest:  As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate:  With respect to any Class of Certificates, the corresponding Pass-Through
Rate for such Class of Certificates.

         PCAOB:  The Public Company Accounting Oversight Board.

         Percentage Interest:  With respect to:

(i)      any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such
         Class divided by the aggregate Certificate Principal Balance of all Classes;
         and

(ii)     any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that

                                                      31

         in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

         Periodic Rate Cap:  As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment
Date.

         Permitted Activities:  The primary activities of the Trust Fund created pursuant to this
Agreement which shall be:

(i)      holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the
         Depositor, its Affiliates, or its agents;

(ii)     issuing Certificates and other interests in the assets of the Trust Fund;

(iii)    receiving collections on the Mortgage Loans and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

(iv)     engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         The primary activities of the Supplement Interest Trust created pursuant to this Agreement which shall be:

                  (i)      holding the Swap Agreement;

                  (ii)     receiving collections or making payments with respect to the Swap Agreement;
                  and

                  (iii)    engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the
                  Supplement Interest Trust as a qualified special purpose entity under existing accounting literature.

         Permitted Investments:  At any time, any one or more of the following obligations and securities:

                  (i)      obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii)     general obligations of or obligations guaranteed by any state of the United States or the
                           District of Columbia receiving the highest long-term debt rating of each
                           Rating Agency rating the Certificates;

                  (iii)    commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating
                           Agency;

                                                      32

                 (iv)     certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the
                           United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                  (v)      demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the
                           FDIC;

                  (vi)     guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each
                           Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii)    repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company
                           (acting as principal) described in clause (v) above;

                  (viii)   securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its
                           Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                  (ix)     interests in any money market fund (including those managed or advised by the Trustee or its affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

                  (x)      short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, including those sponsored by the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii)
is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price
(the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause
(ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including,

                                                      33

without limitation, any amounts collected by the Servicers but not yet deposited in the Servicer
Collection Accounts) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the applicable Servicer shall receive an Opinion of
Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II)
each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the
Code.  Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.  Each of the Permitted Investments may be purchased by the Trustee or through an
Affiliate of the Trustee.

         Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing,
(iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the
Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any organization delivered as a "disqualified organization" under Section 860E(e)(5) of the Code and (vi) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form.  The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code.  A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated
Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage
Loans as of such date.

         Prepayment Assumption:  A rate or rates of prepayment, as described in the Prospectus
Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

         Prepayment Charges:  Any prepayment fees, premiums or charges to be paid by the Mortgagor on a
Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable, as identified on the Mortgage Loan Schedule.

         Prepayment Interest Excesses:  With respect to any Servicer Remittance Date, for each Mortgage
Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment
Period occurring between the first day of the calendar month in which such Servicer Remittance Date

                                                      34

occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

         Prepayment Interest Shortfall:  With respect to any Distribution Date, the sum of, for each
Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such
Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment that was not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the related Due Date and that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Net Mortgage Rate for such Mortgage
Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period began.

         Prepayment Period:  (A) with respect to any Distribution Date and the Wells Fargo Mortgage
Loans, (i) with respect to Principal Prepayments in full and involuntary Principal Prepayments, the period from and including the 14th day of the calendar month immediately preceding the month in which such Distribution Date occurs to and including the 13th day of the calendar month in which such
Distribution Date occurs; provided, however, that the initial Prepayment Period shall be the period from and including the Cut-off Date to and including January 13, 2007, and (ii) with respect to voluntary
Principal Prepayments in part, the calendar month preceding the month in which such Distribution Date occurs, and (B) with respect to any Distribution Date and the National City Mortgage Loans, with respect to Principal Prepayments in full and Principal Prepayments in part, the calendar month preceding the month in which such Distribution Date occurs.

         Principal Distribution Amount:  With respect to each Distribution Date, the sum of (i) the
Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such
Distribution Date minus any Overcollateralization Reduction Amount for that Distribution Date.

         Principal Funds:  With respect to the Mortgage Loans and any Distribution Date, the sum,
without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance
Date, (2) Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal
Balance of each Mortgage Loan that was purchased by the Depositor or a Servicer during the related
Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on any Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any
Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage
Loans delivered by the applicable Seller in connection with a substitution of a Mortgage Loan pursuant to the Sale Agreement, (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to a Servicer and the Trustee pursuant to this
Agreement and allocable to principal.

         Principal Prepayment:  Any Mortgagor payment or other recovery of (or proceeds with respect to)
principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02,
2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in

                                                      35

any month or months subsequent to the month of prepayment.  Partial Principal Prepayments shall be applied by the applicable Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement:  The Prospectus Supplement dated December 19, 2006 relating to the public offering of the Offered Certificates.

         PUD:  A Planned Unit Development.

         Purchase Price:  With respect to any Mortgage Loan repurchased by a Seller pursuant to the applicable Sale Agreement, the Repurchase Price as defined in such Sale Agreement.  With respect to any
Mortgage Loan required to be purchased by a Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest on such unpaid principal balance at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to
Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund
(or the Trustee on behalf of the Trust Fund) in connection with any violation relating to such Mortgage
Loan of any predatory or abusive lending law.  With respect to any REO Property purchased by a Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the applicable Servicer.

         Rating Agency:  S&P or Moody's.  If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the
Trustee.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Rating Agency Condition:  With respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that S&P shall have notified the Trustee, the
Servicers, the Depositor and the Trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

         Realized Loss:  With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated
Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the applicable Servicer with respect thereto (net of reimbursement of Advances and
Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date:  With respect to any Distribution Date, the close of business on the Business Day immediately preceding the Distribution Date.

         Reference Banks:  Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo
Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a
Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in
Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant
Interest Determination Date and (iii) which have been designated as such by the Trustee.

                                                      36

         Regular Certificate:  Any one of the Offered Certificates.

         Regular Interest:  Any one of the regular interests in the REMICs.

         Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
§§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Relevant Servicing Criteria:  The Servicing Criteria applicable to the various parties, as set forth on Exhibit O attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function
Participant engaged by either Servicer or the Trustee, the term "Relevant Servicing Criteria" may refer to a part of the Relevant Servicing Criteria applicable to such parties.

         Relief Act:  The Servicemembers Civil Relief Act or any similar state or local law.

         Relief Act Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         REMIC:  A "real estate mortgage investment conduit" within the meaning of section 860D of the
Code.  As used herein, the term "REMIC" shall mean REMIC I, REMIC II or REMIC III.

         REMIC Administrator: U.S. Bank National Association.  If U.S. Bank National Association is
found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC
Administrator under this Agreement, the Trustee shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC I: The segregated pool of assets subject hereto (exclusive of the Supplemental Interest
Trust, the Swap Agreement and the X-AMB Swap Agreement), constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of:

                  (i)      the Mortgage Loans and the related Mortgage Files;

                  (ii)     all payments on and collections in respect of the Mortgage Loans due after the
Cut-off Date (other than monthly payments due in the month of the Cut-off Date) as shall be on deposit in the Servicer Collection Accounts or in the Certificate Account and identified as belonging to the
Trust Fund;

                  (iii)    property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

                  (iv)     the hazard insurance policies and primary insurance policies pertaining to the
Mortgage Loans, if any; and

                  (v)      all proceeds of clauses (i) through (iv) above.

                                                      37

         REMIC I Available Distribution Amount:  For any Distribution Date, the amount of funds then available in the Certificate Account increased by the amount of any Net Swap Payment required to be made to the Swap Counterparty.

         REMIC I Distribution Amount:  For any Distribution Date, the REMIC I Available Distribution
Amount shall be distributed to REMIC II in respect of the REMIC I Regular Interests and the Class R-I
Certificates in the following amounts and priority:

                  (a)      to REMIC I Regular Interest A-I and REMIC I Regular Interest I-1-A through
I-80-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC I Regular
Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

                  (b)      to the extent of amounts remaining after the distributions made pursuant to clause (a) above, payments of principal shall be allocated as follows: first, to REMIC I Regular
Interest A-I until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero and second, to the extent of any remaining amount, to REMIC I Regular Interests I-1-A through
I-80-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I
Regular Interests.

         REMIC I Interests:  The REMIC I Regular Interests and the Class R-I Certificates.

         REMIC I Realized Losses:  All Realized Losses on the Mortgage Loans shall be allocated first, on each Distribution Date, to REMIC I Regular Interest A-I until such REMIC I Regular Interest has been reduced to zero.  Second, Realized Losses shall be allocated to REMIC I Regular Interest I-1-A through
REMIC I Regular Interest I-80-B, starting with the lowest numerical denomination until such REMIC I
Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular
Interests.

         REMIC I Regular Interest.  Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular
Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the
Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest A-I:  A regular interest in REMIC I that is held as an asset of
REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II:  The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

         REMIC II Available Distribution Amount:  For any Distribution Date, the amount distributed from
REMIC I to REMIC II on such Distribution Date in respect of the REMIC I Regular Interests.

                                                      38

         REMIC II Distribution Amount:  For any Distribution Date, the REMIC II Available Distribution
Amount shall be distributed to REMIC III in respect of the REMIC II Regular Interests and the Class R-II
Certificates in the following amounts and priority:

                  (a)      to REMIC II Regular Interest LT-IO, in an amount equal to (i) Uncertificated
Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (ii) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (b)      to the extent of amounts remaining after the distributions made pursuant to clause (a) above, to REMIC II Regular Interests LT1, LT2, LT3 and LT4, pro rata, in an amount equal to
(i) their Uncertificated Accrued Interest for such Distribution Date, plus (ii) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (c)      to the extent of amounts remaining after the distributions made pursuant to clauses (a) and (b) above:

                                            (i)      to REMIC I Regular Interests LT2, LT3 and LT4,
                           their respective Principal Distribution Amounts;

                                            (ii)     to REMIC I Regular Interest LT1 any remainder until
                           the Uncertificated Principal Balance thereof is reduced to zero;

                                            (iii)    any remainder to REMIC II Regular Interests LT2,
                           LT3 and LT4, pro rata according to their respective Uncertificated Principal
                           Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero;
                           and

                  (d)      to the extent of amounts remaining after the distributions made pursuant to clauses (a) through (c) above:

                                            (i)      first, to each of the REMIC II Regular Interests,
                           pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such REMIC II Regular Interest, the aggregate amount of any distributions to the Certificates as reimbursement of such Realized Losses on such Distribution Date pursuant to clause (ix) in
                           Section 4.02(c); provided, however, that any amounts distributed pursuant to this paragraph (d)(i) of this definition of "REMIC II Distribution Amount"
                           shall not cause a reduction in the Uncertificated Principal Balances of any of the REMIC II Regular Interests; and

                                            (ii)     second, to the Class R-II Certificates, any
                           remaining amount.

         REMIC II Net WAC Rate:  With respect to any Distribution Date, a per annum rate equal to the weighted average of (x) with respect to REMIC I Regular Interests ending with the designation "B," the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date, (y) with respect to REMIC I Regular Interest A-I, the Uncertificated REMIC I
Pass-Through Rate for such REMIC I Regular Interest, and (z) with respect to REMIC I Regular Interests ending with the designation "A," for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the
Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

                                                      39

Distribution Date     REMIC I Regular Interest                                   Rate
___________________________________________________________________________________________________________________
        1          I-1-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
        2          I-2-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A                            Uncertificated REMIC I Pass-Through Rate
        3          I-3-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A and I-2-A                  Uncertificated REMIC I Pass-Through Rate
        4          I-4-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-3-A              Uncertificated REMIC I Pass-Through Rate
        5          I-5-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-4-A              Uncertificated REMIC I Pass-Through Rate
        6          I-6-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-5-A              Uncertificated REMIC I Pass-Through Rate
        7          I-7-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-6-A              Uncertificated REMIC I Pass-Through Rate
        8          I-8-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-7-A              Uncertificated REMIC I Pass-Through Rate
        9          I-9-A through I-80-A             2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-8-A              Uncertificated REMIC I Pass-Through Rate
       10          I-10-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-9-A              Uncertificated REMIC I Pass-Through Rate
       11          I-11-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-10-A             Uncertificated REMIC I Pass-Through Rate
       12          I-12-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-11-A             Uncertificated REMIC I Pass-Through Rate
       13          I-13-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-12-A             Uncertificated REMIC I Pass-Through Rate
       14          I-14-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-13-A             Uncertificated REMIC I Pass-Through Rate
       15          I-15-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-14-A             Uncertificated REMIC I Pass-Through Rate
       16          I-16-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-15-A             Uncertificated REMIC I Pass-Through Rate
       17          I-17-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-16-A             Uncertificated REMIC I Pass-Through Rate
       18          I-18-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-17-A             Uncertificated REMIC I Pass-Through Rate
       19          I-19-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate

                                                      40

                   I-1-A through I-18-A             Uncertificated REMIC I Pass-Through Rate
       20          I-20-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-19-A             Uncertificated REMIC I Pass-Through Rate
       21          I-21-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-20-A             Uncertificated REMIC I Pass-Through Rate
       22          I-22-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-21-A             Uncertificated REMIC I Pass-Through Rate
       23          I-23-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-22-A             Uncertificated REMIC I Pass-Through Rate
       24          I-24-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-23-A             Uncertificated REMIC I Pass-Through Rate
       25          I-25-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-24-A             Uncertificated REMIC I Pass-Through Rate
       26          I-26-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-25-A             Uncertificated REMIC I Pass-Through Rate
       27          I-27-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-26-A             Uncertificated REMIC I Pass-Through Rate
       28          I-28-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-27-A             Uncertificated REMIC I Pass-Through Rate
       29          I-29-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-28-A             Uncertificated REMIC I Pass-Through Rate
       30          I-30-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-29-A             Uncertificated REMIC I Pass-Through Rate
       31          I-31-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-30-A             Uncertificated REMIC I Pass-Through Rate
       32          I-32-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-31-A             Uncertificated REMIC I Pass-Through Rate
       33          I-33-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-32-A             Uncertificated REMIC I Pass-Through Rate
       34          I-34-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-33-A             Uncertificated REMIC I Pass-Through Rate
       35          I-35-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-34-A             Uncertificated REMIC I Pass-Through Rate
       36          I-36-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-35-A             Uncertificated REMIC I Pass-Through Rate
       37          I-37-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-36-A             Uncertificated REMIC I Pass-Through Rate
       38          I-38-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-37-A             Uncertificated REMIC I Pass-Through Rate

                                                      41

       39          I-39-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-38-A             Uncertificated REMIC I Pass-Through Rate
       40          I-40-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-39-A             Uncertificated REMIC I Pass-Through Rate
       41          I-41-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-40-A             Uncertificated REMIC I Pass-Through Rate
       42          I-42-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-41-A             Uncertificated REMIC I Pass-Through Rate
       43          I-43-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-42-A             Uncertificated REMIC I Pass-Through Rate
       44          I-44-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-43-A             Uncertificated REMIC I Pass-Through Rate
       45          I-45-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-44-A             Uncertificated REMIC I Pass-Through Rate
       46          I-46-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-45-A             Uncertificated REMIC I Pass-Through Rate
       47          I-47-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-46-A             Uncertificated REMIC I Pass-Through Rate
       48          I-48-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-47-A             Uncertificated REMIC I Pass-Through Rate
       49          I-49-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-48-A             Uncertificated REMIC I Pass-Through Rate
       50          I-50-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-49-A             Uncertificated REMIC I Pass-Through Rate
       51          I-51-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-50-A             Uncertificated REMIC I Pass-Through Rate
       52          I-52-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-51-A             Uncertificated REMIC I Pass-Through Rate
       53          I-53-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-54-A             Uncertificated REMIC I Pass-Through Rate
       54          I-54-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-53-A             Uncertificated REMIC I Pass-Through Rate
       55          I-55-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-54-A             Uncertificated REMIC I Pass-Through Rate
       56          I-56-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-55-A             Uncertificated REMIC I Pass-Through Rate
       57          I-57-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-56-A             Uncertificated REMIC I Pass-Through Rate
       58          I-58-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate

                                                      42

                   I-1-A through I-57-A             Uncertificated REMIC I Pass-Through Rate
       59          I-59-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-58-A             Uncertificated REMIC I Pass-Through Rate
       60          I-60-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-59-A             Uncertificated REMIC I Pass-Through Rate
       61          I-61-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-59-A             Uncertificated REMIC I Pass-Through Rate
       62          I-62-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-61-A             Uncertificated REMIC I Pass-Through Rate
       63          I-63-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-62-A             Uncertificated REMIC I Pass-Through Rate
       64          I-64-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-63-A             Uncertificated REMIC I Pass-Through Rate
       65          I-65-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-64-A             Uncertificated REMIC I Pass-Through Rate
       66          I-66-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-65-A             Uncertificated REMIC I Pass-Through Rate
       67          I-67-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-66-A             Uncertificated REMIC I Pass-Through Rate
       68          I-68-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-67-A             Uncertificated REMIC I Pass-Through Rate
       69          I-69-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-68-A             Uncertificated REMIC I Pass-Through Rate
       70          I-70-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-69-A             Uncertificated REMIC I Pass-Through Rate
       71          I-71-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-70-A             Uncertificated REMIC I Pass-Through Rate
       72          I-72-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-71-A             Uncertificated REMIC I Pass-Through Rate
       73          I-73-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-72-A             Uncertificated REMIC I Pass-Through Rate
       74          I-74-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-73-A             Uncertificated REMIC I Pass-Through Rate
       75          I-75-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-74-A             Uncertificated REMIC I Pass-Through Rate
       76          I-76-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-75-A             Uncertificated REMIC I Pass-Through Rate
       77          I-77-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-76-A             Uncertificated REMIC I Pass-Through Rate

                                                      43

       78          I-78-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-77-A             Uncertificated REMIC I Pass-Through Rate
       79          I-79-A through I-80-A            2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-78-A             Uncertificated REMIC I Pass-Through Rate
       80          I-80-A                           2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate
                   I-1-A through I-79-A             Uncertificated REMIC I Pass-Through Rate
   Thereafter      I-1-A through I-80-A             Uncertificated REMIC I Pass-Through Rate

         REMIC II Principal Reduction Amounts:  For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4, respectively will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

         For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

         Y1 =     the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

         Y2 =     the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

         Y3 =     the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

         Y4 =     the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note:  Y3 = Y4).

         (Δ)Y1 =       the REMIC II Regular Interest LT1 Principal Reduction Amount.

         (Δ)Y2 =       the REMIC II Regular Interest LT2 Principal Reduction Amount.

         (Δ)Y3 =       the REMIC II Regular Interest LT3 Principal Reduction Amount.

         (Δ)Y4 =       the REMIC II Regular Interest LT4 Principal Reduction Amount.

         P0 =     the aggregate principal balance of REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses on the prior Distribution
                  Date.

         P1 =     the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and
                  LT4 after distributions and the allocation of Realized Losses to be made on such
                  Distribution Date.

         (Δ)P =        P0 - P1 = the aggregate of the REMIC II Regular Interests LT1, LT2, LT3 and
                  LT4 Principal Reduction Amounts.

              =   the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Certificates on such Distribution Date

                                                      44

                  (including distributions of accrued and unpaid interest on the Class X Certificates for prior Distribution Dates).

         R0 =     the REMIC II Net WAC Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

         R1 =     the REMIC II Net WAC Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

         (α) =         (Y2 + Y3)/P0.  The initial value of (α) on the Closing Date for use on the first Distribution Date shall be 0.0001.

         (γ)0 =        the lesser of (A) the sum for all Classes of Certificates other than the
                  Class X Certificates and REMIC III Regular Interest IO of the product for each Class of
                  (i) the monthly interest rate (as limited by the REMIC II Net WAC Rate, if applicable)
                  for such Class applicable for distributions to be made on such Distribution Date and
                  (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

         (γ)1 =        the lesser of (A) the sum for all Classes of Certificates other than the
                  Class X Certificates and REMIC III Regular Interest IO of the product for each Class of
                  (i) the monthly interest rate (as limited by the REMIC II Net WAC Rate, if applicable)
                  for such Class applicable for distributions to be made on the next succeeding
                  Distribution Date and (ii) the aggregate Certificate Principal Balance for such
                  Class after distributions and the allocation of Realized Losses to be made on such
                  Distribution Date and (B) R1*P1.

Then, based on the foregoing definitions:
         (Δ)Y1 = (Δ)P - (Δ)Y2 - Y3 - Y4;
         (Δ)Y2 = (α/2){(γ0R1 - γ1R0)/R0R1};
         (Δ)Y3 = (α(Δ)P - (Δ)Y2; and
         (Δ)Y4 = (Δ)Y3.
if both (Δ)Y2 and (Δ)Y3, as so determined, are non-negative numbers.  Otherwise:
         (1)      If (Δ)Y2, as so determined, is negative, then
         (Δ)Y2 = 0
         (Δ)Y3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};
         (Δ)Y4 = (Δ)Y3; and
         (Δ)Y1 = (Δ)P - (Δ)Y2 - (Δ)Y3 - (Δ)Y4.
         (2)      If (Δ)Y3, as so determined, is negative, then

                                                      45

         (Δ)Y3 = 0;
         (Δ)Y2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};
         (Δ)Y4 = (Δ)Y3; and
         (Δ)Y1 = (Δ)P - (Δ)Y2 - (Δ)Y3 - (Δ)Y4.

         REMIC II Realized Losses:  Realized Losses on the Mortgage Loans shall be allocated to the
REMIC II Regular Interests as follows.  The interest portion of Realized Losses on the Mortgage Loans, if any, shall be allocated among REMIC II Regular Interests LT1, LT2 and LT4, pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof.  Any interest portion of such
Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to Mortgage
Loans shall be allocated to the REMIC II Regular Interests as follows: first, to REMIC II Regular
Interests LT2, LT3 and LT4, pro-rata according to their respective REMIC II Principal Reduction Amounts to the extent thereof in reduction of the Uncertificated Principal Balance of such REMIC II Regular
Interests and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to REMIC II Regular Interest LT1 in reduction of the Uncertificated Principal Balance thereof.

         REMIC II Regular Interests:  REMIC II Regular Interest LT1, REMIC II Regular Interest LT2,
REMIC II Regular Interest LT3, REMIC II Regular Interest LT4 and REMIC II Regular Interest LT-IO.

         REMIC II Regular Interest LT1:  A regular interest in REMIC II that is held as an asset of
REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the
excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

         REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of
REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the
excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

         REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of
REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the
excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

                                                      46

         REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of
REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the
excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

         REMIC II Regular Interest LT-IO: A regular interest in REMIC II that is held as an asset of
REMIC III, that has no initial principal balance, that bears interest at the related Uncertificated
REMIC II Pass-Through Rate on its Uncertificated Notional Amount, and that has such other terms as are described herein.

         REMIC III: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC II Regular Interests.

         REMIC III Available Distribution Amount:  For any Distribution Date, the amount distributed from REMIC II to REMIC III on such Distribution Date in respect of the REMIC II Regular Interests.

         REMIC III Distribution Amount:  For any Distribution Date, the REMIC III Available Distribution
Amount shall be deemed distributed to Class A, Class M, Class B and Class X Certificates in respect of the portion of such Certificates representing ownership of  REMIC III Regular Interests and the Class R-
III Certificates in the following amounts and priority:

         (i)      to the Class X Certificateholders in respect of REMIC III Regular Interest IO, the amount distributable with respect to such REMIC III Regular Interest as described in the Preliminary
Statement, being paid from and in reduction of the REMIC III Available Distribution Amount for such
Distribution Date;

         (ii)     to the Class A Certificateholders, the Current Interest payable on the Class A
Certificates with respect to such Distribution Date, plus any related amounts accrued pursuant to this clause (ii) but remaining unpaid from any prior Distribution Date, being paid from and in reduction of the REMIC III Available Distribution Amount for such Distribution Date;

         (iii)    to the Class M Certificateholders, from the amount, if any, of the funds then available in the Certificate Account remaining after the foregoing distributions, Current Interest payable on the Class M Certificates with respect to such Distribution Date, plus any related amounts accrued pursuant to this clause (iii) but remaining unpaid from any prior Distribution Date, sequentially, to the Class M-1 Certificateholders, Class M-2 Certificateholders, Class M-3
Certificateholders and Class M-4 Certificateholders, in that order, being paid from and in reduction of the REMIC III Available Distribution Amount for such Distribution Date;

         (iv)     to the Class B Certificateholders, from the amount, if any, of the funds then available in the Certificate Account remaining after the foregoing distributions, Current Interest payable on the Class B Certificates with respect to such Distribution Date, plus any related amounts accrued pursuant to this clause (iv) but remaining unpaid from any prior Distribution Date, sequentially, to the Class B-1 Certificateholders and Class B-2 Certificateholders, in that order, being paid from and in reduction of the REMIC III Available Distribution Amount for such Distribution Date;

                                                      47

         (v)      the Principal Distribution Amount shall be distributed as follows, to be applied to reduce the principal balance of the REMIC III Regular Interest related to the applicable Certificates in each case to the extent of the remaining Principal Distribution Amount:

                  (A)      first, the Class A Principal Distribution Amount shall be distributed sequentially to the Class A-1 Certificateholders, Class A-2 Certificateholders and Class A-3
     Certificateholders, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

                  (B)      second, to the Class M-1 Certificateholders, the Class M-1 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                  (C)      third, to the Class M-2 Certificateholders, the Class M-2 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                  (D)      fourth, to the Class M-3 Certificateholders, the Class M-3 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                  (E)      fifth, to the Class M-4 Certificateholders, the Class M-4 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                  (F)      sixth, to the Class B-1 Certificateholders, the Class B-1 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; and

                  (G)      seventh, to the Class B-2 Certificateholders, the Class B-2 Principal
     Distribution Amount, until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; and

         (vi)     to the Class A Certificateholders, Class M Certificateholders and Class B
Certificateholders, the amount of any Prepayment Interest Shortfalls allocated thereto for such
Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto to the extent not offset by Compensating Interest on such Distribution Date;

         (vii)    to the Class A Certificateholders, Class M Certificateholders and Class B
Certificateholders, the amount of any Prepayment Interest Shortfalls previously allocated thereto remaining unpaid from prior Distribution Dates together with interest thereon at the related
Pass-Through Rate, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

         (viii)   to the Class X Certificates, (A) from the amount, if any, of the REMIC III Available
Distribution Amount remaining after the foregoing distributions, the sum of (I) Current Interest thereon, (II) the amount of any Excess Principal Distribution Amount for such Distribution Date and
(III) for any Distribution Date after the Certificate Principal Balance of each Class of Class A
Certificates, Class M Certificates and Class B Certificates has been reduced to zero, the
Overcollateralization Amount and (B) from prepayment charges on deposit in the Certificate Account, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and

                                                      48

         (ix)     to the Holders of the Class R-III Certificates, the balance, if any, of the REMIC III
Available Distribution Amount.

         REMIC III Regular Interest X-PO:  A separate non-certificated beneficial ownership interests in
REMIC III issued hereunder and designated as a Regular Interest in REMIC III.  REMIC III Regular
Interest X-PO shall have no entitlement to interest, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in aggregate amount equal to the initial Certificate
Principal Balance of the Class X Certificates as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest X-IO:  A separate non-certificated beneficial ownership interests in
REMIC III issued hereunder and designated as a Regular Interest in REMIC III.  REMIC III Regular
Interest X-IO shall have no entitlement to principal, and shall be entitled to distributions of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to the Class X Certificates pursuant to the terms and conditions hereof.

         REMIC III Regular Interest IO:  A separate non-certificated beneficial ownership interests in
REMIC III issued hereunder and designated as a Regular Interest in REMIC III.  REMIC III Regular
Interest IO shall have no entitlement to principal, and shall be entitled to distributions of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to REMIC II Regular Interest LT-IO.

         REMIC III Regular Interests:  REMIC III Regular Interests X-IO, X-PO and IO, together with the
Class A Certificates, Class M Certificates and Class B Certificates exclusive of their respective rights to receive the payment of Available Funds Cap Carryover and other amounts pursuant to the X-AMB Swap
Agreement.

         REMIC Pass-Through Rate:  The Pass-Through Rate for a Class of Certificates calculated by replacing "Available Funds Cap" in such definition with "Net Rate."

         REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the
Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         Remittance Report:  As defined in Section 4.04(j) hereof.

         REO Property:  A Mortgaged Property acquired by a Servicer, on behalf of the Trust for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan:  A Mortgage Loan substituted by the Depositor for a Deleted Mortgage
Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage
Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan:  (A) have a Maximum
Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted
Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the
Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as

                                                      49

that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed
Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the
Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage
Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

         Reportable Event:  As defined in Section 11.04.

         Reporting Servicer:  As defined in Section 11.03.

         Request for Release:  The Request for Release of Documents submitted by the applicable Servicer to the Custodian, substantially in the form of Exhibit I hereto.

         Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Required Percentage:  As of any Distribution Date following the Stepdown Date, the quotient of
(1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and
(2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Reserve Interest Rate:  With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal
London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York
City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         Responsible Officer:  When used with respect to the Trustee or a Servicer, any officer of the
Trustee or the Servicer, as applicable, with direct responsibility for the administration of this
Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page:  The display designated as page "LIBO" on the Reuters Monitor Money
Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         S&P:  Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Sale Agreement(s):  The Mortgage Loan Purchase Agreement dated as of December 27, 2006 between the Depositor and American Mortgage Network, Inc., and the Mortgage Loan Purchase Agreement date as of

                                                      50

December 27, 2006 between the Depositor and Wachovia Bank, National Association.

         Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the
Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

         Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Section 302 Requirements:  Any rules or regulations promulgated pursuant to the Sarbanes-Oxley
Act of 2002 (as such may be amended from time to time).

         Securities Act:  The Securities Act of 1933, as amended.

         Seller(s):  American Mortgage Network, Inc., a Delaware corporation, or its successor in interest and Wachovia Bank, National Association, a national banking association, or its successor in interest.

         Servicer(s):  Each of Wells Fargo Bank, N.A., a national banking association, or its successor in interest, and National City Mortgage Co., an Ohio corporation, or its successor in interest.

         Servicer Advance Date:  As to any Distribution Date, the related Servicer Remittance Date.

         Servicer Collection Account:  Each of the separate Eligible Accounts created and initially maintained by each Servicer pursuant to Section 3.05(d).  Funds in the Servicer Collection Accounts
shall be held in trust for the uses and purposes set forth in this Agreement.

         Servicer Remittance Date:  With respect to any Distribution Date, the third Business Day prior to the related Distribution Date.

         Service(s)(ing):  In accordance with Regulation AB, the act of servicing and administering the
Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of
Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

         Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of the applicable Servicer's servicing obligations  hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a
Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgages or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications; lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement, (7) compliance with the obligations under Sections 3.01 and 3.10; provided that such amounts are required to be advanced only to the extent such advances constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)
and (8) costs and expenses (including reasonable attorney's fees and expenses) incurred by the Servicer

                                                      51

in connection with executing and recording instruments of satisfaction, deeds of reconveyance or
Assignments in connection with any foreclosure in respect of any Mortgage Loan to the extent not received from the related Mortgagor or otherwise payable under this Agreement.  Neither Servicer shall be required to make any Non-Recoverable Servicing Advances in respect of a Mortgage Loan or REO Property.

         Servicing Criteria:  The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

         Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) one-twelfth of the Servicing Fee Rate and (y) the Stated Principal Balance of such
Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such
Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate:  0.25% per annum.

         Servicing Function Participant:  Any Subservicer, Subcontractor or any other Person, other than the Servicers and the Trustee, that is "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB, unless such Person's activities relate only to 5% or less of the Mortgage
Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such
Servicing Function Participant Services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed from the
Cut-Off Date to the end of such calendar year).

         Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicers on the Closing Date pursuant to this
Agreement, as such lists may from time to time be amended.

         Servicing Transfer Costs:  All costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans properly and effectively.

         SFAS 140:  Statement of Financial Accounting Standard No. 140, Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the
Financial Accounting Standards Board of the Financial Accounting Foundation.

         Startup Day:  As defined in Section 2.07(b) hereof.

         Stated Principal Balance:  With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such
Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x)
due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and
(y) that were received by the applicable Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance

                                                      52

Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage
Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period.  Notwithstanding the foregoing, the Stated Principal Balance of a
Liquidated Loan shall be deemed to be zero.

         Stepdown Date:  The earlier to occur of (1) the Distribution Date on which the Class A
Certificate Principal Balance is reduced to zero and (2) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the Class A Certificate Principal Balance
(reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to 88.80%
of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

         Stepdown Delinquency Trigger:  The situation that exists with respect to any Distribution Date on or after the Stepdown Date, if the quotient of (1) the aggregate Stated Principal Balance of all
Mortgage Loans 60 or more days Delinquent, measured on a rolling three-month basis (including Mortgage
Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans, in each case as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.55% and (ii) the
Required Percentage

         Stepdown Loss Trigger:  For any Distribution Date, the applicable percentage for such
Distribution Date set forth in the following table:

Distribution Date Occurring In                 Cumulative Loss Percentage

January 2009 - December 2009                   0.25% with respect to January 2009, plus an
                                               additional 1/12th  of 0.30% for each month
                                               thereafter

January 2010 - December 2010                   0.55% with respect to January 2010, plus an
                                               additional 1/12th  of 0.40% for each month
                                               thereafter

January 2011 - December 2011                   0.95% with respect to January 2011, plus an
                                               additional 1/12th  of 0.45% for each month
                                               thereafter

January 2012 - December 2012                   1.40% with respect to January 2012, plus an
                                               additional 1/12th  of 0.25% for each month
                                               thereafter
January 2013 and thereafter                    1.65%

         Stepdown Trigger Event:  With respect to the Certificates on or after the Stepdown Date, a
Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all
Mortgage Loans which are 60 or more days Delinquent measured on a rolling three-month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage
Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal
Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.55% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage)
of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Loss Trigger.

                                                      53

         Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item
1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer
(or a Subservicer of a Servicer) or the Trustee.

         Subordinated Certificates:  Each Class of the Class M Certificates and Class B Certificates.

         Subsequent Recovery:  Any amount received on a Mortgage Loan (net of amounts reimbursed to the applicable Servicer related to such Mortgage Loan) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         Subservicer:  Any Person that (i) services Mortgage Loans on behalf of a Servicer and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of
Servicing functions required to be performed under this Agreement or any Subservicing Agreement that are identified in Item 1122(d) of Regulation AB.

         Subservicing Agreement:  As defined in Section 3.02(a).

         Substitution Adjustment Amount:  The meaning ascribed to such term pursuant to Section 2.03(c).

         Supplemental Interest Trust:  The non-interest bearing trust account established by the
Supplemental Interest Trust Trustee pursuant to Section 4.04(k) of this Agreement out of which any Swap
Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net
Swap Payments received from the Swap Counterparty will be deposited as set forth in Sections 4.04(f)(v)
and 4.04(k) hereof.

         Supplemental Interest Trust Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental
Interest Trust, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Swap Agreement:  The interest rate swap agreement, consisting of a 1992 ISDA Master Agreement
(Multicurrency Border) with a schedule and credit support annex attached thereto, dated as of December
27, 2006, between Wachovia Bank, National Association and the Supplemental Interest Trust Trustee on
behalf of the Supplemental Interest Trust or any other cap agreement or swap agreement (including any related schedules and/or credit support annexes) entered into by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust pursuant to Section 4.04(k) hereof.

         Swap Counterparty:  Wachovia Bank, National Association or any successor counterparty who meets the requirements set forth in the Swap Agreement.

         Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

         Swap Termination Payment:  Any payment payable by the Supplemental Interest Trust or the Swap
Counterparty upon termination of the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) or a Termination Event (as defined in the Swap Agreement).

                                                      54

         Tax Matters Person:  The Person designated as "tax matters person" in the manner provided under
Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         Tax Returns:  The federal  income tax return on Internal  Revenue  Service Form 1066,  U.S.  Real
Estate Mortgage  Investment Conduit Income Tax Return,  including Schedule Q thereto,  Quarterly Notice to
Residual  Interest Holders of REMIC Taxable Income or Net Loss  Allocation,  or any successor forms, to be filed on behalf of any REMIC hereunder due to its  classification  as a REMIC under the REMIC  Provisions, together  with any and all other  information,  reports or returns that may be required to be furnished to the  Certificateholders  or filed  with the  Internal  Revenue  Service or any other  governmental  taxing authority  under  any  applicable  provisions  of  federal,  state or local tax laws  (including,  without limitation, with respect to the Supplemental Interest Trust).

         Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trust Fund:  The corpus of the trust (the "Wachovia Mortgage Loan Trust, Series 2006-ALT1" or
the "Trust") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the
Servicer Collection Accounts; (ii) the Servicer Collection Accounts and the Certificate Account and all
amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise;
(iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this
Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Fee:  The monthly fee paid to the Trustee generally equal to the product of (a)
one-twelfth of the Trustee Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.  The
Trustee is also entitled to investment income earned on amounts on deposit in the Certificate Account.

         Trustee Fee Rate:  0.0025% per annum for each Mortgage Loan.

         Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any
Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such
Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as
applicable, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the
Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I
Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls and Relief Act
Shortfalls (to the extent not covered by Compensating Interest) shall be allocated among REMIC I Regular
Interests, pro rata, based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.  For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC II Regular Interests for any Distribution Date, any Prepayment Interest
Shortfalls and Relief Act Shortfalls (to the extent not covered by Compensating Interest) shall be allocated among the REMIC II Regular Interests, pro rata, based on, and to the extent of, Uncertificated
Accrued Interest, as calculated without application of this sentence.  Uncertificated Interest on
REMIC III Regular Interest X-PO shall be zero.  Uncertificated Accrued Interest on the REMIC III Regular

                                                      55

Interest X-IO for each Distribution Date shall equal Accrued Certificate Interest for the Class X
Certificates.

         Uncertificated  Notional Amount:  With respect to the Class X  Certificates or REMIC III  Regular
Interest X-IO,  immediately prior to any Distribution Date, the aggregate of the Uncertificated  Principal
Balances of the REMIC II Regular Interests.

         With respect to REMIC II  Regular  Interest LT-IO and each  Distribution  Date listed below,  the aggregate  Uncertificated  Principal  Balance of the REMIC I Regular Interests ending with the designation
"A" listed below:

               Distribution Date                               REMIC I Regular Interests
              _______________________________________________________________________________
                       1                                         I-1-A through I-80-A
                       2                                         I-2-A through I-80-A
                       3                                         I-3-A through I-80-A
                       4                                         I-4-A through I-80-A
                       5                                         I-5-A through I-80-A
                       6                                         I-6-A through I-80-A
                       7                                         I-7-A through I-80-A
                       8                                         I-8-A through I-80-A
                       9                                         I-9-A through I-80-A
                       10                                        I-10-A through I-80-A
                       11                                        I-11-A through I-80-A
                       12                                        I-12-A through I-80-A
                       13                                        I-13-A through I-80-A
                       14                                        I-14-A through I-80-A
                       15                                        I-15-A through I-80-A
                       16                                        I-16-A through I-80-A
                       17                                        I-17-A through I-80-A
                       18                                        I-18-A through I-80-A
                       19                                        I-19-A through I-80-A
                       20                                        I-20-A through I-80-A
                       21                                        I-21-A through I-80-A
                       22                                        I-22-A through I-80-A
                       23                                        I-23-A through I-80-A
                       24                                        I-24-A through I-80-A
                       25                                        I-25-A through I-80-A
                       26                                        I-26-A through I-80-A
                       27                                        I-27-A through I-80-A
                       28                                        I-28-A through I-80-A
                       29                                        I-29-A through I-80-A
                       30                                        I-30-A through I-80-A
                       31                                        I-31-A through I-80-A
                       32                                        I-32-A through I-80-A
                       33                                        I-33-A through I-80-A
                       34                                        I-34-A through I-80-A
                       35                                        I-35-A through I-80-A
                       36                                        I-36-A through I-80-A
                       37                                        I-37-A through I-80-A

                                                      56

               Distribution Date                               REMIC I Regular Interests
              _______________________________________________________________________________
                       38                                        I-38-A through I-80-A
                       39                                        I-39-A through I-80-A
                       40                                        I-40-A through I-80-A
                       41                                        I-41-A through I-80-A
                       42                                        I-42-A through I-80-A
                       43                                        I-43-A through I-80-A
                       44                                        I-44-A through I-80-A
                       45                                        I-45-A through I-80-A
                       46                                        I-46-A through I-80-A
                       47                                        I-47-A through I-80-A
                       48                                        I-48-A through I-80-A
                       49                                        I-49-A through I-80-A
                       50                                        I-50-A through I-80-A
                       51                                        I-51-A through I-80-A
                       52                                        I-52-A through I-80-A
                       53                                        I-53-A through I-80-A
                       54                                        I-54-A through I-80-A
                       55                                        I-55-A through I-80-A
                       56                                        I-56-A through I-80-A
                       57                                        I-57-A through I-80-A
                       58                                        I-58-A through I-80-A
                       59                                        I-59-A through I-80-A
                       60                                        I-60-A through I-80-A
                       61                                        I-61-A through I-80-A
                       62                                        I-62-A through I-80-A
                       63                                        I-63-A through I-80-A
                       64                                        I-64-A through I-80-A
                       65                                        I-65-A through I-80-A
                       66                                        I-66-A through I-80-A
                       67                                        I-67-A through I-80-A
                       68                                        I-68-A through I-80-A
                       69                                        I-69-A through I-80-A
                       70                                        I-70-A through I-80-A
                       71                                        I-71-A through I-80-A
                       72                                        I-72-A through I-80-A
                       73                                        I-73-A through I-80-A
                       74                                        I-74-A through I-80-A
                       75                                        I-75-A through I-80-A
                       76                                        I-76-A through I-80-A
                       77                                        I-77-A through I-80-A
                       78                                        I-78-A through I-80-A
                       79                                        I-79-A through I-80-A
                       80                                               I-80-A
                   thereafter                                            $0.00

         With respect to REMIC III  Regular Interest IO,  immediately  prior to any Distribution  Date, an amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest LT-IO.

         Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or the
Uncertificated REMIC II Pass-Through Rate, as applicable.

                                                      57

         Uncertificated Principal Balance: The principal amount of any Uncertificated Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC Regular
Interest shall never be less than zero.  With respect to REMIC III Regular Interest X-PO the initial amount set forth with respect thereto in the Preliminary Statement as reduced by distributions deemed made in respect thereof pursuant to Section 4.02 and Realized Losses allocated thereto pursuant to
Section 4.05.

         Uncertificated Regular Interests: The REMIC I Regular Interests and the REMIC II Regular
Interests.

         Uncertificated REMIC I Pass-Through Rate: With respect to each REMIC I Regular Interest ending with the designation "A," a per annum rate equal to the weighted average Net Mortgage Rate of the
Mortgage Loans multiplied by two (2), subject to a maximum rate of 10.70%.  With respect to each REMIC I
Regular Interest ending with the designation "B," the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over
(ii) 10.70% and (y) 0.00000%.  With respect to REMIC I Regular Interest A-I, the weighted average Net
Mortgage Rate of the Mortgage Loans.

         Uncertificated REMIC II Pass-Through Rate:  With respect to any Distribution Date and
(i) REMIC II Regular Interests LT1 and LT2, the REMIC II Net WAC Rate, (ii) REMIC II Regular Interest
LT3, zero (0.00%), (iii) REMIC II Regular Interest LT4, twice the REMIC II Net WAC Rate, and (iv)
REMIC II Regular Interest LT-IO, the excess of (i) the weighted average of the Uncertificated REMIC I
Pass-Through Rates for REMIC I Regular Interests ending with the designation "A," over (ii) 2 multiplied by Swap LIBOR.

         Underlying Mortgaged Property:  With respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

         Unpaid Realized Loss Amount:  The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid
Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount,
Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount and Class X Unpaid Realized
Loss Amount, collectively.

         Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder.  Voting Rights allocated to each Class of Certificates shall be allocated as follows:  (1) 97% to the Class A, Class M and Class B
Certificates, with the allocation among such Certificates to be in proportion to the Certificate
Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and
(2) each Class of the Class R, Class X and Class P Certificates will be allocated 1% of the Voting
Rights.  Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Wells Fargo:  Wells Fargo Bank, N.A., or its successor in interest.

         Wells Fargo Mortgage Loans:  The Mortgage Loans serviced by Wells Fargo.

         X-AMB Swap Agreement: The swap between the Class X Certificateholders and the Class A, Class M
and Class B Certificateholders evidenced by the confirmation attached hereto as Exhibit U and incorporated herein by reference.

                                                      58

                                               ARTICLE II

                                      CONVEYANCE OF MORTGAGE LOANS;
                                      REPRESENTATIONS AND WARRANTIES

SECTION 2.01.     Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the
Depositor in and to all of the assets that constitute the Trust Fund, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than
Scheduled Payments due on the Mortgage Loans on or before the Cut-off Date), all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and all proceeds of the foregoing.  In connection with the conveyance by the Depositor of the assets of the Trust Fund, the Depositor further agrees, at its own expense, on or prior to the Closing Date, to indicate in its books and records that the Mortgage
Loans have been sold to the Trustee pursuant to this Agreement, and to deliver to the Trustee the
Mortgage Loan Schedule.  The Mortgage Loan Schedule shall be marked as Exhibit B to this Agreement and is hereby incorporated into and made a part of this Agreement.

         It is agreed and understood by the Depositor, the Servicers and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a
"High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a
"High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004;
(iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act
effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan
Law effective January 1, 2005.

         (i) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, the following documents or instruments with respect to each Mortgage Loan so assigned that is not a Co-op Loan:

(A)      The original Mortgage Note endorsed in blank or, "Pay to the order of U.S. Bank National
         Association, as trustee, without recourse" together with all riders thereto.  The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to [____________________];

(B)      Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original
         Mortgage certified by the Transferor to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage
         Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original
         Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                                                      59

(C)      In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each
         Mortgage endorsed either in blank or, to "U.S. Bank National Association, as trustee;"

(D)      The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company);

(E)      Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located; and

(F)      Originals of all assumption and modification agreements, if any.

         (ii) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Custodian the following documents or instruments with respect to each Mortgage Loan so assigned that is a Co-op Loan:

(A)      (i)  The original Mortgage Note (or a lost note affidavit (including a copy of the original
         Mortgage Note)) or (ii) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed either in blank or, "Pay to the order of U.S. Bank
         National Association as trustee, without recourse;"

(B)      The original Mortgage entered into by the Mortgagor with respect to such Co-Op Loan;

(C)      The original Assignment of Mortgage endorsed either in blank or to "U.S. Bank National
         Association, as trustee;"

(D)      Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-Op Loan to the last endorsee on the Mortgage Note;

(E)      Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-Op Loan (or a recorded copy thereof);

(F)      Form UCC-3 (or copy thereof) by the applicable Seller or its agent assigning the security interest covered by such Form UCC-1 to "U.S. Bank National Association, as trustee," together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the applicable Seller, with evidence of recording thereon;

(G)      Original stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached;

(H)      Original proprietary lease;

                                                      60

(I)      Original assignment of proprietary lease or a copy thereof, to the Trustee or in blank, and all intervening assignments thereof;

(J)      Original recognition agreement or a copy thereof of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and

(K)      Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

         If in connection with any Mortgage Loan that is not a Co-op Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this
Agreement solely because of a delay caused by the public recording office where such Mortgage,
Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Custodian written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation.  Thereafter, the Depositor shall deliver or cause to be delivered to the Custodian such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated
thereon, if applicable, upon receipt thereof from the public recording office.  To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor
shall make or cause such endorsement to be made.

         With respect to any Mortgage Loan that is not a Co-op Loan, none of the Depositor, the
Servicers or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01.  With respect to any Co-op Loan, none of the Depositor, the Servicers or the
Trustee shall be obligated to cause to be filed the Form UCC-3 referred to in this Section 2.01.  In the event that any Assignment of Mortgage referred to in this Section 2.01 is not recorded or is improperly recorded, neither the Servicers, the Trustee nor the Custodian shall have any liability for any failure to receive or act on notices related to such Assignment of Mortgage

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders.  Neither the Depositor nor the Servicers
shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicers shall respond to any third-party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the
Certificateholders.  Mortgage documents relating to the Mortgage Loans not delivered to the Custodian are and shall be held in trust by the applicable Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and
not a loan.    If the conveyance of the Mortgage Loans from the Depositor to the Trustee is not characterized as a sale, this Agreement shall constitute a security agreement under applicable law, and the Depositor shall be deemed to have granted to the Trustee, and does hereby grant to the Trustee, a first priority security interest in all of the Depositor's right, title and interest, whether now owned

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or hereafter acquired, in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof.  If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee (or the Custodian on its behalf) shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under each Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in each Sale Agreement, and the benefit of the repurchase obligations and the obligation of the Sellers contained in the Sale Agreements to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under each Sale Agreement as if, for such purpose, it were the
Depositor.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the
Sellers, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

SECTION 2.02.     Acceptance by the Custodian of the Mortgage Loans.

         Except as set forth in the Exception Report delivered contemporaneously herewith (the
"Exception Report"), the Custodian, on behalf of the Trustee, acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage
Files delivered to it in trust for the use and benefit of all present and future Certificateholders.
The Depositor will cause the applicable Seller to repurchase any Mortgage Loan to the extent required by the related Sale Agreement.

         The Custodian, on behalf of the Trustee, acknowledges receipt of the Sale Agreements.  The
Supplemental Interest Trust Trustee acknowledges receipt of the Swap Agreement.

         The Custodian agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 45 days after the Closing Date to ascertain and to certify, within 45 days of the
Closing Date, to the Depositor, the Trustee and the applicable Servicer that all documents required by
Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it.  If the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Custodian shall promptly (and in any event within no more than five Business Days) after such finding so notify the applicable Servicer, the applicable Seller, the Trustee and the Depositor.  In addition, the Custodian shall also notify the applicable Servicer, the applicable Seller, the Trustee and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 45 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Custodian written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office.  The Trustee shall request that the applicable Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions the related Sale Agreement, which provides that

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within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage
Loan from the Trust Fund within 90 days from the date the Seller was notified of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.  The Purchase Price for any Mortgage
Loan purchased pursuant to this Section 2.02 shall be paid to the applicable Servicer and deposited by such Servicer in the Certificate Account or Servicer Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Custodian of written notification of such deposit signed by a
Servicing Officer, the Custodian, upon receipt of a Request for Release, shall promptly release to the applicable Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the applicable Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage Loan.  It is understood and agreed that the obligation of the applicable Seller, pursuant to the related Sale Agreement, to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders.  The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee
pursuant to each Sale Agreement with respect to other matters.  The Custodian shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Custodian shall not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Servicers, the Trustee and the Custodian shall keep confidential the name of each Mortgagor except as required by this Agreement and the Servicers, the Trustee and the Custodian shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Custodian, Trustee or the Servicers from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Custodian's business or that of its affiliates, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Custodian or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, the Custodian or the Servicers having a need to know the same, provided that the Trustee, the Custodian or the Servicers, as applicable, advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the applicable Servicer.

         Within 45 days of the Closing Date, the Custodian shall deliver to the Depositor, the Trustee, the Sellers and the Servicers the Custodian's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

SECTION 2.03.     Representations, Warranties and Covenants of the Depositor.

(a)      The Depositor hereby represents and warrants to the Servicers, the Custodian and the Trustee as follows, as of the date hereof:

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(i)      The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

(ii)     The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and each Sale
         Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and each Sale Agreement; and this
         Agreement and each Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the
         Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)    The execution and delivery of this Agreement and each Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C)
         constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

(iv)     No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the
         Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and each Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and each Sale Agreement in accordance with the terms hereof.

(v)      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the
         Depositor with, this Agreement and each Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the
         Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the
         Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and the
         Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

        (b)      (i)                The representations and warranties of each Seller with respect to the
  Mortgage Loans contained in the applicable Sale Agreement were made as of the Closing Date.  The
  Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any

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  breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in
  Section 2.03(a)(v)) under any circumstances.

                  (ii)     The Depositor makes the following representations and warranties to the parties hereto as to the Mortgage Loans on which the Trustee is deemed to have relied in acquiring the
Mortgage Loans.  Such representations and warranties speak as of the Closing Date, but shall survive until the termination of this Agreement.  Such representations and warranties shall not be waived by any of the parties to this Agreement:

                  (A)      This Agreement creates a valid and continuing security interest (as defined in the Uniform
                           Commercial Code as in force in the relevant jurisdiction) in the Mortgage
                           Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

                  (B)      The Mortgage Loans constitute "instruments" within the meaning of the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (C)      The Depositor owns and has good and marketable title to the Mortgage Loans free and clear of any lien, claim or encumbrance of any Person.

                  (D)      The Depositor has received all consents and approvals required by the terms of the Mortgage
                           Loans to the sale of the Mortgage Loans hereunder to the Trustee.

                  (E)      The Depositor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans granted to the Trustee hereunder.

                  (F)      Other than the security interest granted to the Trustee pursuant to this Agreement, the
                           Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage
                           Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  Debtor is not aware of any judgment or tax lien filings against it.

                  (G)      The Custodian has in its possession all original copies of the Mortgage Notes that constitute or evidence the Mortgage Loans.  The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.  All financing statements filed or to be filed against the
                           Depositor in favor of the Trustee in connection herewith describing the
                           Mortgage Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party as more fully described in, and subject to the terms of, the related transaction documents."

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                  (iii)    The Depositor hereby covenants to maintain the perfection and priority of the security interest of the Trustee created by this Agreement.

        (c)      Upon discovery by any of the Depositor, the Servicers or the Trustee of a breach of any of the representations and warranties of a Seller under the related Sale Agreement that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the
  Certificateholders, the party discovering such breach shall give prompt written notice to the other parties.  Within 90 days of the discovery of such breach of any representation or warranty of the applicable Seller under the related Sale Agreement, the Seller, pursuant to the related Sale
  Agreement, is obligated to either (a) cure such breach in all material respects, (b) repurchase such
  Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
  (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan.  In the event of discovery of a breach of any representation and warranty of a Seller, the Trustee shall enforce its rights under the related Sale Agreement for the benefit of
  Certificateholders.  In the event that such breach relates solely to the unenforceability of a
  Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment
  Charge shall be distributed pursuant to Section 4.04(b)(i).  Any such substitution of a Mortgage Loan shall not be effected prior to the additional delivery to the Custodian of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the
  Startup Day.  As provided in the Sale Agreements, the applicable Seller indemnifies and holds the
  Trust Fund, the Trustee, the Depositor, the Custodian, the Servicers and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the
  Trustee, the Depositor, the Custodian, the Servicers and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of the related Sale Agreement, to the extent that any such action causes (i)
  any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any
  REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.
  In furtherance of the foregoing, the Sale Agreements provide that if the applicable Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS'
  rules and regulations.

         With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, or by a Seller pursuant to the Sale Agreements, the principal portion of the funds received by the applicable Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal
Prepayment and shall be deposited by the Servicer in the Servicer Collection Account pursuant to Section
3.05 and the Servicer shall notify the Trustee of its receipt of the same.  The Custodian, upon written receipt of notice from the Servicer of its receipt of the full amount of the Purchase Price for a
Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and the Trustee shall reassign to the
Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the
Depositor or the Seller, as applicable, and the Custodian shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

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         With respect to each Replacement Mortgage Loan to be delivered to the Custodian pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan:  (i) the Depositor or the applicable
Seller (pursuant to the related Sale Agreement), as applicable, must deliver to the Custodian the
Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  The Custodian shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section
2.01 have been executed and received.

         For any month in which a Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller, pursuant to the related Sale Agreement, will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage
Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such
Deleted Mortgage Loans.  Pursuant to the Sale Agreement, an amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount")
plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the applicable Servicer for deposit into the Servicer Collection
Account on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a
Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or
(B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         Each Servicer shall cause the Mortgage Loan Schedule to be amended in accordance with the terms of this Agreement base on information provided to such Servicer.

         The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such
Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage
Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to each Servicer and the Trustee.  Upon such substitution by a Seller, such Replacement Mortgage Loan or
Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the related Sale Agreement, including all applicable representations and warranties thereof included in the related Sale Agreement as of the date of substitution.

        (d)      It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03 and (ii) of the Sellers and the Depositor set forth in the Sale Agreements and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage

                                                      67

  Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

        (e)      The Depositor shall deliver a copy of the Mortgage Loan Schedule to each Servicer on the
  Closing Date.

SECTION 2.04.     Representations and Warranties of the Servicers and the Trustee.

        (a)      Wells Fargo hereby represents and warrants to the Depositor, the Custodian and the Trustee as follows, as of the date hereof:

                (i)      Wells Fargo is duly organized and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wells Fargo in any state in which a Mortgaged Property (or Underlying Mortgaged Property,
in the case of a Co-op Loan) is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this
Agreement in accordance with the terms hereof.

                (ii)     Wells Fargo has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this
Agreement and has duly authorized by all necessary corporate action on the part of Wells Fargo the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against Wells Fargo in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership, laws administered by the FDIC affecting the contract obligations of insured banks and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (iii)    The execution and delivery of this Agreement by Wells Fargo, the servicing of the Mortgage
Loans under this Agreement, the consummation of any other of the transactions contemplated by this
Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Wells Fargo and will not (A) result in a material breach of any term or provision of the charter or by-laws of Wells Fargo or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Wells Fargo is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo; and
Wells Fargo is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Wells Fargo's ability to perform or meet any of its obligations under this Agreement.

                (iv)     Wells Fargo is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                (v)      No litigation is pending or, to the best of Wells Fargo's knowledge, threatened, against Wells
Fargo that would materially and adversely affect the execution, delivery or enforceability of this

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Agreement or the ability of Wells Fargo to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                (vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Wells Fargo has obtained the same.

                (vii)    Wells Fargo has fully furnished (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information
(e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union
Credit Information Company on a monthly basis.

                (viii)   Each Mortgage Loan, during the time period it has been serviced by Wells Fargo, has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory, abusive and fair lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents.

                (ix)     Each Mortgage Loan, during the time period it has been serviced by Wells Fargo, has been serviced in accordance with accepted servicing practices.

        (b)      National City hereby represents and warrants to the Depositor, the Custodian and the Trustee as follows, as of the date hereof:

                (i)      National City is duly organized and is validly existing under the laws of Ohio and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by National City in any state in which a Mortgaged Property (or Underlying Mortgaged Property, in the
case of a Co-op Loan) is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this
Agreement in accordance with the terms hereof.

                (ii)     National City has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this
Agreement and has duly authorized by all necessary corporate action on the part of National City the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of National City, enforceable against National City in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership, and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (iii)    The execution and delivery of this Agreement by National City, the servicing of the Mortgage
Loans under this Agreement, the consummation of any other of the transactions contemplated by this
Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of National City and will not (A) result in a material breach of any term or provision of the charter or by-laws of National City or (B) materially conflict with, result in a material breach,

                                                      69

violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which National City is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to National City of any court, regulatory body, administrative agency or governmental body having jurisdiction over National City; and
National City is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair National City's ability to perform or meet any of its obligations under this Agreement.

                (iv)     National City is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                (v)      No litigation is pending or, to the best of National City's knowledge, threatened, against
National City that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of National City to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                (vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by National City of, or compliance by National City with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, National City has obtained the same.

                (vii)    National City has fully furnished (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and
Trans Union Credit Information Company on a monthly basis.

                (viii)   Each Mortgage Loan, during the time period it has been serviced by National City, has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory, abusive and fair lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents.

                (ix)     Each Mortgage Loan, during the time period it has been serviced by National City, has been serviced in accordance with accepted servicing practices.

        (c)      The Trustee hereby makes the following representations and warranties to the Depositor and the
  Servicers, as of the Closing Date:

                (i)      The Trustee is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Trustee.  The Trustee has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Trustee and the consummation of the transactions contemplated hereby have been duly and validly authorized.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Trustee, except as enforceability may be limited by (A) bankruptcy, insolvency,

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liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  All requisite corporate action has been taken by the Trustee to make this Agreement valid and binding upon the Trustee in accordance with its terms.

                (ii)     No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Trustee or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

                (iii)    The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Trustee and will not result in the breach of any term or provision of the charter or by-laws of the Trustee or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Trustee or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the
Trustee or its property is subject.

                (iv)     There is no action, suit, proceeding or investigation pending or, to the actual knowledge of the Trustee, threatened against the Trustee which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Trustee, or in any material impairment of the right or ability of the Trustee to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Trustee contemplated herein, or which would materially impair the ability of the Trustee to perform under the terms of this
Agreement.

SECTION 2.05.     Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

         Upon discovery by the Depositor, the Servicers or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties.  In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected
Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03.  The Trustee, upon the written request of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

SECTION 2.06.     Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund.  The Trustee agrees to hold the
Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the

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provisions hereof to the best of its abilities, to the end that the interests of the Holders may be adequately and effectively protected.

SECTION 2.07.     REMIC Elections.

        (a)      The REMIC Administrator shall make an election to treat all REMICs created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form
1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class
R-I Certificates shall be designated as the sole Class of "residual interests" in the REMIC I.  The
REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole Class of "residual interests" in the REMIC II.  The REMIC III Regular
Interests shall be designated as the "regular interests" and the Class R-III Certificates shall be designated as the sole Class of "residual interests" in the REMIC III.  The REMIC Administrator and the
Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the
Code) in REMIC I, REMIC II or REMIC III other than the REMIC I Regular Interests, the REMIC II Regular
Interests, REMIC III Regular Interest IO and the Certificates.

        (b)      The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby.  The "Startup Day" for purposes of the
REMIC Provisions shall be the Closing Date.  Each REMIC's fiscal year shall be the calendar year.

        (c)      The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R
Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC
Provisions.  If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d)
and Treasury regulation Section 301.6231(a)(7)-1.

        (d)      It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Available Funds Cap Carryover shall be treated as a right in notional principal contracts written by the Class X Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates, evidenced by the X-AMB Swap Agreement, and such shall be accounted for as property held separate and apart from the regular interests in REMIC III held by the holders of the Class A, Class M and Class B Certificates.  For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Available
Funds Cap Carryover shall be assumed to have zero value or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation.  On each Distribution Date, to the extent that any of the Class A,
Class M and Class B Certificates receive payments of Available Funds Cap Carryover, such amounts, to the extent not derived from payments on the Swap Agreement, will be treated as distributed by REMIC III to the Class X Certificates pro rata and then paid to the relevant Class of Certificates pursuant to the
X-AMB Swap Agreement.  It is intended that the obligations of each Class of the Class A,  Class M and
Class B Certificates to make payments in respect of the Class IO Distribution Amount shall be treated as an obligation in notional principal contracts in favor of the holders of the Class X Certificates, evidenced by the X-AMB Swap Agreement, and such shall be accounted for as property held separate and apart from the regular interests in REMIC III held by the holders of the Class A, Class M and Class B

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Certificates.  For information reporting requirements, the obligations of the Class A, Class M and Class
B Certificates to make payments in respect of the Class IO Distribution Amount shall be assumed to have zero value or a de minimis value. On each Distribution Date, to the extent that any of the Class A,
Class M and Class B Certificates is deemed to make payments in respect of the Class IO Distribution
Amount, such amounts will be treated as distributed by REMIC III to the relevant Class of Certificates as payment in respect of the REMIC Regular Interest represented by such Certificate and then paid to the
Class X Certificateholders pursuant to the X-AMB Swap Agreement.

        (e)      [Reserved].

        (f)      [Reserved].

        (g)      In the event that any REMIC  provided  for herein  fails to qualify as a REMIC,  loses its status as a REMIC,  or  incurs  federal,  state  or  local  taxes as a  result  of a  prohibited  transaction  or prohibited  contribution  under the REMIC  Provisions  due to the negligent  performance by the Trustee of its duties and  obligations  set forth herein,  the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such  negligence;  provided,  however,  that the Trustee shall not be liable for any such Losses  attributable to the action or inaction of a Servicer,  the Depositor or the Holder of the residual  interest in such REMIC,  as applicable,  nor for any such Losses  resulting from  misinformation provided  by the Holder of the  residual  interest  in such REMIC on which the  Trustee  has  relied.  The foregoing  shall not be deemed to limit or restrict  the rights and remedies of the Holder of the residual interest in such REMIC now or  hereafter  existing  at law or in equity.  Notwithstanding  the  foregoing, however,  in no event shall the Trustee have any  liability  (1) for any action or omission  that is taken in  accordance  with and in compliance  with the express terms of, or which is expressly  permitted by the terms of, this  Agreement,  (2) for any Losses other than those arising out of a negligent  performance by the Trustee of its duties and  obligations  set forth  herein,  and (3) for any  special or  consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

SECTION 2.08.      [Reserved].

SECTION 2.09.     Covenants of the Servicers.

         Each Servicer hereby covenants to each of the other parties to this Agreement as follows:

        (a)      such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

        (b)      such Servicer shall use commercially reasonable efforts consistent with Accepted Servicing
  Practices to assure that no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Custodian or the Trustee, or any affiliate of the Depositor, the Custodian or the Trustee and prepared by such Servicer pursuant to this Agreement will be inaccurate in any material respect; provided, however, that such Servicer shall not be responsible for inaccurate information provided to it by third parties.

SECTION 2.10.     [Reserved].

SECTION 2.11.     Permitted Activities of the Trust.

         The Trust is created for the object and purpose of engaging in the Permitted Activities.  In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on

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behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Swap Agreement and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

SECTION 2.12.     Agreement Regarding Ability to Disclose.

         The Depositor, the Servicers and the Trustee hereby agree that, notwithstanding any other express or implied agreement to the contrary, any and all Persons, and any of their respective employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.  For purposes of this paragraph, the terms "tax," "tax treatment," "tax structure," and "tax benefit" are defined under Treasury Regulation §
1.6011-4(c).

                                               ARTICLE III

                                       ADMINISTRATION AND SERVICING
                                            OF MORTGAGE LOANS

SECTION 3.01.     Servicers to Service Mortgage Loans.

         For and on behalf of the Certificateholders, Wells Fargo (or any successor Servicer thereto)
shall service and administer the Wells Fargo Mortgage Loans, and National City (or any successor
Servicer thereto) shall service and administer the National City Mortgage Loans, in each case, including without limitation, any powers of attorney, in accordance with Accepted Servicing Practices, all applicable requirements of the Servicing Criteria, applicable law and the terms of the related Mortgage
Notes and Mortgages.  In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, with respect to the Mortgage Loans it services, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent, with respect to the Mortgage Loans it services, to transfers of any
Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii)
to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan)
securing any Mortgage Loan it services; provided that, subject to Section 6.03, neither Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the
Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law.
Neither Servicer shall make or permit any modification, waiver or amendment of any term of any Mortgage
Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code.  Subject to Section 6.03, each
Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01.  Without limiting the generality of the foregoing,

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each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any
of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the
Certificateholders.  Each Servicer shall prepare and deliver to the Depositor and the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney.  Upon receipt of such documents, the Depositor and the Trustee shall execute such documents and deliver them to the applicable Servicer.  For purposes of this Section 3.01, the Trustee hereby grants to each Servicer, with respect to the Mortgage Loans it services, a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of such Servicer under this Section 3.01.

         In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section
3.06, and further as provided in Section 3.08.  To the extent that a Mortgage does not provide for escrow payments, (i) each Servicer shall, with respect to the Mortgage Loans it services, determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or to foreclosure as a result of a tax lien and
(ii) each Servicer shall, with respect to the Mortgage Loans it services, ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained.  If any such payment has not been made and a Servicer receives notice of a tax lien being imposed with respect to a Mortgage Loan it services, such Servicer will, to the extent required to avoid loss of the
Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the
Mortgaged Property.

         All costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit;
provided, however, that the limitations contained in this sentence shall not apply to modifications made pursuant to Section 3.05(a).

         In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the applicable Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

         Each Servicer shall deliver a list of Servicing Officers to the Trustee and the Custodian on or
before the Closing Date.

         Each Servicer will transmit full-file credit reporting data for each Mortgage Loan it services pursuant to Fannie Mae Guide Announcement 97-02 and that for each such Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent
(30-, 60-, 90-days, etc.), foreclosed or charged-off.

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         Each Servicer further is authorized and empowered by the Trustee, on behalf of the
Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when such
Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan it services on the MERS System, or cause the removal from the registration of any Mortgage Loan it services on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment, release and other comparable instruments with respect to such assignment, release or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the applicable Servicer from the applicable Servicer Collection Account.

SECTION 3.02.     Servicing, Subservicing and Subcontracting; Enforcement of the Obligations of Servicer.

        (a)      Each Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a Subservicing Agreement (each, a "Subservicing
  Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related
  Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor.  Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the applicable Servicer shall remain obligated and liable to the
  Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage
  Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  Every Subservicing
  Agreement entered into by a Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed.  All actions of the each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of a Servicer with the same force and effect as if performed directly by a Servicer.  The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

        (b)      For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

        (c)      As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each
  Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan.
  Such enforcement, including, without limitation, the legal prosecution of claims, termination of
  Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in

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  respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        (d)      Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of a Servicer, or any successor
  Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.  Each Servicer shall be solely responsible for any fees and expenses payable to any Subservicer in connection with the assumption or termination of any
  Subservicing Agreement.

                  Any Subservicing Agreement, and any other transactions or services relating to the
Mortgage Loans involving a Subservicer, shall be deemed to be between the applicable Servicer and such
Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

        (e)      A Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with such Servicer to deliver:

                (i)      an Item 1123 Certificate, an Assessment of Compliance, an Accountant's Attestation and a
         Back-Up Certification in such manner and at such times that permits that Servicer to comply with Sections 12.06, 12.07, 12.08 and 12.09 of this Agreement, respectively; and

                (ii)     a description of (A) any litigation or governmental proceedings pending against such
         Subservicer that are material to Certificateholders, (B) any affiliations or relationships between such Subservicer and any Servicer, the Master Servicer, the Certificate Administrator,
         the Custodian or the Trustee, and (C) any litigation or affiliations described in clauses (A)
         or (B) above, respectively, that occur or arise after such Subservicer agrees to perform any servicing responsibilities hereunder.  Each such description shall be delivered to the related
         Servicer in such manner and at such times that permits the Servicer to comply with Sections
         12.02 and 12.04 of this Agreement.

        (f)      A Servicer shall not outsource one or more separate servicing functions hereunder with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with the
  Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Sections 12.07 and 12.08 of this Agreement.

SECTION 3.03.     Rights of the Depositor, the Custodian and the Trustee in Respect of the Servicer.

         None of the Custodian, the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicers, and none of them is obligated to supervise the performance of the Servicers hereunder or otherwise.

SECTION 3.04.     Trustee to Act as Servicer.

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         In the event that a Servicer shall for any reason no longer be a servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or for any acts or omissions of such predecessor servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage
Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however, that the Trustee or its designee, in its capacity as a successor servicer, shall immediately assume the Servicer's obligation to make Advances and Servicing Advances.  Any such assumption shall be subject to Section 7.02.  No such termination or resignation shall affect any obligation of a Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder.  If a Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of such Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any Servicing Transfer Costs or expenses are not paid by the applicable Servicer pursuant to this Agreement, such amounts shall be payable out of the Certificate
Account; provided that the terminated servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses.  If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement.

         Notwithstanding anything contained in this Agreement to the contrary, the Trustee, as successor
Servicer, is not responsible for the accounting, records (including computer records) and work of the prior Servicer relating to the collateral (collectively, the "Predecessor Servicer Work Product"), and the Trustee shall have no liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Trustee making or continuing any Errors (collectively,
"Continued Errors"), the Trustee shall have no liability for such Continued Errors; provided, however, that the Trustee agrees to use its best efforts to prevent Continued Errors.  In the event that the
Trustee becomes aware of Errors or Continued Errors, the Trustee shall, with the prior consent of
Depositor, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.  The Trustee shall be entitled to recover its costs thereby expended in accordance with Section 3.08 and Section 8.06

         The applicable Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the
Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

SECTION 3.05.     Collection of Mortgage Loan Payments; Servicer Collection Account; Certificate Account.

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        (a)      Each Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans it services to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy.  Consistent with the foregoing, each Servicer may in its discretion
  (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to
  Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than
  180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, subject to
  Section 4.01, the applicable Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of a Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the
  Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that in no event shall a Servicer grant any such forbearance (other than as permitted by the second sentence of this
  Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01.  In connection with any modification pursuant to this Section 3.05(a) and to the extent there are any unreimbursed Advances, the applicable Servicer shall reimburse itself for such amounts from the applicable Servicer Collection Account.

        (b)      A Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii)
  the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y)
  such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment
  Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar
  Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a
  Mortgage Loan that is related to a default or a reasonably foreseeable default), or (iv) the collection of such Prepayment Penalty would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.  Except as provided in the preceding sentence, in no event will a Servicer waive a Prepayment Charge in connection with a refinancing of a
  Mortgage Loan that is not related to a default or a reasonably foreseeable default.  Except as otherwise provided above, a Servicer shall not waive any Prepayment Penalty in connection with a voluntary sale of the related Mortgaged Property unless there is an acceleration of the maturity date of such Mortgage Loan.  If a Servicer waives or does not collect all or a portion of a Prepayment
  Charge relating to a Principal Prepayment in full or in part due to any action or omission of the
  Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment
  Charge (or such portion thereof as had been waived for deposit) into the Servicer Collection Account for distribution in accordance with the terms of this Agreement.

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        (c)      Neither Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

        (d)      Each Servicer shall establish and maintain so long as it is acting as servicer hereunder, on behalf of the Trustee for the benefit of the Certificateholders, a Servicer Collection Account.  Each
  Servicer shall deposit into a clearing account, on a daily basis, and into its Servicer Collection
  Account, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the
  Mortgage Loans:

                (i)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                (ii)     all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the
Cut-off Date and (y) Prepayment Interest Excess;

                (iii)    all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the
Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged
Property, in the case of a Co-op Loan) in accordance with the Servicer's normal servicing procedures;

                (iv)     all Subsequent Recoveries;

                (v)      all Compensating Interest;

                (vi)     any amount required to be deposited by the Servicer pursuant to Section 3.05(f) in connection with any losses on Permitted Investments;

                (vii)    any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                (viii)   all Purchase Prices and Substitution Adjustment Amounts;

                (ix)     all Advances made by the Servicer pursuant to Section 4.01;

                (x)      all Prepayment Charges;

                (xi)     all net monthly rental income from REO Properties required to be deposited by the Servicer pursuant to Section 3.12; and

                (xii)    any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by a Servicer into the Servicer Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing-related fees, including all late payment charges, insufficient funds charges, customary real estate referral fees and payments in the nature of assumption fees (i.e. fees related to

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the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property or stock allocated to a dwelling unit in the case of a Co-op Loan), modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges) if collected, and any Prepayment Interest
Excess need not be remitted by the Servicer.  Rather, such fees and charges and similar amounts may be retained by the applicable Servicer as additional servicing compensation.  In the event that a Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining its Servicer Collection Account, to withdraw such amount from the Servicer Collection
Account, any provision herein to the contrary notwithstanding.  Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in a
Servicer Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.  In no event shall the Trustee incur liability for withdrawals from a
Servicer Collection Account at the direction of a Servicer.

         Each Servicer shall give notice to the Trustee of the location of the Servicer Collection
Account maintained by it when established and prior to any change thereof.  Not later than twenty days after each Distribution Date, each Servicer shall forward to the Trustee the most current available bank statement for its Servicer Collection Account.  Copies of such statement shall be provided by the
Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

         A Servicer Collection Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced by a Servicer on behalf of others; provided that such commingling of funds shall not be permitted at any time during which (i) Fitch's senior long-term unsecured debt rating of the Servicer is below "A" or (ii) Fitch's short-term rating of such Servicer is below F1.  Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the applicable Servicer Collection Account that have been identified by it as being attributable to the amounts deposited to the Servicer Collection Account pursuant to this
Agreement.  Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.05.  All funds required to be deposited in a Servicer Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

         Each Servicer Collection Account shall be an Eligible Account held by the applicable Servicer.
The amount at any time credited to a Servicer Collection Account may be invested, in the name of the
Trustee, for the benefit of the Certificateholders, in Permitted Investments as directed by the applicable Servicer.  All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, (i) the next succeeding Distribution Date if the obligor for such
Permitted Investment is the institution acting as Servicer or if such Permitted Investment is a money market mutual fund the advisor of which is the applicable Servicer or an Affiliate thereof or (ii) if such obligor is any other Person, the Business Day preceding such Distribution Date.  All income or gain
(net of any losses) realized from any such investment of funds on deposit in a Servicer Collection
Account shall be for the benefit of the applicable Servicer as servicing compensation and shall be retained by it monthly as provided herein.  The amount of any losses realized in a Servicer Collection
Account in respect of any such investments shall promptly be deposited by the applicable Servicer in the
Servicer Collection Account out of the Servicer's own funds immediately as realized.

        (e)      The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate
  Account.  The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the
  Certificate Account and retain therein the following:

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                (i)      the aggregate amount withdrawn by each Servicer from the applicable Servicer Collection Account and required to be deposited in the Certificate Account;

                (ii)     any amount required to be deposited by the Trustee pursuant to Section 3.05(f) in connection with any losses on Permitted Investments; and

                (iii)    the Optional Termination Amount paid by a Servicer pursuant to Section 9.01.

         Any amounts received by the Trustee prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) which are required to be deposited in the Certificate Account by the Servicer may be invested in Permitted Investments on the
Business Day on which they were received.  The foregoing requirements for remittance by each Servicer and deposit by the Servicers into the Certificate Account shall be exclusive.  In the event that a
Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this
Agreement or withdrawn in accordance with Section 3.08.  In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.  The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

        (f)      Each institution that maintains a Servicer Collection Account or the Certificate Account may
  invest the funds in each such account as directed in writing by the applicable Servicer or the
  Trustee, respectively, in Permitted Investments, which shall mature not later than (i) in the case of a
  Servicer Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Servicer
  Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the
  Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted
  Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity.  All such Permitted Investments shall be made in the name of a
  Servicer or the Trustee, as applicable, for the benefit of the Certificateholders.  All income and gain net of any losses realized from amounts on deposit in a Servicer Collection Account shall be for the benefit of the applicable Servicer as servicing compensation and shall be remitted to it or withdrawn by it monthly as provided herein.  The amount of any losses incurred in a Servicer
  Collection Account in respect of any such investments shall be deposited by the applicable Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein.  The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.

SECTION 3.06.     Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note,  the applicable Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments,

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hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require a Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes, assessments, dues or comparable items and insurance premiums) and
3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or
Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof.  The Escrow Accounts shall not be a part of the Trust Fund.

SECTION 3.07.     Access to Certain Documentation and Information Regarding the Mortgage Loans.

         Upon reasonable advance notice in writing if required by federal regulation, and with respect to a Certificateholder that is a savings and loan association, bank or insurance company, a Servicer will provide to Trustee certain reports and reasonable access to information and documentation regarding the Mortgage Loans, as may be available to the Servicer and necessary to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

SECTION 3.08.     Permitted Withdrawals from a Servicer Collection Account and Certificate Account.

        (a)      Each Servicer may from time to time, make withdrawals from its Servicer Collection Account for the following purposes (the order below not constituting an order of priority):

                (i)      to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment or recovery of interest on a Mortgage Loan it services that equals the Servicing Fee for the period with respect to which such interest payment or recovery was made or allocated, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                (ii)     to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans it services, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds, Insurance Proceeds,
Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                (iii)    to reimburse the Servicer for any Non-Recoverable Advance previously made and any
Non-Recoverable Servicing Advances previously made by it to the extent that, in the case of
Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                (iv)     to pay to the Servicer earnings on or investment income with respect to funds in or credited to its Servicer Collection Account;

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                (v)      to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related
Insurance Policy;

                (vi)     to pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed
Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an
"unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the
Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                (vii)    to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                (viii)   to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.25 or
Section 6.03 hereof;

                (ix)     to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation;
provided that any such expenses will be reimbursable under this subclause (ix) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                (x)      to withdraw any amount deposited in the applicable Servicer Collection Account and not required to be deposited therein;

                        (xi)     to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution;

                (xii)    to clear and terminate the applicable Servicer Collection Account upon termination of this
Agreement pursuant to Section 9.01 hereof;

                (xiii)   to reimburse itself for Advances or Servicing Advances from amounts in the applicable Servicer
Collection Account held for future distributions that were not included in Available Funds for the preceding Distribution Date.  An amount equal to the amount withdrawn from the Servicer Collection
Account pursuant to this subclause (xiii) shall be deposited in the Servicer Collection Account by the
Servicer on the next succeeding Distribution Date on which funds are to be distributed to
Certificateholders; and

                (xiv)    to reimburse itself from any amounts in the applicable Servicer Collection Account for any prior Advances which have not otherwise been reimbursed at the time the related Mortgage Loan is modified.

         In addition, no later than 1:00 p.m. Eastern Time on the Servicer Remittance Date, each
Servicer shall cause to be withdrawn from its Servicer Collection Account the Interest Funds and the

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Principal Funds to the extent on deposit, and such amount shall be deposited in the Certificate Account;
provided, however, if the Trustee does not receive such Interest Funds and Principal Funds by 2:00 p.m.
Eastern Time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day.

         Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Servicer Collection Account in relation to subclauses (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii) and (xiv).

         Each Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from its Servicer Collection Account pursuant to subclauses (iii) and (viii) above.

         In the event of any failure by a Servicer to remit to the Trustee for deposit into the
Certificate Account any amounts (including any Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the "prime rate" (as specified in the New York edition of The Wall Street Journal) until such failure is remedied.

         Unless otherwise specified, any amounts reimbursable to a Servicer or the Trustee from amounts on deposit in the applicable Servicer Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

        (b)      The Trustee shall withdraw funds from the Certificate Account for distribution to the
  Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement).  In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes (the order below not constituting an order of priority):

                (i)      to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                (ii)     to clear and terminate the Certificate Account upon termination of the Agreement pursuant to
Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination); and

                (iii)    to reimburse the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.06 and 11.02 hereof.

SECTION 3.09.     Credit Reporting.

         Each Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

SECTION 3.10.     Maintenance of Hazard Insurance.

         Each Servicer shall cause to be maintained, for each Mortgage Loan (other than a Co-op Loan) it services, fire and hazard insurance with extended coverage in an amount that is at least equal to the

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least of (i) the replacement value of the improvements that are part of such Mortgaged Property, or (ii)
the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations.  Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause.  Each Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan it services, to the extent described below.  Pursuant to Section 3.05 hereof, any amounts collected by a Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged
Property or property thus acquired or amounts released to the Mortgagor in accordance with the
Servicer's normal servicing procedures) shall be deposited in the applicable Servicer Collection
Account.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the
Mortgage Loan so permit; provided, however, that the limitations contained in this sentence shall not apply to modifications made pursuant to Section 3.05(a).  Such costs shall be recoverable by the applicable Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan.  Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii)
the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster
Protection Act of 1973, as amended.

         In the event that a Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans it services, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers.  If such policy contains a deductible clause, the
Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Servicer Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans it services, each Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.

        (a)      Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the applicable Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or
  Mortgage, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law.  An opinion of counsel, which shall be reimbursable as a Servicing Advance (to the extent it is an "unanticipated expense" within the meaning of Treasury Regulation Section
  1.860G-1(b)(3)(ii)), delivered to the Trustee and the Depositor shall conclusively establish the

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  reasonableness of such belief to the extent permitted under applicable law.  Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the
  Person to whom the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a
  Co-op Loan) has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer.  In the event that a Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section
  3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the
  Servicer enters such agreement) by the applicable Required Insurance Policies.  The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required
  Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the
  Servicer reasonably believes it is restricted by law from preventing.

        (b)      Subject to each Servicer's duty to enforce any due-on-sale clause to the extent set forth in
  Section 3.11(a) hereof, in any case in which a Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or
  Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the
  Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the applicable
  Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property (or the stock allocated to a dwelling unit, in the case of a Co-op Loan) is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged
  Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to such Person.  In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the
  Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed.  The applicable
  Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  The applicable Servicer shall be responsible for recording any such assumption or substitution agreements.  Any fee collected by the applicable Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

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SECTION 3.12.     Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

        (a)      Each Servicer shall use reasonable efforts consistent with the servicing standard set forth in
  Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans it services as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments.  In connection with such foreclosure or other conversion, each Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i)
  that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through
  Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the
  Servicer Collection Account pursuant to Section 3.08 hereof). Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged
  Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) and if applicable, as a
  Non-Recoverable Servicing Advance, as contemplated in Section 3.08 hereof.  If a Servicer has knowledge that a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan)
  that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the
  Servicer, the Servicer will, prior to acquiring the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan), consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the
Certificateholders.  The Trustee's name shall be placed on the title to such REO Property solely as the
Trustee hereunder and not in its individual capacity.  A Servicer servicing the related Mortgage Loan shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.  The Servicer or its affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property.  The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Collection Account no later than the close of business on the Determination Date immediately following the month concerned.
The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the applicable Servicer shall dispose of such Mortgaged Property

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(or stock allocated to a dwelling unit, in the case of a Co-op Loan) prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust
Fund, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee shall have been supplied with an Opinion of Counsel (such
Opinion of Counsel not to be an expense of the Trustee), to the effect that the holding by the Trust
Fund of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan)
subsequent to such three-year period or extension will not result in the imposition of taxes on
"prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such
Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) (subject to any conditions contained in such Opinion of Counsel).  Notwithstanding any other provision of this
Agreement, no Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan)
acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a
Co-op Loan) to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the
Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) under section 860G(c) of the Code or otherwise, unless the applicable Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.  No Servicer shall have any liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

         The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the applicable
Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of  unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan), shall be applied for the purpose of the Trust Fund to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such net income shall be deemed, for all purposes and as between the parties to this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the applicable Servicer Collection
Account.  To the extent that any such net income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the applicable Servicer as provided above, shall be deposited in the applicable Servicer Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related
Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds and any net income from an REO Property, will be applied as between the parties in the following order of priority:  first, to reimburse the applicable Servicer for any

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related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse such Servicer for any unreimbursed Advances, pursuant to Section
3.08(a)(ii) or this Section 3.12; third, to any Prepayment Charges and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO
Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

        (b)      On each Determination Date, the applicable Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

        (c)      Each Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that it services that is 90 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price.  The Purchase Price for any Mortgage Loan or
  REO Property purchased hereunder shall be delivered to the Trustee for deposit to the Certificate
  Account and the Custodian, upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the
  Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto.  Such assignment shall be an assignment outright and not for security.  The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.  The
  Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

SECTION 3.13.     Custodian to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the applicable Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such
Servicer will promptly notify the Custodian or its designee by delivering a Request for Release substantially in the form of Exhibit I.  Upon receipt of such request, the Custodian shall within three
(3) Business Days release the related Mortgage File to the Servicer, and the applicable Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Custodian shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon.
No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Servicer Collection Account, the Certificate Account or the related subservicing account.  From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to the Custodian of a Request for Release in the form of Exhibit I signed by a Servicing
Officer, release the Mortgage File to the Servicer.  Subject to the further limitations set forth below, the applicable Servicer shall cause the Mortgage File or documents so released to be returned to the
Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Collection Account.

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         Each Request for Release may be delivered to the Custodian (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the applicable Servicer and the Custodian shall mutually agree.  The Custodian shall release the related Mortgage File(s) within three (3) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above.  Receipt of a properly completed Request for
Release shall be authorization to the Custodian to release such Mortgage Files, provided the Custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii)
above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the
Servicer, and so long as the Custodian complies with its duties and obligations under this Agreement.
If the Custodian is unable to release the Mortgage Files within the period previously specified, the
Custodian shall immediately notify the applicable Servicer indicating the reason for such delay.  If a
Servicer is required to pay penalties or damages due to the Custodian's negligent failure to release the related Mortgage File or the Custodian's negligent failure to execute and release documents in a timely manner, the Custodian, shall be liable for such penalties or damages respectively caused by it.

         If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any
Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.  Notwithstanding the foregoing, the applicable Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the
Custodian to be returned to the Custodian promptly after possession thereof shall have been released by the Custodian unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Servicer Collection Account, and the Servicer shall have delivered to the Custodian a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op
Loan) and the Servicer shall have delivered to the Custodian an Officer's Certificate of a Servicing
Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

SECTION 3.14.     Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans it services, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the
Servicer Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement.  Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Collection Account or Certificate Account or in
any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

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SECTION 3.15.     Servicing Compensation.

         As compensation for its activities hereunder, each Servicer shall be entitled to retain or withdraw from its Servicer Collection Account out of each payment or recovery of interest on a Mortgage
Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the
Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

         Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e., fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan)), modification fees, customary real estate referral fees, extension fees and similar fees payable by the
Mortgagor, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted
Investments in the related Servicer Collection Account shall be retained by the applicable Servicer to the extent not required to be deposited in the Servicer Collection Account pursuant to Sections 3.05 or
3.12(a) hereof.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in this
Agreement.  In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

SECTION 3.16.     Access to Certain Documentation.

         Each Servicer will provide to Trustee certain reports and reasonable access to information and documentation regarding the Mortgage Loans it services and cooperate in providing information to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, and access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.
Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the
Servicer in providing such reports and access.  Nothing in this Section shall limit the obligation of a
Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

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SECTION 3.17.     Special Servicing Agreements.  Each Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of the Class X Certificates, but such
Servicer will be required to continue otherwise to service the Mortgage Loans it services in accordance with the provisions of this Agreement.  Such agreement shall be subject to each Rating Agency's acknowledgement that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such holder may instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if
Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures.

SECTION 3.18.     [Reserved].

SECTION 3.19.     [Reserved].

SECTION 3.20.     [Reserved].

SECTION 3.21.     [Reserved].

SECTION 3.22.     [Reserved].

SECTION 3.23.     Prepayment Charge Reporting Requirements.

         Promptly after each Distribution Date, each Servicer shall provide to the Trustee the following information with regard to each Mortgage Loan it services that has prepaid during the related Prepayment
Period:

                (i)      loan number;

                (ii)     current Mortgage Rate;

                (iii)    current principal balance;

                (iv)     Prepayment Charge amount due; and

                (v)      Prepayment Charge amount collected.

SECTION 3.24.     Statements to Trustee.

         Not later than the 18th day (or if such day is not a Business Day, the immediately preceding
Business Day) of each month, each Servicer shall furnish to the Trustee an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed upon between the Servicer and the Trustee, including but not limited to information sufficient to allow the Trustee to prepare the Monthly Statement described in Section
4.05(a).

SECTION 3.25.     Indemnification.

        (a)      Each Servicer shall indemnify the Sellers, the Trust Fund, the Trustee, the Custodian, the
  Depositor and their officers, directors, employees and agents and hold each of them harmless against

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  any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of such Servicer to perform its duties and service the
  Mortgage Loans it services in compliance with the terms of this Agreement.  The applicable Servicer immediately shall notify the applicable Seller, the Trustee, the Custodian and the Depositor or any
  other relevant party if a claim is made by a third party with respect to this Agreement or the
  Mortgage Loans it services, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim.
  The applicable Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25(a), and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in its Servicer Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans it services in material compliance with the terms of this
  Agreement or the gross negligence, bad faith or willful misconduct of the Servicer.  The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding
  Certificates.

        (b)      [Reserved].

        (c)      The Trustee immediately shall notify the Sellers, the Servicers and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage
  Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim.  The Trustee shall provide the Servicers and the Depositor with a written report of all expenses and advances incurred by the Trustee pursuant to this Section 3.25(c), and the Trustee shall promptly reimburse itself from the assets of the Trust Fund in the Certificate Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Trustee to perform its duties in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Trustee.  The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

SECTION 3.26.     Nonsolicitation.

         For as long as a Servicer services Mortgage Loans, such Servicer covenants that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related
Mortgagors.  It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.  In addition, and by way of further clarification, servicing the refinancing needs of a Mortgagor who, without solicitation contacts a Servicer in connection with the refinance of such Mortgage Loan, shall not constitute solicitation as that term is used in this Section 3.26.

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                                               ARTICLE IV

                                              DISTRIBUTIONS

SECTION 4.01.     Advances.

        (a)      Subject to the conditions of this Article IV, each Servicer, as required below, shall make an
  Advance and deposit such Advance in the applicable Servicer Collection Account.  Each such Advance shall be remitted to the Servicer Collection Account no later than 1:00 p.m. Eastern time on the
  Servicer Advance Date in immediately available funds.  A Servicer shall be obligated to make any such
  Advance only to the extent that such advance would not be a Non-Recoverable Advance.  If a Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver
  (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor and each Rating Agency an Officer's
  Certificate setting forth the basis for such determination.  A Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon
  Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan.  If a Mortgagor does not pay its final Scheduled Payment on a Balloon
  Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing
  Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

         In lieu of making all or a portion of such Advance from its own funds, a Servicer may (i) cause to be made an appropriate entry in its records relating to the Servicer Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Servicer Collection Account to the Certificate
Account.  Any funds so applied and transferred shall be replaced by the Servicer by deposit in the
Servicer Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement.  A Servicer shall be entitled to be reimbursed from its Servicer Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08.  The obligation to make Advances with respect to any Mortgage
Loan shall continue until the earlier of (i) the date such Mortgage Loan is paid in full or (ii) the date the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan)
or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

        (b)      Notwithstanding anything in this Agreement to the contrary (including, but not limited to,
  Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by a Servicer if such Advance or Servicing Advance would, if made, constitute a
  Non-Recoverable Advance or a Non-Recoverable Servicing Advance.  The determination by a Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed
  Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable
  Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee.  In addition, a Servicer shall not be required to advance any Relief Act Shortfalls.

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SECTION 4.02.     Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         No later than the Servicer Remittance Date immediately preceding each Distribution Date, each
Servicer shall remit to the Trustee an amount from its own funds equal to the Compensating Interest with respect to such Servicer Remittance Date; and in case of such remittance, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the
Certificateholders.  With respect to any Mortgage Loan and Distribution Date, to the extent that the
Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest
Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.  Notwithstanding the foregoing, a Servicer shall not be obligated to pay Compensating Interest with respect to any Relief Act Shortfall.

SECTION 4.03.     Distributions on the REMIC Interests.

        (a)      On each Distribution Date, funds then available in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests issued in respect of REMIC I,
  REMIC II and REMIC III as specified in this Section.

        (b)                 (1)     On each Distribution Date, the REMIC I Distribution Amount shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests in the amounts and with the priorities set forth in the definition thereof.

                            (2)     On each Distribution Date, the REMIC II Distribution Amount shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests in the amounts and with the priorities set forth in the definition thereof.

                            (3)     On each Distribution Date, the REMIC III Distribution Amount shall be deemed to have been distributed by REMIC III to the Certificateholders on account of the REMIC III
      Regular Interests represented thereby in the amounts and with the priorities set forth in the definition thereof.

                            (4)     On each Distribution Date, the amount, if any, deemed received by the
      Class X Certificates in respect of REMIC III Regular Interest IO and under the X-AMB Swap Agreement shall be deemed to have been paid on behalf of the Class X Certificates by the Supplemental
      Interest Trust Trustee pursuant to Section 4.04(k) in respect of the Net Swap Payment owed to the
      Swap Counterparty.  On each Distribution Date, the amount, if any, received by the Supplemental
      Interest Trust Trustee from the Swap Counterparty in respect of the Swap Agreement shall be deemed to have been received by the Supplemental Interest Trust Trustee on behalf of the Class X
      Certificates.   On each Distribution Date, amounts paid to the Class A, Class M and Class B
      Certificates pursuant to Section 4.04(f)(iv) in respect of Available Funds Cap Carryover shall be deemed to have been paid by the Class X Certificateholder pursuant to the X-AMB Swap Agreement.

SECTION 4.04.     Distributions.

        (a)      [Reserved].

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        (b)      On each Distribution Date, the Trustee shall make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds in the following order of priority:

                (i)      to the Trustee, the Trustee Fee;

                (ii)     to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

                (iii)    to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental
Interest Trust to the Swap Counterparty (other than Defaulted Swap Termination Payments);

                (iv)     to each class of the Class A Certificates, on a pro rata basis, the Current Interest and any
Interest Carry Forward Amount with respect to each such class based upon the ratio of (x) the Current
Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates;

                (v)      [Reserved];

                (vi)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, the Current Interest for such class; and

                (vii)    any remainder pursuant to Section 4.04(f) hereof.

        (c)      On each Distribution Date, the Trustee shall distribute to the Class P Certificates from the
  Certificate Account an amount equal to any Prepayment Charges received with respect to the Mortgage
  Loans or paid by the applicable Servicer in respect of Prepayment Charges pursuant to this Agreement during the related Prepayment Period.

        (d)      On each Distribution Date, the Trustee shall make the following distributions from the
  Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority until such amount shall have been fully distributed for such Distribution Date:

                (i)      to the Class A Certificates, the Class A Principal Distribution Amount will be distributed sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the
Certificate Principal Balance of each such class has been reduced to zero; provided, however, that in the event that the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3
Certificates is greater than or equal to the aggregate Stated Principal Balance of the Mortgage Loans, the Class A Principal Distribution Amount will be distributed pro rata to the Class A-1, Class A-2 and
Class A-3 Certificates based on the outstanding Certificate Principal Balances thereof, until the
Certificate Principal Balances of each class have been reduced to zero;

                (ii)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, the Class M-1 Principal Distribution Amount, the Class M-2 Principal
Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution
Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount,
respectively, for each such Class, until the Certificate Principal Balance of each class has been reduced to zero; and

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                (iii)    any remainder pursuant to Section 4.04(f) hereof.

        (e)      [Reserved].

        (f)      On each Distribution Date, the Trustee shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(vii) and
  (d)(iii) hereof and each such distribution shall be made only after all distributions pursuant to
  Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                (i)      the Extra Principal Distribution Amount, as part of the Principal Distribution Amount;

                (ii)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, any Interest Carry Forward Amount with respect to such class;

                (iii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, any Unpaid Realized Loss Amount for such class;

                (iv)     concurrently, to the Offered Certificates, on a pro rata basis based upon the Available Funds
Cap Carryover for each such Class, the Available Funds Cap Carryover; and

                (v)      the remainder to the Supplemental Interest Trust, to be distributed in accordance with the priorities set forth in Section 4.04(k).

        (g)      [Reserved].

        (h)      On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section
  4.04(k)(xi) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the
  Trustee pursuant to Section 6.03 and (ii) to the Class X Certificates and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

        (i)      On each Distribution Date, after giving effect to distributions on such Distribution Date, the
  Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate
  Principal Balances of the Class X Certificates and the Subordinated Certificates in the following order of priority:

                (i)      to the Class X Certificates until the Class X Certificate Principal Balance is reduced to zero;

                (ii)     to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

                (iii)    to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

                (iv)     to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

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                (v)      to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                (vi)     to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                (vii)    to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

         All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the
REMIC I Regular Interests and the REMIC II Regular Interests as provided in the definition of REMIC I
Realized Losses and REMIC II Realized Losses, respectively.

         Realized Losses allocated to the Class X Certificates shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC III Regular Interest X-IO.
Realized Losses allocated to the Class X Certificates shall, to the extent such Realized Losses represent Realized Losses on a principal portion, shall be deemed first to reduce the principal balance of the REMIC III Regular Interest X-PO until such principal balance shall have been reduced to zero and thereafter to reduce accrued and unpaid interest on the REMIC III Regular Interest X-IO.

        (j)      Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the
  Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate
  Register.  Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         In accordance with this Agreement, each Servicer shall prepare and deliver a report (the
"Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date.  The Trustee will prepare the Monthly Report based solely upon the information received from each Servicer.

        (k)      A separate trust is hereby established (the "Supplemental Interest Trust"), the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the
  Certificateholders.  On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, as part of the Supplemental Interest Trust, a separate non-interest bearing trust account for the benefit of the holders of the Certificates.  Such account shall be an Eligible
  Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         The Supplemental Interest Trust Trustee shall enforce all of the Supplemental Interest Trust's rights and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

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         Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in to the Supplemental Interest Trust and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap
Counterparty.

         Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Supplemental Interest Trust Trustee of the Swap
Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee
shall deposit such Swap Termination Payment into a separate, non-interest bearing account established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each
Distribution Date following receipt of such Swap Termination Payment, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest
Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement attached hereto as Exhibit M) and distribute such amount in accordance with Section 4.04 of this
Agreement.  Any such account shall not be an asset of any REMIC.  Any amounts remaining in such account shall be distributed to the holders of the Class X Certificates on the Distribution Date following the earlier of (i) the exercise of the option to terminate the Trust Fund by the holders Class X
Certificates and (ii) the termination date of the original Swap Agreement.

         On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap
Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust.  The Supplemental
Interest Trust will not be an asset of any REMIC.  Funds in the Supplemental Interest Trust shall be distributed in the following order of priority by the Supplemental Interest Trust Trustee:

                (i)      to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such
Distribution Date;

                (ii)     to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination
Payment, if any, owed to the Swap Counterparty;

                (iii)    to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, any Current
Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from
Interest Funds;

                (iv)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest
Funds;

                (v)      to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(i) and 4.04(d)(ii) in order to maintain the
Overcollateralization Target Amount, and after giving effect to distributions from the Principal
Distribution Amount, including the Extra Principal Distribution Amount, for each such Class;

                (vi)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

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                (vii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2
Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from
Interest Funds and Principal Funds;

                (viii)   concurrently, to the Offered Certificates, on a pro rata basis, any Available Funds Cap
Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Available Funds Cap Carryover;

                (ix)     to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid;

                (x)      to the Class X Certificates in the following order of priority, (I) the Class X Current
Interest, (II) the Class X Interest Carry Forward Amount, (III) as principal on the Class X Certificates until the Certificate Principal Balance of the Class X Certificates has been reduced to zero
(distributions pursuant to this clause (III) being made only to the extent of Interest Funds and
Principal Funds that would be remaining had distributions on such Distribution Date pursuant to prior clauses of this Section 4.04(k) been made out of Interest Funds and Principal Funds (rather than out of proceeds of the Swap Agreement), (IV) the Class X Unpaid Realized Loss Amount, (V) the amount of any
Overcollateralization Reduction Amount for such Distribution Date; and (VI) for any Distribution Date after the Certificate Principal Balance of each Class of Class A, Class M and Class B Certificates has been reduced to zero, the Overcollateralization Amount; and

                (xi)     the remainder pursuant to Section 4.04(h).

         Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(k).

        (l)      With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental
  Interest Trust Trustee shall send any notices and make any demands, on behalf of the Supplemental
  Interest Trust, as are required under the Swap Agreement.

        (m)      The Supplemental Interest Trust Trustee is hereby directed by the Depositor, on or before the
  Closing Date, to sign the Swap Agreement on behalf of the Supplemental Interest Trust for the benefit of the Certificateholders, in the form presented to it by the Depositor.  The Supplemental Interest
  Trust Trustee shall have no responsibility for the contents, adequacy or sufficiency of the Swap
  Agreement, including, without limitation, any representations and warranties contained therein.  Any funds payable by the Trust under the Swap Agreement to the Swap Counterparty shall be paid by the
  Depositor.  Notwithstanding anything to the contrary contained herein or in the Swap Agreement, the
  Supplemental Interest Trust Trustee shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Supplemental Interest Trust Trustee be personally liable for the payment of any amounts payable by the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Swap
  Agreement.  In addition, the Supplemental Interest Trust Trustee shall be entitled to all of the same protections, immunities, rights and indemnities as are provided in this Agreement to the Trustee.

        (n)      On the Distribution Date immediately following the last month during which a Prepayment Charge may be assessed on a Mortgage Loan, or upon the termination of the Trust Fund pursuant to Section
  9.01, an amount equal to the Class P Reserve Amount shall be withdrawn from the Certificate Account

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  and distributed by the Trustee to Holders of the Class P Certificates until the Certificate Principal
  Balance thereof has been reduced to zero.  In addition, on each Distribution Date, all amounts transferred from the Class P Reserve Account representing Prepayment Charges in respect of the
  Prepayment Charge Loans received during the related Prepayment Period will be withdrawn from the
  Certificate Account and distributed by the Trustee to Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

        (o)     On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, as part of the Supplemental Interest Trust, a separate non-interest bearing trust account for the benefit of the Swap Counterparty (the "Credit Support Annex Account").  Such
account shall be an Eligible Account, and collateral or any amounts credited thereto shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

                  Collateral or any amounts received by the Supplemental Interest Trust Trustee from the
Swap Counterparty under the credit support annex of the Swap Agreement shall be credited to the Credit
Support Annex Account.  Collateral or any amounts credited to the Credit Support Annex Account shall be distributed in accordance with the credit support annex of the Swap Agreement.

                  Collateral or any amounts credited to the Credit Support Annex Account shall be invested in Permitted Investments.  The Swap Counterparty shall be the beneficial owner of the Credit
Support Annex Account for federal income tax purposes and shall direct the Supplemental Interest Trust
Trustee as to the investment of collateral or any amounts credited thereto.  In the absence of written instructions from the Swap Counterparty regarding the investment of collateral or any amounts credited to the Credit Support Annex Account, such collateral or amounts shall be invested in subparagraph (ix) of the definition of Permitted Investments.  All income and gain earned upon such investment shall be deposited into the Credit Support Annex Account and returned to the Swap Counterparty in accordance with the terms of the credit support annex of the Swap Agreement.  Neither the Trustee nor the Supplemental
Interest Trust Trustee shall be liable for the selection of investments or any losses incurred on such investments.

                  Upon termination of the Trust Fund, collateral or any amounts credited to the Credit
Support Annex Account shall be distributed in accordance with the credit support annex of the Swap
Agreement.

SECTION 4.05.     Monthly Statements to Certificateholders.

        (a)      Not later than each Distribution Date based solely on information provided by the Servicers
  (which information is not required to include any prediction of future performance as to which such report relates), the Trustee shall prepare and make available on its website located at
  "www.usbank.com/abs" to each Holder of a Class of Certificates of the Trust Fund, the Servicers, the
  Swap Counterparty, the Rating Agencies and the Depositor a statement setting forth for the
  Certificates:

                (i)      the date of such Distribution Date and the Determination Date for such Distribution Date;

                (ii)     for each Class, the applicable Record Date and Accrual Period;

                (iii)    the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the

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aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution
Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

                (iv)     the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                (v)      the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied
Realized Loss Amounts for such Distribution Date;

                (vi)     the Pool Stated Principal Balance for such Distribution Date;

                (vii)    the amount of the Servicing Fee paid to or retained by the Servicers, the amount of the Trustee
Fee paid to or retained by the Trustee and any amounts constituting reimbursement or indemnification of the Servicers or Trustee;

                (viii)   the amount of the Trustee Fee retained by the Trustee with respect to such Distribution Date;

                (ix)     the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                (x)      the amount of Advances included in the distribution on such Distribution Date, the aggregate amount of Advances outstanding as of the close of business on such Distribution Date and the amount of
Advances reimbursed since the previous Distribution Date;

                (xi)     the amount of Servicing Advances made since the previous Distribution Date and the aggregate amount of Servicing Advances outstanding as of the close of business on such Distribution Date;

                (xii)    the number and aggregate Stated Principal Balance of the Mortgage Loans, the Net Rate, the
weighted average remaining term to maturity of the Mortgage Loans and the cumulative amount of Principal
Prepayments, each as of the close of business on the last day of the calendar month preceding such
Distribution Date;

                (xiii)   the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate;

                (xiv)    the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such
Distribution Date, in the aggregate;

                (xv)     the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of
Mortgage Loans in foreclosure) in 30-day increments until foreclosure or other disposition and (B) in foreclosure, (C) in bankruptcy and (D) that are REO Properties, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate;

                (xvi)    with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof, in the aggregate and with respect to the Mortgage Loans;

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                (xvii)   the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate;

                (xviii)  the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution
Date, in the aggregate;

                (xix)    whether a Stepdown Trigger Event has occurred and is in effect;

                (xx)     with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

                (xxi)    the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage
Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                (xxii)   the number of Mortgage Loans for which Prepayment Charges were received during the related
Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the
Cut-off Date;

                (xxiii)  the amount and purpose of any withdrawal from the Servicer Collection Accounts pursuant to
Section 3.08(a)(viii);

                (xxiv)   the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

                (xxv)    as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest
Trust pursuant to the Swap Agreement as described in Section 4.04(k) and the amount thereof to be paid to the Offered Certificates as described in Section 4.04(k) hereof;

                (xxvi)   any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

                (xxvii)  any material modifications, extensions or waivers as to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date and cumulatively since the Cut-off Date;

                (xxviii) unless such information is set forth in the Form 10-D relating to such Distribution Date or an appropriate Form 8-K, and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breach of covenants hereunder; and

                (xxix)   the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the Trust since the previous Distribution Date.

        (b)      The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website.

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  The Trustee's Internet website shall initially be located at "www.usbank.com/abs".  Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-934-6802.
  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

        (c)      [Reserved].

        (d)      If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) without regard to subclauses (A)-(D) thereof and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such
  Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

        (e)      Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holder of the
  Class R Certificate each Form 1066 and each Form 1066Q, upon written request, and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R
  Certificate with respect to the following matters:

                (i)      The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment
Assumption;

                (ii)     The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                (iii)    The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                (iv)     The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                (v)      The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the

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REMICs with respect to such regular interests or bad debt deductions claimed with respect to the
Mortgage Loans;

                (vi)     The amount and timing of any non-interest expenses of the REMICs; and

                (vii)    Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the
Depositor pursuant to Section 8.12.

        (f)      Based solely on information provided by the Servicers, the Trustee shall prepare and make available a monthly statement to each of Bloomberg L.P., Intex Solutions, Inc., and LoanPerformance,
  Inc. containing such mortgage loan data elements as are reasonably available to the Trustee, in such data format as may be reasonably requested by such services.

SECTION 4.06.     Class P Reserve Account.

         (a)      On or before the Closing Date, the Trustee shall establish a Class P Reserve Account on behalf of the Holders of the Class P Certificates.  The Class P Reserve Account must be an Eligible
Account. The Class P Reserve Account shall be entitled "Class P Reserve Account, U.S. Bank National
Association as Trustee for the benefit of holders of Wachovia Mortgage Loan Trust, Asset-Backed
Certificates, Series 2006-ALT1" (the "Class P Reserve Account").  On the Closing Date, the Depositor
will cause, on behalf of the Trust, the Class P Reserve Amount to be deposited into the Class P Reserve
Account.  In addition, all amounts received by a Servicer in connection with Prepayment Charges on the
Prepayment Charge Loans shall be remitted by the applicable Servicer on the Servicer Remittance Date to the Trustee and shall be deposited by the Trustee into the Class P Reserve Account, at the direction of the Servicer, upon receipt thereof.  Funds on deposit in the Class P Reserve Account shall remain uninvested and shall be held in trust by the Trustee for the holder of the Class P Certificates.

         (b)      On the Business Day prior to each Distribution Date, the Trustee shall withdraw the amount then on deposit in the Class P Reserve Account representing Prepayment Charges in respect of the
Prepayment Charge Loans received during the related Prepayment Period and deposit such amount into the
Certificate Account to be distributed to the Holders of the Class P Certificates in accordance with
Section 4.04(n).

                                                ARTICLE V

                                             THE CERTIFICATES

SECTION 5.01.     The Certificates.

         The Certificates shall be substantially in the forms  attached hereto as exhibits.  The
Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

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                                      Minimum             Integral Multiples in       Original Certificate
           Class                   Denomination             Excess of Minimum           Principal Balance
________________________________________________________________________________________________________________
         A-1                        $25,000.00                  $1000.00                          $236,585,000
         A-2                        $25,000.00                  $1000.00                           $87,995,000
         A-3                        $25,000.00                  $1000.00                          $109,376,000
         M-1                        $25,000.00                  $1000.00                            $7,355,000
         M-2                        $25,000.00                  $1000.00                            $3,677,000
         M-3                        $25,000.00                  $1000.00                            $4,367,000
         M-4                        $25,000.00                  $1000.00                            $2,068,000
         B-1                        $25,000.00                  $1000.00                            $2,758,000
         B-2                        $25,000.00                  $1000.00                            $2,528,000
         X                              (1)                        (1)                           $2,992,870.24
         R                              (2)                        (2)                                     (2)
         P                              (3)                        (3)                                 $100.00
___________________
(1)      The Class X Certificates shall not have minimum dollar denominations and shall be issued in a minimum percentage interest of 5%, with additional amounts issued in increments of 1%.

(2)      The Class R Certificate shall not have minimum dollar denominations or a certificate notional balance and shall be issued in a minimum percentage interest of 100%.

(3)      The Class P Certificates shall not have minimum dollar denominations and shall be issued in a minimum percentage interest of 5%, with additional amounts issued in increments of 1%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery.  No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All
Certificates shall be dated the date of their authentication.  On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of Certificates.

        (a)      The Trustee shall maintain, or cause to be maintained in accordance with the provisions of
  Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
  Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any
Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the

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Certificates that the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All
Certificates surrendered for registration of  Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

        (b)      No Transfer of a Class X, Class P or Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws.  In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class X or Class P Certificate by
  Wachovia Capital Markets, LLC) each certify to the Trustee in writing the facts surrounding the
  Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i)
  deliver a letter in substantially the form of either Exhibit G (the "Investment Letter"), Exhibit H
  (the "Rule 144A Letter") or Exhibit J (the "Regulation S Letter") or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the
  Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee.  The
  Depositor shall provide to any Holder of a Class X, Class P or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the
  Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A or
  Regulation S.  The Trustee shall cooperate with the Depositor in providing the Rule 144A or Regulation
  S information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Class X, Class P or Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an Restricted Certificate that is a Class R Certificate may be made to any
Person that is an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), or to any Person directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such
Plan.  Each Person to whom a Class R Certificate is to be transferred shall be required or deemed to represent that it is not a Plan.

         No transfer of an ERISA-Restricted Certificate (other than the Class R Certificate) shall be made to any Person unless the Trustee has received (A) a representation that such transferee is not a
Plan and is not directly or indirectly acquiring the Certificate for, on behalf of, or with the assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited

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Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive
Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Depositor.

         Except in the case of Definitive Certificates, for purposes of the two immediately preceding paragraphs of this Subsection 5.02(b), other than clause (C) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates).

         Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA
Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.
The Trustee shall not be under any liability to any Person for any registration or transfer of any ERISA
Restricted Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.  The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate at and after the time it commenced such holding.  Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a
Plan.

        (c)      Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R
  Certificate are expressly subject to the following provisions:

                (i)      Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a
Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                (ii)     No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof.  No Ownership Interest in a Class R
Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit
E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration
(11) in Appendix A of the Transfer Affidavit may be left blank.  If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section
5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

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                (iii)    Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree
(A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its
Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R
Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the
Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.  Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S.
Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

                (iv)     Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in
violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Class R
Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted
Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of
Transfer of such Class R Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the
Transfer was registered after receipt of the related Transfer Affidavit.  The Trustee shall be entitled but not  obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted
Transferee at the time it became a Holder or, at such subsequent time as it became other than a
Permitted Transferee, all payments made on such Class R Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of
Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a
Holder that is a Permitted Transferee.

        (d)      The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

        (e)      The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Trustee.

        (f)      Each Holder of an Offered Certificate or any interest therein shall be deemed to have represented, by its acquisition or holding of such Offered Certificate or any interest therein, that

                                                      110

  as of any date prior to the termination of the Swap Agreement, at least one of PTCE 84-14, 90-1,
  91-38, 95-60, 96-23 or other applicable exemption applies to such Holder's right to receive payments from the Supplemental Interest Trust.

                  (g)     Notwithstanding anything to the contrary contained herein, the Trustee shall not permit the transfer of a beneficial interest in a Class X Certificate unless the transferee executes and delivers to the Trustee any certification that is required pursuant to Section 8.12(c) prior to transfer.

SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and
Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and its counsel) connected therewith.  Any replacement Certificate issued pursuant to this
Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

SECTION 5.04.     Persons Deemed Owners.

         The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee, nor any agent of the
Trustee, shall be affected by any notice to the contrary.

SECTION 5.05.     Access to List of Certificateholders' Names and Addresses.

         If three or more Certificateholders (a) request such  information in writing from the Trustee,
(b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any.  The
Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the
Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06.     Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor.  The Book-Entry Certificates shall initially be registered on the
Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a

                                                      111

Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08.  Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the
Book-Entry Certificates pursuant to Section 5.08:

        (a)      the provisions of this Section shall be in full force and effect;

        (b)      the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

        (c)      registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

        (d)      the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository
  and/or the Depository Participants.  Pursuant to the Depository Agreement, unless and until Definitive
  Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

        (e)      the Depository may collect its usual and customary fees, charges and expenses from its
  Depository Participants;

        (f)      the Trustee may rely and shall be fully protected in relying upon information furnished by the
  Depository with respect to its Depository Participants; and

        (g)      to the extent that the provisions of this Section conflict with any other provisions of this
  Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry
Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

SECTION 5.07.     Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the
Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive
Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

SECTION 5.08.     Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the
Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such
Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the
Trustee of its intent to terminate the book-entry system through the Depository and, upon receipt of

                                                      112

notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default,
Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to
Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such
Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same.  The
Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon surrender to the Trustee of any such
Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates.  Neither the
Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such
Definitive Certificates as Certificateholders hereunder.

SECTION 5.09.     Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.  The
Trustee initially designates its offices at 60 Livingston Avenue, EP-MN-WS2N, St. Paul, Minnesota 55107,
Attention: Transfer Unit/WMLT 2006-ALT1 as offices for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                                ARTICLE VI

                              THE DEPOSITOR, THE SERVICERS AND THE CUSTODIAN

SECTION 6.01.     Respective Liabilities of the Depositor, the Servicers and the Custodian.

         The Depositor, the Servicers and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.  By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 to assume any obligations of the Servicers or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but it is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

SECTION 6.02.     Merger or Consolidation of the Depositor, the Servicers or the Custodian.

         Except as provided in the next paragraph, the Depositor, the Servicers or the Custodian will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this
Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

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         Any Person into which the Depositor, the Servicers or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the
Servicers or the Custodian shall be a party, or any Person succeeding to the business of the Depositor, the Servicers or the Custodian, shall be the successor of the Depositor, the Servicers or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law);
provided, however, that the successor or surviving Person to a Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

SECTION 6.03.     Limitation on Liability of the Depositor, the Servicer, the Custodian and Others.

         None of the Depositor, the Servicers or the Custodian nor any of the directors, officers, employees or agents of the Depositor, the Servicers or the Custodian shall be under any liability to the
Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or the Custodian against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or the Custodian from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Servicers or the Custodian and any director, officer, employee or agent of the Depositor, the Servicers or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The
Depositor, the Servicer, the Custodian and any director, officer, employee or agent of the Depositor, the Servicers or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of
Treasury Regulation Section 1.860G-1(b)(3)(ii).  None of the Depositor, the Servicers nor the Custodian
shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability;
provided, however, that any of the Depositor, the Servicers or the Custodian in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicers
and the Custodian shall be entitled to be reimbursed therefor out of the Servicers Collection Account as provided by Section 3.08 hereof.

         The provisions of this Section 6.03 shall survive any termination of this Agreement and the resignation or removal of the Custodian.

SECTION 6.04.     Limitation on Resignation of Servicer.

         A Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until a successor

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servicer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.  Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of a
Servicer.

SECTION 6.05.     Errors and Omissions Insurance; Fidelity Bonds.

         Each Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac unless the Servicer has obtained a waiver of such requirements from Fannie
Mae or Freddie Mac.  Each Servicer shall provide the Trustee, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond.  In the event that any such policy or bond ceases to be in effect, the
Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.  Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.  A Servicer shall be deemed to have complied with this provision if an Affiliate of the
Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.

                                                ARTICLE VII

                                     DEFAULT; TERMINATION OF SERVICER

SECTION 7.01.     Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                (i)      any failure by a Servicer to make any Advance, to deposit in the Servicer Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under
Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Servicer by
the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the
Certificates; or

                (ii)     any failure by a Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue in any material respect, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Depositor by the
Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;
or

                (iii)    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have

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been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                (iv)     consent by a Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the
Servicer or all or substantially all of the property of the Servicer; or

                (v)      admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or

                (vi)     any failure by a Servicer to duly perform, within the required time period, its obligations under Article XII of this Agreement.

         If an Event of Default shall occur with respect to a Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee shall, by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.  On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or a successor servicer.  To the extent the Event of Default resulted from the failure of a Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of a Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of a Servicer to pay amounts owed pursuant to Article VIII.
Each Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the applicable Servicer Collection Account, or thereafter be received with respect to the Mortgage Loans.  The Trustee shall promptly notify the Rating
Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

         Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan it serviced that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.  Notwithstanding anything herein to the contrary, upon termination of a Servicer hereunder, any liabilities of the
Servicer which accrued prior to such termination shall survive such termination.

SECTION 7.02.       Trustee to Act; Appointment of Successor.

         On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Servicer in

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its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the
Servicer by the terms and provisions hereof and applicable law, including the obligation to make advances pursuant to Section 4.01; provided, however, that the Trustee, acting in its capacity as successor to the Servicer shall have no obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if it shall have reasonable grounds for believing that such funds are non-recoverable.  As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to if the Servicer had continued to act hereunder.  Notwithstanding the foregoing, if the Trustee has become the successor to a
Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which successor shall not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to a Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the
Servicer hereunder.  Any successor servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of a Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.  No appointment of a successor to a Servicer hereunder shall be effective until the
Trustee shall have consented thereto and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder.  The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment; provided, however, that the
Trustee may, if it shall become unwilling to continue to so act as servicer, or shall, if it shall become prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to continue to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which successor shall not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to a Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  Pending appointment of a successor to a Servicer hereunder, the
Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the
Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted a Servicer hereunder.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the
Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of a Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to a Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

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SECTION 7.03.     Notification to Certificateholders.

        (a)      Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor, any other Servicer, the Swap
  Counterparty and to each Rating Agency.

        (b)      Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                                ARTICLE VIII

                                          CONCERNING THE TRUSTEE

SECTION 8.01.     Duties of the Trustee.

         The Trustee, prior to the occurrence of an Event of  Default and after the curing of all Events of Default that may have occurred, each shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.  In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the direction of the majority of the Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the
Certificateholders.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicers or the Depositor hereunder.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Trustee will provide notice to the
Certificateholders and take such further action as directed in writing by the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                (i)      prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this
Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of

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such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                (ii)     the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

                (iii)    the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

                (iv)     the Trustee shall not be charged with knowledge of any default or Event of Default unless a
Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such default or Event of Default or any officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office.  In the absence of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default;

                (v)      the Trustee shall not have a duty (A) to see to any recording, filing, or depositing of this
Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refilling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund; and

                (vi)     no provision in this Agreement shall require the Trustee to expend or risk its own funds
(including, without limitation, the making of any Advance by the Trustee as a successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk of liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner or performance of, any of the obligations of a Servicer under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, a predecessor Servicer in accordance with the terms of this Agreement.

SECTION 8.02.     Certain Matters Affecting the Trustee.

        (a)      Except as otherwise provided in Section 8.01:

                (i)      the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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        (ii)     the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

        (iii)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

        (iv)     prior to the occurrence of an Event of Default hereunder and after the curing of all Events of
Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such
Class;

        (v)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

        (vi)     the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

        (vii)    the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

        (viii)   the Trustee shall not be charged with knowledge of any default or Event of Default unless a
Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such default or Event of Default or any officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office.  In the absence of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default;

        (ix)     [Reserved];

        (x)      the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

        (xi)     the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

        (xii)    if requested by a Servicer, the Trustee shall appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate

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for the servicing and administration of the Mortgage Loans pursuant to this Agreement.  Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the
Servicer.  The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs, expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

                (xiii)   the Trustee shall not be required to give any bond or surety in respect of the execution of the
Trust created hereby or the powers granted hereunder.

        (b)      All rights of action under this Agreement or under any of the Certificates, enforceable by the
  Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.  The Trustee shall not have a duty
  (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refilling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the
Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The
Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage
Loan, or any related document other than with respect to the execution and authentication of the
Certificates, if it so executed or authorized the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or a Servicer of any funds paid to the Depositor or the
Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Servicer Collection
Account or the Certificate Account by the Depositor or a Servicer.

         The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the assets of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a predecessor Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the

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validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a predecessor Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any part of the Trust Estate that either party may hold in its individual capacity; the acts or omissions of any of the Depositor, any Servicer (other than if the Trustee shall assume the duties of a predecessor Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any subservicer or any Mortgagor; any action of any Servicer
(other than if the Trustee shall assume the duties of a predecessor Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any subservicer taken in the name of the Trustee; the failure of any Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a predecessor Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor
Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement.

SECTION 8.04.     Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of
Certificates with the same rights as it would have if it was not the Trustee.

SECTION 8.05.     Trustee's Fees and Expenses.  The Trustee will be entitled to the Trustee Fee for the performance of its activities hereunder.  In addition, the Trustee will be entitled to all income and gain realized from any investment of funds in the Certificate Account, pursuant to Section 3.05(f), for the performance of its activities hereunder.

SECTION 8.06.     Indemnification and Expenses of Trustee.

        (a)      The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                (i)      with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 8.06;

                (ii)     while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                (iii)    notwithstanding anything to the contrary in this Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the
Depositor, which consent shall not be unreasonably withheld; and

                (iv)     any such loss, liability or expense to be indemnified by the Trust Fund must constitute an
"unanticipated expense" of the Trust Fund within the meaning of Treasury Regulations Section
1.860G-1(b)(3)(ii).

         The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

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        (b)      The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section
  1.860G-1(b)(3)(ii).

SECTION 8.07.     Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction).  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof.  The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer, other than the Trustee in its role as successor to the Servicer.

SECTION 8.08.     Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1)
giving written notice of resignation to the Depositor and the Servicers by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the
Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of
Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or (ii) the
Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, or (iv) the
Trustee fails to timely comply with Article XI hereof, then the Depositor may remove the Trustee, and the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

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         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates may at
any time remove the Trustee, and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09 hereof.

SECTION 8.09.     Successor Trustee.

         Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the
Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.
If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the
Depositor.

SECTION 8.10.     Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the
Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

SECTION 8.11.     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any
Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider

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necessary or desirable.  Any such co-trustee or separate trustee shall be subject to the written approval of the applicable Servicer.  The Trustee shall not be liable for the actions of any co-trustee;
provided the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder.  If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i)      All rights, powers, duties and obligations conferred or imposed upon the Trustee except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicers shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                (ii)     No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                (iii)    The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.12.     Tax Matters.

        (a)      It is intended that each of the REMICs provided for herein shall constitute a REMIC, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions.  In

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  furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the
  Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;
  (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue
  Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs  for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if
  necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a
  Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a
  Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such
  REMICs or any controversy involving the Trust Fund.

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         It is intended that the Supplemental Interest Trust be classified for federal income tax purposes as a grantor trust under Subpart E, part I of subchapter J of chapter 1 of the Code, of which the Class X Certificateholders are owners, rather than a partnership, an association taxable as a corporation or a taxable mortgage pool; and the powers granted and obligations undertaken in this
Agreement shall be construed so as to further such intent.  The Supplemental Interest Trust Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, all of the Tax Returns that it determines are required with respect to the Supplemental Interest Trust.

         In order to enable the Trustee and the Supplemental Interest Trust Trustee to perform their duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within
10 days after the Closing Date all information or data that the Trustee and the Supplemental Interest
Trust Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the
Depositor shall provide to the Trustee and the Supplemental Interest Trust Trustee promptly upon written request therefor, any such additional information or data that the Trustee or the Supplemental Interest
Trust Trustee may, from time to time, request in order to enable the Trustee and the Supplemental
Interest Trust Trustee to perform its duties as set forth herein.  The Depositor hereby agrees to indemnify the Trustee and the Supplemental Interest Trust Trustee for any losses, liabilities, damages, claims or expenses of the Trustee or the Supplemental Interest Trust Trustee arising from any errors or miscalculations of the Trustee or the Supplemental Interest Trust Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee and the Supplemental Interest Trust Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property"
of the any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust
Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i)
or (ii), any such tax will be paid first with amounts (other than amounts derived by the Supplemental
Interest Trust from a payment on the Swap Agreement) otherwise to be distributed to the Class R
Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Trust Fund from a payment on the Swap Agreement) otherwise to be distributed to all other
Certificateholders in the following order of priority:  first, to the Class X Certificates (pro rata), second, to the Class B-2 Certificates (pro rata), third, to the Class B-1 Certificates (pro rata), fourth, to the Class M-4 Certificates (pro rata), fifth, to the Class M-3 Certificates (pro rata), sixth, to the Class M-2 Certificates (pro rata), seventh, to the Class M-1 Certificates (pro rata), eighth, to the Class A and Class R Certificates (pro rata).  Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax.  The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

        (b)      Each of the Depositor, the Trustee and the Supplemental Interest Trust Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the  REMICs provided for herein or the grantor

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  trust status of the Supplemental Interest Trust or result in the imposition of a tax upon any of the
  REMICs provided for herein or the Supplemental Interest Trust.

        (c)      Each Class X Certificateholder shall provide the appropriate tax certification acceptable to the Trustee to enable the Trust to make payments on the Class X Certificates without withholding or backup withholding taxes. Each Class X Certificateholder agrees to update or replace such form or certification in accordance with its terms or its subsequent amendments and consents to the delivery by the Supplemental Interest Trust Trustee to the Swap Counterparty of any such certification. Such certification may include Form W-8BEN, Form W-8IMY, Form W-9 or Form W-8ECI or any successors to such
  IRS forms. Any purported sales or transfers of any Class X Certificate to a transferee which does not comply with these requirements shall be deemed null and void under this Agreement.  If the Trust Fund becomes subject to deduction, withholding, or other charge or assessment from, or with respect to, payments to any Class X Certificateholder for any present or future tax, duty, assessment, or governmental charge, then the Trustee shall indicate the amount withheld to such Class X
  Certificateholders. Such amounts shall be deemed to have been distributed to such Class X
  Certificateholders for all purposes of this Agreement.

        (d)     The Supplemental Interest Trust Trustee, on behalf of the Supplemental
Interest Trust, (i) shall authorize, execute and deliver a United States Internal Revenue Service Form
W-9 or successor applicable form, or other appropriate United States tax forms as may be required to prevent withholding or backup withholding taxes on payments to the Supplemental Interest Trust under the
Swap Agreement, to the Swap Counterparty on or before the first payment date under the Swap Agreement and thereafter prior to the expiration or obsolescence of such previously delivered form and (ii) shall, if requested by the Swap Counterparty, deliver to the Swap Counterparty promptly upon receipt each certification received from any Class X Certificateholders pursuant to Section 8.12(c).

SECTION 8.13.     X-AMB Swap Agreement.

         The Supplemental Interest Trust Trustee is hereby authorized and directed to, and agrees that it shall enter into, the X-AMB Swap Agreement on behalf of (i) the Class A, Class M and Class B
Certificates on the one hand, and (ii) the Class X Certificateholders on the other hand.

                                               ARTICLE IX

                                               TERMINATION

SECTION 9.01.     Termination upon Liquidation or Repurchase of all Mortgage Loans.

        (a)      Subject to Section 9.03, the obligations and  responsibilities of the Depositor, the Servicers, the Custodian and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination with respect to all of the Mortgage Loans in the Trust Fund and
  (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the
  Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i)  the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the
  United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible
  Maturity Date.

        (b)      On or before the Determination Date following the Optional Termination Date, National City may, at its option, purchase all of the National City Mortgage Loans and related REO Properties, and Wells

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  Fargo may, at its option, purchase all of the Wells Fargo Mortgage Loans and related REO Properties, at a price equal to the Optional Termination Price. Upon purchase of all remaining Mortgage Loans in the Trust Fund, the Trust Fund will terminate.  In the event National City and Wells Fargo exercise their respective rights on the same day and the Trust Fund is terminated, National City and Wells
  Fargo shall each pay a pro rata portion of any Swap Termination Payment, such payment to be allocated in accordance with the ratio that their respective Mortgage Loans bear to the aggregate of the
  Mortgage Loans remaining in the Trust Fund on such date.  In connection with such termination, the
  Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date.  Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the Servicers shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt.  Upon any termination of the Trust
  Fund pursuant to this Section 9.01(b), out of the Optional Termination Amount deposited into the
  Certificate Account, the Supplemental Interest Trust Trustee shall pay to the Swap Counterparty any
  Swap Termination Payment, and the Trustee shall pay to the Trustee and the Servicers, as applicable, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the
  Servicers and any unpaid or unreimbursed Servicing Fees, Trustee Fees, Advances and Servicing Advances.

         Notwithstanding anything to the contrary in this Article IX, the parties hereto intend that the portion of any amount received upon an Optional Termination that is attributable to clause (D) of the definition of Optional Termination Price shall be treated for federal income tax purposes as having been paid by the Servicers directly to the Swap Counterparty (rather than having been paid to any REMIC)
pursuant to the Swap Agreement.

SECTION 9.02.     Final Distribution on the Certificates.

         If on any Determination Date, (i) the Trustee determines based on information provided in writing by the Servicers that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Servicer Collection Accounts, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of
Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the
Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date.  Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which
Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed  no later than the last calendar day of the month immediately preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the
Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Trustee shall cause all funds in the Servicer Collection
Accounts to be deposited in the Certificate Account on the Business Day prior to the applicable
Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon

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such final deposit with respect to the Trust Fund, certification to the Custodian that such required amount has been deposited in the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate
Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the
Trustee shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the
Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the
Trustee shall have no further duties or obligations with respect thereto.

SECTION 9.03.     Additional Termination Requirements.

        (a)      In the event the Servicers complete an Optional Termination as provided in Section 9.01, and all of the Mortgage Loans are purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicers, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii)
  cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any
  Certificates are outstanding:

                (i)      The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1.  The
Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the
Servicers;

                (ii)     During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust
Fund for cash; and

                (iii)    At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

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        (b)      By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

        (c)      Upon the written request of the Depositor, the Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation as provided to it by the Depositor.  The Trustee's obligation to adopt and sign such plan of complete liquidation is subject to the Trustee's receipt of the Opinion of Counsel referred to in Section 9.03(a)(i).  In addition, the Trustee shall take such other action in connection therewith as may be reasonably requested by the Depositor.

                                                ARTICLE X

                                         MISCELLANEOUS PROVISIONS

SECTION 10.01.    Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicers and the
Trustee, without the consent of any of the Certificateholders to

                (i)      to cure any ambiguity or correct any mistake,

                (ii)     to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any
Prospectus or Private Placement Memorandum related to ay of the Certificates,

                (iii)    to add any other provisions with respect to matters or questions arising under this Agreement,

                (iv)     to modify, alter, amend, add to or rescind any of the terms or provisions contained in this
Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating, or

                (v)      to comply with Regulation AB.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicers and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but

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in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Servicers and the
Trustee and the Holders of the Certificates affected thereby evidencing not less than 66% of the Voting
Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates;
provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the
Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the
Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of
Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause
(A) is not required to be reached pursuant to this Section 10.01.

         The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

         Notwithstanding the foregoing, the Swap Counterparty's written consent will be required for any amendment with respect to payments to the Supplemental Interest Trust or that otherwise would have a material adverse affect on the rights and interests of the Swap Counterparty (provided that such consent shall not be unreasonably withheld).

SECTION 10.02.    Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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SECTION 10.03.    Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF
THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED
IN  ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 10.04.    Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes,
Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans and all other assets of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee.  It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this
Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of, and the Depositor hereby grants to the Trustee, a security interest in (A) all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired, (B) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (C) all proceeds of the foregoing.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial
Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 10.05.    Notices.

        (a)      The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                (i)      Any material change or amendment to this Agreement;

                (ii)     The occurrence of any Event of Default that has not been cured;

                (iii)    The resignation or termination of the Trustee or the Servicers and the appointment of any successor;

                (iv)     The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

                (v)      The final payment to Certificateholders; and

                (vi)     Any change in the location of the Certificate Account.

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        (b)      The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

                (i)      Each report to Certificateholders described in Section 4.05;

                (ii)     Each annual statement as to compliance described in Section 3.17; and

                (iii)    Each annual independent public accountants' servicing report described in Section 3.18.

        (c)      All notices, statements, reports or certificates required by this Agreement to be sent or made available to any other party hereto, to the Rating Agencies or to the Certificateholders (including, without limitation, the statements, certificates and reports described in Sections 4.05, 7.03 and this
  Section 10.05) shall also be sent or made available to the Swap Counterparty in the same manner and at the same time as they are sent or made available to the Rating Agencies or Certificateholders, as the
  case may be.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Wachovia Mortgage Loan Trust, LLC, 301 S.
College Street, NC5578-Suite G, Charlotte, North Carolina 28288, Attention:  General Counsel and Chief
Financial Officer; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a
division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Moody's
Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of Wells
Fargo, Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention: John B. Brown, MAC
X2302-033, with a copy to General Counsel, MAC X2401-06T; (d) in the case of National City, National
City Mortgage Co., 3232 Newmark Dr., Miamisburg, OH 45342, Attention: Mary Beth Criswell, (e) in the
case of the Trustee, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul,
Minnesota 55107, Attention:  Structured Finance/WMLT 2006-ALT1; and (f) in the case of the Swap
Counterparty, Wachovia Bank National Association, 301 South College Street, DC-8, Charlotte, North
Carolina 28288-0600, Attention: Bruce Young, and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.
Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 10.06.    Severability of Provisions.

         If any one or more of the covenants, agreements,  provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.    Assignment.

         Notwithstanding anything to the contrary contained  herein, except as provided pursuant to
Section 6.02, this Agreement may not be assigned by the Servicers without the prior written consent of the Trustee and Depositor.

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SECTION 10.08.    Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall  not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association;
nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of
Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as
Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09.    Inspection and Audit Rights.

         Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the
Depositor or the Trustee, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor or the
Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection;
all other such expenses shall be borne by the applicable Servicer.

SECTION 10.10.    Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates

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shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 10.11.    Third Party Beneficiary.   The Swap Counterparty shall be an express third-party
beneficiary of this Agreement to the extent of its express rights to receive any payments under this
Agreement, and its express rights with respect to amendments and notices as set forth in Sections 10.01 and 10.05, respectively, of this Agreement and shall have the right to enforce the related provisions under this Agreement as if it were a party.

                                                ARTICLE XI

                                            1934 ACT REPORTING

SECTION 11.01.    Commission Reporting.

        (a)      The Trustee and the Servicers shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the 1934 Act.  The Trustee shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the 1934 Act, and the Depositor shall sign and the Trustee shall file (via EDGAR) such forms on behalf of the Depositor.

        (b)      Failure of a Servicer to timely comply with this Article XI (including with respect to the time frames required in this Article) shall be deemed an Event of Default, and the Trustee, at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this
  Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of a Servicer under this Agreement and in and to the Mortgage Loans it services and the proceeds thereof without compensating the
  Servicer for the same, and the Depositor shall, in accordance with Sections 7.01 and 8.08, thereupon appoint a successor Servicer.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        (c)      Failure of the Trustee to timely comply with this Article XI (including with respect to the time frames required in this Article) shall be deemed an Event of Default, and the Depositor, shall, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Trustee under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Trustee for the same, and the Depositor shall, in accordance with Sections 7.01 and 8.08, appoint a successor Trustee.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        (d)      [Reserved].

        (e)      Each of the parties acknowledges and agrees that the purpose of Article XI is to facilitate compliance by the Depositor with the provisions of Regulation AB.  Therefore, each of the parties agrees that (i) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (ii) the parties' obligations hereunder will be supplemented and modified in writing, as agreed to and executed by the parties hereto, as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets or otherwise in respect of the requirements of Regulation AB, (iii)

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  the parties shall comply with reasonable requests made by the Depositor or the Trustee for delivery of additional information as the Depositor or the Trustee may reasonably determine is necessary to comply with the provisions of Regulation AB, and (iv) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 11.02.    Form 10-D Reporting.  Within 15 days after each Distribution Date (subject to permitted extensions under the 1934 Act), the Trustee shall prepare and file on behalf of the Trust any
Form 10-D required by the 1934 Act, in form and substance as required by the 1934 Act.  The Trustee shall file each such Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D
("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit P to the
Depositor and Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any
Additional Form 10-D Disclosure, except as set forth in the next paragraph.

                  As set forth on Exhibit P hereto, within two calendar days after each Distribution
Date for which a Form 10-D is required to be filed, (i) the parties set forth thereon shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible person thereof, in
EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure together with an additional disclosure notification in the form of Exhibit R hereto (an "Additional Disclosure Notification") and (ii) the
Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on the related Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any
Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

                  At least eight calendar days prior to the date a Form 10-D is due to be filed with the
Commission (the "10-D Filing Deadline"), the Trustee shall forward electronically a draft copy of the
Form 10-D to the Depositor for review.  Within two calendar days of receipt, but in no event no later than the sixth calendar day prior to the 10-D Filing Deadline, the Depositor shall notify the Trustee of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form, and the Trustee shall deliver the Form 10-D to the Depositor for execution.  No later than five calendar days prior to the 10-D Filing Deadline, a duly authorized representative of the Depositor shall sign the Form 10-D.
If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the
Trustee will follow the procedures set forth in Section 11.05.  Promptly (but no later than one Business
Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee.  Each party to this Agreement acknowledges that the performance by the Depositor and the Trustee of their duties under this Section
11.02 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this
Section 11.02.  Neither the Trustee nor the Depositor shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, timely execute and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 11.03.    Form 10-K Reporting.  On or prior to March 1 of each year in which a Form 10-K must be filed with respect to the Trust, the Depositor will provide to the Trustee a draft of the first page of a Form 10-K that includes the information regarding the Depositor and the Trust as approved by the

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Depositor for inclusion in the Form 10-K to be prepared by the Trustee pursuant to this Section 11.03.
Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the 1934 Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year) in which a Form 10-K is required by the 1934 Act to be filed with respect to the Trust, commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form
10-K, in form and substance as required by the 1934 Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement and the related Custodial Agreement, (i) the Item
1123 Certificate for each Servicer and each Additional Servicer (each, a "Reporting Servicer") as described under Section 11.06, (ii)(A) the Assessment of Compliance with servicing criteria for each
Reporting Servicer and any Servicing Function Participant as described under Section 11.07, and (B) if any Reporting Servicer's or any Servicing Function Participant's Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any
Reporting Servicer's or any Servicing Function Participant's Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant's Attestation for each Reporting Servicer and any
Servicing Function Participant, as described under Section 12.08, and (B) if any Accountant's
Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant's Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv)
a Sarbanes-Oxley Certification as described in Section 11.09 (provided, however, that the Trustee, at its discretion, may omit from the Form 10-K any Item 1123 Certificate, Assessment of Compliance of
Accountants Attestation that is not required to be filed with such Form 10-K pursuant to Regulation
AB).  Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on
Exhibit S to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

                  As set forth on Exhibit S hereto, no later than March 1 of each year that the Trust is subject to the 1934 Act reporting requirements, commencing in 2007 (or March 15 with respect to the
Trustee), (i) the parties set forth on Exhibit S shall be required to provide to the Trustee and the
Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any
Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and
(ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any
Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

                  After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review.  Within three Business Days of receipt, but in no event later than March 25, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval the Trustee shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K
(with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.05.  Promptly (but no later than one (1) Business Day) after filing

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with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee.  The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.03 related to the timely preparation and filing of Form 10-K is contingent upon such party (and the Custodian, Servicer and any Additional
Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XI.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 11.04.    Form 8-K Reporting.  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the
Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the
1934 Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit R to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

                  As set forth on Exhibit R hereto, for so long as the Trust is subject to the 1934 Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in
EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional
Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

                  After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review.  Promptly, but no later than the close of business on the 3rd
Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and a duly authorized representative of the Trustee may proceed with the execution and filing of the Form 8-K.  A duly authorized representative of a Servicer shall sign the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.05.  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee.  The parties to this Agreement acknowledge that the performance by the Trustee and a Servicer of its duties under this Section 11.04 related to the timely preparation and filing of
Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 11.04.  Neither a Servicer nor the Trustee shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

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SECTION 11.05.    Delisting; Amendment; Late Filing of Reports.  On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a
Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the
Trust under the 1934 Act.

                  In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement shall cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the
1934 Act.  In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure
Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure, the Trustee shall electronically notify the
Depositor and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any
Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a duly authorized representative of the Servicer.  Any amendment to Form 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Trustee and the Servicers of their duties under this Section 12.05 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Trustee nor the Servicers shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 11.06.    Annual Statements of Compliance.  Each Servicer shall deliver or otherwise make available (and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Trustee on or before March 1 of each year, commencing in March 2007, an Officer's
Certificate (an "Item 1123 Certificate") stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or applicable portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of an Additional
Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or applicable portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party's obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

                  Each Servicer shall include all annual statements of compliance received by it from each Subservicer with its own annual statement of compliance to be submitted to the Trustee pursuant to this Section.

                  In the event the Servicers or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant

                                                      140

to this Section 11.06 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

                  The Trustee shall enforce any obligation of the Custodian, to the extent set forth in the Custodial Agreement, to deliver to the Servicer an Item 1123 Certificate as may be required pursuant to the Custodial Agreement.  Each Servicer shall include such Item 1123 Certificate with its own Item
1123 Certificate to be submitted to the Depositor and the Trustee pursuant to this Section.

SECTION 11.07.    Annual Assessments of Compliance.  By March 1 of each year (or with respect to the
Trustee, March 15 of each year), commencing in March 2007, each Servicer and the Trustee, each at its own expense, shall furnish or otherwise make available to the Depositor, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria
(an "Assessment of Compliance") that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria for each party as set forth on Exhibit O, (B)
a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant
Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.03, including, if there has been any material instance of noncompliance with the Relevant Servicing
Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant's Attestation on such party's Assessment of
Compliance with the Relevant Servicing Criteria as of and for such period.

                  No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, each Servicer shall forward to the Depositor the name of each Servicing Function
Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of
Compliance prepared by such Servicing Function Participant.  When a Servicer (or any Servicing Function
Participant engaged by them) submit their Assessments of Compliance to the Depositor, such parties will also at such time include the Assessments of Compliance (and Accountant's Attestation) pursuant to
Section 11.08 of each Servicing Function Participant engaged by it.

                  Promptly after receipt of each Assessment of Compliance, the Depositor shall review each such report and, if applicable, consult with the applicable Servicer, the Trustee and any Servicing Function
Participant engaged by such parties as to the nature of any material instance of noncompliance with the
Relevant Servicing Criteria by each such party.  Notwithstanding the foregoing, none of such parties (with the exception of the Trustee) will be required to deliver any Assessment of Compliance until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceeding calendar year, and the Trustee will not be required to deliver any Assessment of Compliance in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  Each Servicer shall include all Assessments of Compliance received by it from a
Servicing Function Participant with its own Assessment of Compliance to be submitted to the Trustee pursuant to this Section.

                  In the event a Servicer, the Trustee or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 11.07, or such other applicable agreement, notwithstanding any such termination, assignment of resignation.

                  The Trustee shall enforce any obligation of the Custodian, to the extent set forth in the Custodial Agreement, to deliver to the Servicers an Assessment of Compliance within the time frame

                                                      141

set forth in, and in such form and substance as may be required pursuant to the Custodial Agreement.
The Servicers shall include such Assessment of Compliance with its own Assessment of Compliance to be submitted to the Depositor pursuant to this Section.

SECTION 11.08.    Accountant's Attestation.  By March 1 of each year (or with respect to the Trustee,
March 15 of each year), commencing in 2007, each Servicer and the Trustee, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, the Trustee or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the
"Accountant's Attestation") to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

                  Promptly after receipt of such Accountant's Attestations from each Servicer, the
Custodian, the Trustee or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party's obligations hereunder or under any other applicable agreement, and (ii) the Trustee shall confirm that each Assessment of Compliance is coupled with an Accountant's Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.  Notwithstanding the foregoing, none of such parties shall be required to deliver any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  In the event a Servicer, the Trustee, the Custodian or any Servicing Function
Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement or any applicable
Subservicing Agreement, as the case may be, such party shall, at its sole expense, cause a registered public accounting firm to provide an attestation pursuant to this Section 11.08, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

                  The Trustee shall enforce any obligation of the Custodian, to the extent set forth in the Custodial Agreement to deliver to the Servicers an attestation as may be required pursuant to the
Custodial Agreement.  The Servicers shall include each such attestation with its own Accountant's
Attestation to be submitted to the Depositor pursuant to this Section.

SECTION 11.09.    Sarbanes-Oxley Certification.  Each Form 10-K shall include a certification (the
"Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act.
Each Servicer and the Trustee shall provide, and the Servicers and the Trustee shall cause any Servicing
Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification
(the "Certifying Person"), by March 1 of each year (or with respect to the Trustee, March 15 of each year) in which the Trust is subject to the reporting requirements of the 1934 Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit N, upon which the Certifying Person, the entity for which the Certifying

                                                      142

Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the
Certifying Person, "Certification Parties") can reasonably rely.  The Depositor shall serve as the
Certifying Person on behalf of the Trust.  In the event the Servicer, the Trustee or any Servicing
Function Participant engaged by such party is terminated or resigns pursuant to the terms of this
Agreement, or any applicable Subservicing Agreement, as the case may be, such party shall provide a
Back-Up Certification to the Certifying Person pursuant to this Section 12.09 with respect to the period of time it was subject to this Agreement or any applicable Subservicing Agreement, as the case may be.

SECTION 11.10.    Indemnification.  Each party required to deliver an Assessment of Compliance and an
Accountant's Attestation and/or an Item 1123 Certificate under Article XI (each, a "Responsible Party")
shall indemnify and hold harmless the Trustee, the Servicers and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article XI, including particularly its obligation to provide any Assessment of
Compliance and an Accountant's Attestation and/or an Item 1123 Certificate or any information, data or material required to be included in any 1934 Act report, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party (or, in the case of the Trustee or any
Servicer, any material misstatement of material omission in (i) any Item 1123 Certificate, Assessment of
Compliance or Attestation report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K
Disclosure concerning the Servicers or the Trustee), or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with the performance of any if its obligations hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicers, the Trustee or the Depositor, then each Responsible Party agrees that it shall contribute to the amount paid or payable by the Servicers, the Trustee or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Servicers, the Trustee or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of the Servicers, the
Trustee or the Depositor, as applicable, on the one hand and such Responsible Party, on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this
Agreement.  Notwithstanding the foregoing, none of the Responsible Parties shall be liable for consequential, indirect or punitive damages.

                  Each Servicer  agrees to indemnify and hold  harmless each of the  Depositor,  any other
Servicer and the Trustee and each Person,  if any, who  "controls" the Depositor or the Trustee within the meaning of the 1933 Act and their  respective  officers,  directors  and  affiliates  from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments  and other costs and  expenses  that such Person may sustain  arising out of third party  claims based on (i) the  failure of any  Subservicer  or  Subcontractor  related to such  Servicer  to deliver or cause to be delivered  when required any  Assessment of Compliance or  Accountant's  Attestation  required pursuant to Section 11.08, or (ii) any material  misstatement  or omission  contained in any Assessment of
Compliance   provided  by  any  such  Subservicer  or  Subcontractor   pursuant  to  Section  11.08.  This
indemnification  shall survive the  termination of this Agreement or the  termination of any party to this
Agreement.  Notwithstanding  the  foregoing,  no such  Servicer,  Subservicer  or  Subcontractor  shall be liable for any consequential, special or punitive damages.

                                                      143

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicers and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     WACHOVIA MORTGAGE LOAN TRUST, LLC,
                                                              as Depositor

                                                     By: /s/ Robert Perret
                                                     Name: Robert Perret
                                                     Title:  Vice President

                                                     U.S. BANK NATIONAL ASSOCIATION,
                                                              as Trustee

                                                     By:  /s/ Shannon Rantz
                                                     Name: Shannon Rantz
                                                     Title: Vice President

                                                     WELLS FARGO BANK, N.A.,
                                                              as a Servicer

                                                     By:  /s/ Laurie McGoogan
                                                     Name: Laurie McGoogan
                                                     Title:  Vice President

                                                     NATIONAL CITY MORTGAGE CO.,
                                                              as a Servicer

                                                     By:  /s/ Richard Buck
                                                     Name: Richard Buck
                                                     Title: Assistant Vice President

                                                     U.S. BANK NATIONAL ASSOCIATION,
                                                              as Custodian

                                                     By:   /s/ Shannon Rantz
                                                     Name: Shannon Rantz
                                                     Title:  Vice President

                                                     U.S. BANK NATIONAL ASSOCIATION,
                                                              as Supplemental Interest Trust Trustee

                                                     By:  /s/ Shannon Rantz
                                                     Name: Shannon Rantz
                                                     Title: Vice President

                                                EXHIBIT A

                                          FORMS OF CERTIFICATES

                                         [INTENTIONALLY OMITTED]

                                                      A-1

                                                EXHIBIT B

                                          MORTGAGE LOAN SCHEDULE

                                         [INTENTIONALLY OMITTED]

                                                      B-1

                                                EXHIBIT C

                                                [RESERVED]

                                                      C-1

                                                EXHIBIT D

                                     FORM OF CUSTODIAN CERTIFICATION

                                                  [DATE]

Wachovia Mortgage Loan Trust, LLC
301 S. College Street, NC5578-Suite G
Charlotte, North Carolina 28288

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
St. Paul, Minnesota 55107
Attn: Structured Finance / WMLT 2006-ALT1

Wells Fargo Bank, N.A.
1500 West Benson Blvd, Anchorage, AK 99503
Attention:  Diane Cooper, MAC K3214-030

National City Mortgage Co.
3232 Newmark Dr., Miamisburg, Ohio 45342
Attention:  Mary Beth Criswell

Re:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates,
         Series 2006-ALT1

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 27,
2006 among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank National Association, as trustee, supplemental interest trust trustee and custodian, Wells Fargo Bank, N.A., as a servicer and National
City Mortgage Co., as a servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

         (i)      All documents in the Mortgage File required to be delivered to the Custodian pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii)     In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording;
and

                                                      D-1

         (iii)    Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

         The custodian has made no independent examination of any documents contained in each Mortgage
File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address
(excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (F), inclusive, or
(ii)(A) through (K), inclusive, as applicable, of Section 2.01 in the Agreement.  The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                                                     U.S. BANK NATIONAL ASSOCIATION
                                                              as Custodian

                                                     By:__________________________________________________
                                                     Name:________________________________________________
                                                     Title:_______________________________________________

                                                      D-2

                                               EXHIBIT E-1

                                FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                                  [DATE]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attn: Transfer Unit / WMLT 2006-ALT1

Ladies and Gentlemen:

         We propose to purchase Wachovia Mortgage Loan Trust, Asset-Backed Certificates, Series
2006-ALT1, Class R, described in the Prospectus Supplement, dated December 19, 2006, and Prospectus, dated May 23, 2006.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated December 27, 2006 relating to the issuance of the
Wachovia Mortgage Loan Trust, Asset-Backed Certificates, Series 2006-ALT1 (the "Pooling and Servicing
Agreement").

         1.     We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term
"disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of
Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the
Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code.  We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2.     We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future,
(c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

         3.     We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

                       _____  The Class R Certificate will be registered in our name.
                       _____  The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

____________________________
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                                      E-1-1

         4.     We certify that we are not an employee benefit plan subject to Title I of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class
R Certificate on behalf of or with any assets of a Plan.

         5.     We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S.
person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons.  We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

         6.     We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class
R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R
Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the
Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing
Agreement.

         7.     We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

                                                     Very truly yours,

                                                     [PURCHASER]

                                                     By:___________________________________________
                                                          Name:
                                                          Title:

Accepted as of __________ __, 200__

WACHOVIA MORTGAGE LOAN TRUST, LLC

By:  ___________________________________________
     Name:
     Title:

                                                      E-1-2

                                                APPENDIX A

                                                     Affidavit  pursuant to (i) Section  860E(e)(4) of the
                                                     Internal  Revenue Code of 1986, as amended,  and (ii)
                                                     certain  provisions  of  the  Pooling  and  Servicing
                                                     Agreement

Under penalties of perjury, the undersigned declares that the following is true:

                  1.       He or she is an officer of _________________________ (the "Transferee"),

                  2.       the Transferee's Employer Identification number is __________,

                  3.       the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Wachovia Mortgage Loan Trust,
                           Asset-Backed Certificates, Series 2006-ALT1, Class R Certificate on behalf of a disqualified organization or any other entity,

                  4.       unless Wachovia Mortgage Loan Trust, LLC ("WMLT") has consented to the transfer to the Transferee by executing the form of Consent affixed as
                           Appendix B to the Transferee's Letter to which this Certificate is affixed as
                           Appendix A, the Transferee is a "U.S. person" (as defined below),

                  5.       that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

                  6.       the Transferee has historically paid its debts as they became due,

                  7.       the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

                  8.       the Transferee understands that, as beneficial owner of the Class R
                           Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

                  9.       the Transferee intends to pay any taxes associated with holding the Class R
                           Certificate as they become due,

                  10.      the Transferee consents to any amendment of the Pooling and Servicing
                           Agreement that shall be deemed necessary by WMLT (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

                  11.      IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

                                                      E-1-4

                           A.       the present value of any consideration given to the Transferee to acquire such residual interest;

                           B.       the present value of the expected future distributions on such residual interest; and

                           C.       the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

         For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section
         11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under
         Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section
         1274(d) of the Code for the month of the transfer and the compounding period used by the
         Transferee;]

[(11)    (A)      at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

         (B)      the Transferee is an eligible corporation as defined in Treasury regulations Section
                  1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class
                  R Certificate will be to another eligible corporation in a transaction that satisfies
                  Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
                  1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section
1.860E-1(c)(5)(i).]

(12)     The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

                                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the
"Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions)
and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

__________________________________________________________________________

By:
         _________________________________________________________________
         _________________________________________________________________

         Address of Investor for receipt of distribution:

         Address of Investor for receipt of tax information:

         (Corporate Seal)

         Attest:

         __________________________________________________

                                                            , Secretary
         __________________________________________________

                                                      E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this  day of           ,
200_ .

_____________________________________________________
Notary Public

County of____________________________________________
State of_____________________________________________
My commission expires the ________ day of ______________

                                                     By:
                                                              Name:_______________________________________
                                                              Title: _____________________________________

Dated:   _______________

                                                      E-1-7

                                               EXHIBIT E-2

                                      FORM OF TRANSFEROR'S AFFIDAVIT

                                                  [DATE]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attn: Transfer Unit / WMLT 2006-ALT1

Re:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates,
         Series 2006-ALT1

         _______________________ (the "Transferor") has reviewed the attached affidavit of
_____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R
Certificate referred to in the attached affidavit.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                                     Very truly yours,

                                                     _____________________________________________________
                                                     Name:
                                                     Title:

                                                      E-2-1

                                                EXHIBIT F

                                      FORM OF TRANSFEROR CERTIFICATE

                                                  [DATE]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attn: Transfer Unit / WMLT 2006-ALT1

RE:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates, Series 2006-ALT1

Ladies and Gentlemen:

         In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended
(the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act.  All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 27, 2006, among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank National Association, as trustee, supplemental interest trust trustee and custodian, Wells Fargo Bank, N.A., as a servicer and National
City Mortgage Co., as a servicer.

                                                     Very truly yours,

                                                     ____________________________________________
                                                     Name of Transferor

                                                     By:_________________________________________
                                                     Name:
                                                     Title

                                                      F-1

                                                EXHIBIT G

                                        FORM OF INVESTMENT LETTER
                                          (Accredited Investor)

                                                  [DATE]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attn: Transfer Unit / WMLT 2006-ALT1

Re:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates,
         Series 2006-ALT1

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from ________________ (the "Transferor")
$_______ by original principal balance (the "Transferred Certificates") of Wachovia Mortgage Loan Trust,
Asset-Backed Certificates, Series 2006-ALT1, Class [____] (the "Certificates"), issued pursuant to a
Pooling and Servicing Agreement, dated as of December 27, 2006 (the "Pooling and Servicing Agreement"),
among Wachovia Mortgage Loan Trust, LLC, as depositor (the "Depositor"), U.S. Bank National Association, as trustee (in its capacity as trustee, the "Trustee"), supplemental interest trust trustee (in its capacity as supplemental interest trust trustee, the "Supplemental Interest Trust Trustee") and custodian (in its capacity as custodian, the "Custodian"), Wells Fargo Bank, N.A., as a servicer and
National City Mortgage Co., as a servicer (together with Wells Fargo Bank, N.A., the "Servicers").  [The
Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.]  All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         1.     The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2.     The Certificates will bear a legend to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
         "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES
         OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR
         OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940

                                                      G-1

         ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER
         PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.  NO TRANSFER OF THIS
         CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE
         SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B)
         REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.  EACH
         HOLDER OF THIS CERTIFICATE IS DEEMED TO REPRESENT THAT AS OF ANY DATE PRIOR TO THE TERMINATION
         OF THE SWAP AGREEMENT, AT LEAST ONE OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
         EXEMPTIONS 84-14, 90-1, 91-38, 95-60, 96-23 OR OTHER APPLICABLE EXEMPTION APPLIES TO SUCH
         HOLDER'S RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST.

         3.     The ERISA Restricted Certificates (other than the Class R Certificates) will bear a legend to the following effect:

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (A) A
         REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE
         EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
         SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO
         STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS
         OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS
         CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS
         BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS
         AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY
         GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE")
         95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS
         I AND III OF PTCE 95-60, OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF
         COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO
         THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE
         WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR
         SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE
         SERVICERS OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES
         IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
         TRUSTEE, THE SERVICERS OR THE DEPOSITOR.  IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE,
         THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

         4.     The Class R Certificate will bear a legend to the following effect:

         NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES
         THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT
         TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN

                                                      G-2

         SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR
         OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR
         LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH
         ANY ASSETS OF ANY SUCH PLAN.

         5.     The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]* and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the
Purchaser's property shall at all times be and remain within its control.

         6.     The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         7.     The Purchaser will not nor has it authorized nor will it authorize any person to (a)
offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any
Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e)
take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates.  The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and
Servicing Agreement.

         8.     The Purchaser of an ERISA Restricted Certificate (other than the Class R Certificate)
(A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the
Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the
Certificate with assets of an "insurance company general account," as defined in Section V(e) of
Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the
Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the
Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under
Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the
Trustee, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in

_____________________
* Not required of a broker/dealer purchaser.

                                                      G-3

the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Depositor.

         9.     The Purchaser of a Class R Certificate is not an employee benefit plan subject to
Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code
("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

         10.    With respect to Certificates other than ERISA Restricted Certificates, the Purchaser represents that as of any date prior to the termination of the Swap Agreement, at least one of U.S.
Department of Labor Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60, 96-23 or other applicable exemption applies to the Purchaser's right to receive payments from the Supplemental Interest
Trust.

         11.    Prior to the sale or transfer by the Purchaser of any of the Certificates, the
Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

         12.    The Purchaser agrees to indemnify the Trustee, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                                     Very truly yours,

                                                     [PURCHASER]

                                                     By:__________________________________________________
                                                          Name:
                                                          Title:

                                                      G-4

                                                EXHIBIT H

                                   FORM OF RULE 144A INVESTMENT LETTER
                                     (Qualified Institutional Buyer)

                                                  [DATE]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attn: Transfer Unit / WMLT 2006-ALT1

Re:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates,
         Series 2006-ALT1

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from ________________ (the "Transferor")
$_______ by original principal balance (the "Transferred Certificates") of Wachovia Mortgage Loan Trust,
Asset-Backed Certificates, Series 2006-ALT1, Class [____] (the "Certificates"), issued pursuant to a
Pooling and Servicing Agreement, dated as of December 27, 2006 (the "Pooling and Servicing Agreement"),
among Wachovia Mortgage Loan Trust, LLC, as depositor (the "Depositor"), U.S. Bank National Association, as trustee (in its capacity as trustee, the "Trustee"), supplemental interest trust trustee (in its capacity as supplemental interest trust trustee, the "Supplemental Interest Trust Trustee") and custodian (in its capacity as custodian, the "Custodian"), Wells Fargo Bank, N.A., as a servicer and
National City Mortgage Co., as a servicer (together with Wells Fargo Bank, N.A., the "Servicers").  [The
Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.]  All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended
(the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred
Certificates, (d)(A) solely with respect to ERISA Restricted Certificates, we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) solely with respect to ERISA Restricted
Certificates (other than the Class R Certificates), if the Certificate has been the subject of an
ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class

                                                      H-1

Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is an ERISA
Restricted Certificate (other than a Class R Certificate) and also a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which
Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Depositor, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any  interest in the
Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities
Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities
Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A.  We are acquiring the
Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities
Act.  With respect to Certificates other than ERISA Restricted Certificates, as of any date prior to the termination of the Swap Agreement, at least one of PTCE 84-14, 90-1, 91-38, 95-60, 96-23 or other applicable exemption applies to our right to receive payments from the Supplemental Interest Trust.

         We agree to indemnify the Trustee, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                                     Very truly yours,

                                                     [PURCHASER]

                                                     By: _________________________________________________
                                                          Name:
                                                          Title:

                                                      H-2

                                                                                                   ANNEX 1

                         QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                       [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule
144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1.     As indicated below, the undersigned is the President, Chief Financial Officer, Senior
Vice President or other executive officer of the Buyer.

         2.     In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities
(except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                __________   Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal
                             Revenue Code of 1986, as amended.

                __________   Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                __________   Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and
                             (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                __________   Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the

_______________________
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least
$10,000,000 in securities.

                                                      H-3

                             Securities Exchange Act of 1934, as amended.

                __________   Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                __________   State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                __________   ERISA Plan.  The Buyer is an employee benefit plan subject to Title I of the Employee
                             Retirement Income Security Act of 1974, as amended.

                             Investment Advisor.  The Buyer is an investment advisor registered under the
                             Investment Advisors Act of 1940, as amended.

                __________   Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the
                             Small Business Investment Act of 1958, as amended.

                __________   Business Development Company.  Buyer is a business development company as defined in
                             Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

         3.     The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii)
securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4.     For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii)
no current information with respect to the cost of those securities has been published.  If clause (ii)
in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                                      H-4

         5.     The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6.     Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                                     By:___________________________________________________________
                                                          Name:
                                                          Title:

                                                     Date:_________________________________________________________

                                                      H-5

                                                                                                   ANNEX 2

                         QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                        [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule
144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1._______As indicated below, the undersigned is the President, Chief Financial Officer or
Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2._______In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer"
as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment
Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies
reports its securities holdings in its financial statements on the basis of their market value, and (ii)
no current information with respect to the cost of those securities has been published.  If clause (ii)
in the preceding sentence applies, the securities may be valued at market.

      __________     The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in

      __________     The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________
                     in securities (other than the excluded securities referred to below) as of the end of the
                     Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3.     The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4.     The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5.     The Buyer is familiar with Rule 144A and understands that the parties listed in the
Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule
144A.  In addition, the Buyer will only purchase for the Buyer's own account.

                                                      H-6

         6.     Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                     By:__________________________________________________
                                                          Name:
                                                          Title:

                                                     IF AN ADVISER:

                                                     _____________________________________________________
                                                     Print Name of Buyer

                                                     Date:________________________________________________

                                                      H-7

                                                EXHIBIT I

                                       FORM OF REQUEST FOR RELEASE

                                                  [DATE]

To:      U.S. Bank National Association
         1133 Rankin Street
         Suite 100
         St. Paul, Minnesota 55116
         Attn: Document Collateral Servicers / WMLT 2006-ALT1

Re:      Wachovia Mortgage Loan Trust, Asset-Backed Certificates,
         Series 2006-ALT1

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement dated as of December 27, 2006 among Wachovia Mortgage Loan Trust,
LLC, as depositor, U.S. Bank National Association, as trustee, supplemental interest trust trustee and custodian, Wells Fargo Bank, N.A., as a servicer and National City Mortgage Co., as a servicer (together with Wells Fargo Bank, N.A., the "Servicers") (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____________   1.    Mortgage Paid in Full

_____________   2.    Foreclosure

_____________   3.    Substitution

_____________   4.    Other Liquidation (Repurchases, etc.)

_____________   5.    Nonliquidation
_____________

Address to which the Custodian should deliver the Mortgage File:

                                                     By:__________________________________________________
                                                                      (authorized signer)
                                                     Address:_____________________________________________

                                                     Date:________________________________________________

                                                      I-1

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

U.S. BANK NATIONAL ASSOCIATION
as Custodian

By:
         _____________________________________________          ____________________________________________________
         Signature                                              Date

Documents returned to Custodian:

By:
         _____________________________________________          ____________________________________________________
         Signature                                              Date

                                                      I-2

                                                EXHIBIT J

                                 FORM OF TRANSFEROR REPRESENTATION LETTER
                                    FOR TRANSFER TO REGULATION S NOTE

Date:________________

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS2N
St. Paul, Minnesota 55107
Attention: Transfer Unit /WMLT 2006-ALT1

                  RE:  Wachovia Mortgage Loan Trust, Series 2006-ALT1, Class [X][P]

Ladies and Gentlemen:

                  In  connection  with our  disposition  of the above  Notes and to  effect  the  transfer pursuant to  Regulation  S under the  Securities  Act of 1933,  as amended  ("Regulation  S") of the above
Notes we hereby  certify  that such  transfer  has been  effected  in  accordance  with  (i) the  transfer restrictions  set forth in the Pooling and Servicing  Agreement,  dated  December 27, 2006 among  Wachovia
Mortgage  Loan Trust,  LLC,  as  depositor,  U.S.  Bank  National  Association,  as trustee,  supplemental interest  trust  trustee and as  custodian,  Wells Fargo  Bank,  N.A.,  as a servicer  and  National  City
Mortgage Co., as a servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

                  a.       the offer of the Certificates was not made to a person in the United States;

                  b.       at the time the buy  order was  originated,  the  transferee  was  outside  the
United  States or we and any person  acting on our behalf  reasonably  believed  that the  transferee  was outside the United States;

                  c.       no  directed   selling  efforts  have  been  made  in   contravention   of  the
requirements of Rule 903 or 904 of Regulation S, as applicable;

                  d.       the  transaction  is not part of a plan or  scheme  to evade  the  registration requirements of the United States Securities Act of 1933, as amended; and

                  e.       the transferee is not a U.S. Person (as defined by Regulation S).

                  You are  entitled to rely upon this  letter and are  irrevocably  authorized  to produce this  letter or a copy  hereof to any  interested  party in any  administrative  or legal  proceedings  or official  inquiry with respect to the matters  covered  hereby.  Terms used in this  certificate  have the meanings set forth in Regulation S.

                                                      J-1

                                                     Very truly yours,

                                                     ___________________________________________________
                                                     Print Name of Transferor

                                                     By:________________________________________________
                                                          Authorized Officer

                                                      J-2

                                                EXHIBIT K

                                                [RESERVED]

                                                      K-1

                                                EXHIBIT L

                                                [RESERVED]

                                                      L-1

                                                EXHIBIT M

                                          FORM OF SWAP AGREEMENT

                                         [INTENTIONALLY OMITTED]

                                                      M-1

                                                EXHIBIT N

                                        FORM OF 10-K CERTIFICATION

         Re:      The Pooling and  Servicing  Agreement,  dated as of December 27, 2006 (the  "Pooling and
                  Servicing  Agreement"),  among  Wachovia  Mortgage  Loan Trust,  LLC, as depositor  (the
                  "Depositor"),  U.S. Bank National  Association,  as trustee (in its capacity as trustee, the  "Trustee"),  supplemental  interest trust trustee (in its capacity as  supplemental interest trust trustee,  the  "Supplemental  Interest Trust  Trustee") and custodian (in its capacity as custodian,  the "Custodian"),  Wells Fargo Bank, N.A., as a servicer and
                  National City Mortgage Co., as a servicer  (together  with Wells Fargo Bank,  N.A.,  the
                  "Servicers").

         I,  _______________________,  the  ________________________ of [NAME OF COMPANY] (the "Company"),
certify to the Depositor,  the Servicers,  the Trustee, and their officers,  with the knowledge and intent that they will rely upon this certification, that:

         (1)      I have  reviewed  (i) the  servicer  compliance  statement  of the  Company  provided in accordance  with  Section  11.06 of the Pooling and  Servicing  Agreement  (the "Item 1123  Certificate"),
(ii) the  report on  assessment  of the  Company's  compliance  with the  servicing  criteria  provided in accordance  with  Section  11.07 of the Pooling  and  Servicing  Agreement,  (iii) the  registered  public accounting  firm's  attestation  report  provided  in  accordance  with  Section  11.08 of the Pooling and
Servicing Agreement (the "Accountant's  Attestation"),  and all servicing reports,  officer's certificates and other  information  relating to the servicing of the Mortgage  Loans by the Company during 200[ ] that were  delivered  by the  Company to the Trustee  pursuant to the  Agreement  (collectively,  the  "Company
Servicing Information");

         (2)      Based, on my knowledge,  the Company Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements made, in the light of the  circumstances  under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         (3)      Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided by the Company under the Agreement has been provided to the Trustee;

         (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as services under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the Item
1123  Certificate  and except as disclosed in the Item 1123  Certificate,  the Assessment of Compliance or
the  Accountant's  Attestation,  the Company has  fulfilled  its  obligations  under the  Agreement in all material respects; and

         (5)      Any material  instances of  noncompliance  described in such reports have been disclosed to the Trustee and any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

By:_________________________________
Name:
Title

                                            Date:  _________________________

                                                      N-1

                                                EXHIBIT O

                                       RELEVANT SERVICING CRITERIA

         The assessment of compliance to be delivered by the Servicers and the Trustee shall  address,  at a minimum,  the criteria  identified  as below as  "Applicable  Servicing  Criteria"  with respect to such party:

Where there are  multiple  checks for  criteria  the  attesting  party will  identify in their  management assertion that they are attesting only to the portion of the  distribution  chain they are responsible for in the related transaction agreements.

------------------ ----------------------------------------- --------------------------- ----------------------------
Regulation AB      Servicing Criteria                                 Servicer                     Trustee
Reference
------------------ ----------------------------------------- --------------------------- ----------------------------
                   General Servicing Considerations
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(1)(i)      Policies and  procedures  are instituted              X                            X
                   to  monitor  any  performance  or  other
                   triggers   and   events  of  default  in
                   accordance    with    the    transaction
                   agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(1)(ii)     If any material servicing activities                  X
                   are outsourced to third parties,
                   policies and procedures are instituted
                   to monitor the third party's
                   performance and compliance with such
                   servicing activities.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Any requirements in the transaction
                   agreements to maintain a back-up
                   servicer for the Pool Assets are
1122(d)(1)(iii)    maintained.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(1)(iv)     A fidelity bond and errors and                        X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting
                   period in the amount of coverage
                   required by and otherwise in accordance
                   with the terms of the transaction
                   agreements.
------------------ ----------------------------------------- ------------------ -------------------------------------
                   Cash Collection and Administration
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(2)(i)      Payments on pool assets are deposited                 X                            X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Disbursements made via wire transfer on               X                            X
                   behalf of an obligor or to an investor
1122(d)(2)(ii)     are made only by authorized personnel.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Advances of funds or guarantees                       X
                   regarding collections, cash flows or
                   distributions, and any interest or
                   other fees charged for such advances,
                   are made, reviewed and approved as
                   specified in the transaction
1122(d)(2)(iii)    agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   The related accounts for the                          X                            X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of over collateralization, are
                   separately maintained (e.g., with
                   respect to commingling of cash) as set
1122(d)(2)(iv)     forth in the transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Each custodial account is maintained at               X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to
                   a foreign financial institution means a
                   foreign financial institution that
                   meets the requirements of Rule
                   13k-1(b)(1) of the Securities Exchange
1122(d)(2)(v)      Act.
------------------ ----------------------------------------- --------------------------- ----------------------------

                                                      Q-1

------------------ ----------------------------------------- --------------------------- ----------------------------
                   Unissued checks are safeguarded so as                 X
1122(d)(2)(vi)     to prevent unauthorized access.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(2)(vii)    Reconciliations are prepared on a                     X                            X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and
                   related bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of
                   days specified in the transaction
                   agreements; (C) reviewed and approved
                   by someone other than the person who
                   prepared the reconciliation; and (D)
                   contain explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days of
                   their original identification, or such
                   other number of days specified in the
                   transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Investor Remittances and Reporting
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(3)(i)      Reports to investors, including those                 X                            X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its rules and
                   regulations; and (D) agree with
                   investors' or the trustee's records as
                   to the total unpaid principal balance
                   and number of Pool Assets serviced by
                   the Servicer.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Amounts due to investors are allocated                X                            X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the
1122(d)(3)(ii)     transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Disbursements made to an investor are                 X                            X
                   posted within two business days to the
                   Servicer's investor records, or such
                   other number of days specified in the
1122(d)(3)(iii)    transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Amounts remitted to investors per the                 X                            X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Pool Asset Administration
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(i)      Collateral or security on pool assets                 X
                   is maintained as required by the
                   transaction agreements or related pool
                   asset documents.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(ii)     Pool assets  and related documents are                X
                   safeguarded as required by the
                   transaction agreements
------------------ ----------------------------------------- --------------------------- ----------------------------

                                                      Q-2

------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(iii)    Any additions, removals or                            X
                   substitutions to the asset pool are
                   made, reviewed and approved in
                   accordance with any conditions or
                   requirements in the transaction
                   agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(iv)     Payments on pool assets, including any                X
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the Servicer's obligor records
                   maintained no more than two business
                   days after receipt, or such other
                   number of days specified in the
                   transaction agreements, and allocated
                   to principal, interest or other items
                   (e.g., escrow) in accordance with the
                   related pool asset documents.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   The Servicer's records regarding the                  X
                   pool assets agree with the Servicer's
                   records with respect to an obligor's
1122(d)(4)(v)      unpaid principal balance.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Changes with respect to the terms or                  X
                   status of an obligor's pool assets
                   (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by
                   authorized personnel in accordance with
                   the transaction agreements and related
1122(d)(4)(vi)     pool asset documents.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Loss mitigation or recovery actions                   X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted
                   and concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(viii)   Records documenting collection efforts                X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such
                   records are maintained on at least a
                   monthly basis, or such other period
                   specified in the transaction
                   agreements, and describe the entity's
                   activities in monitoring delinquent
                   pool assets including, for example,
                   phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates                X
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.
------------------ ----------------------------------------- --------------------------- ----------------------------
1122(d)(4)(x)      Regarding any funds held in trust for                 X
                   an obligor (such as escrow accounts):
                   (A) such funds are analyzed, in
                   accordance with the obligor's pool
                   asset documents, on at least an annual
                   basis, or such other period specified
                   in the transaction agreements; (B)
                   interest on such funds is paid, or
                   credited, to obligors in accordance
                   with applicable pool asset documents
                   and state laws; and (C) such funds are
                   returned to the obligor within 30
                   calendar days of full repayment of the
                   related pool assets, or such other
                   number of days specified in the
                   transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------

                                                      Q-3

------------------ ----------------------------------------- --------------------------- ----------------------------
                   Payments made on behalf of an obligor                 X
                   (such as tax or insurance payments) are
                   made on or before the related penalty
                   or expiration dates, as indicated on
                   the appropriate bills or notices for
                   such payments, provided that such
                   support has been received by the
                   servicer at least 30 calendar days
                   prior to these dates, or such other
                   number of days specified in the
1122(d)(4)(xi)     transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Any late payment penalties in                         X
                   connection with any payment to be made
                   on behalf of an obligor are paid from
                   the Servicer's funds and not charged to
                   the obligor, unless the late payment
                   was due to the obligor's error or
1122(d)(4)(xii)    omission.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Disbursements made on behalf of an                    X
                   obligor are posted within two business
                   days to the obligor's records
                   maintained by the servicer, or such
                   other number of days specified in the
1122(d)(4)(xiii)   transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Delinquencies, charge-offs and                        X
                   uncollectible accounts are recognized
                   and recorded in accordance with the
1122(d)(4)(xiv)    transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------
                   Any external enhancement or other
                   support, identified in Item 1114(a)(1)
                   through (3) or Item 1115 of Regulation
                   AB, is maintained as set forth in the
1122(d)(4)(xv)     transaction agreements.
------------------ ----------------------------------------- --------------------------- ----------------------------

                                                      Q-4

                                                EXHIBIT P

                                     ADDITIONAL FORM 10-D DISCLOSURE

-------------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-D DISCLOSURE

---------------------------------------------------------- --------------------------------------------------------
                    Item on Form 10-D                                         Party Responsible
---------------------------------------------------------- --------------------------------------------------------
  Item 1: Distribution and Pool Performance Information

---------------------------------------------------------- --------------------------------------------------------
Information included in the [Monthly Statement]                                 Each Servicer
                                                                                   Trustee

---------------------------------------------------------- --------------------------------------------------------
Any information required by 1121 which is NOT included                            Depositor
on the [Monthly Statement]

---------------------------------------------------------- --------------------------------------------------------
                Item 2: Legal Proceedings

Any  legal  proceeding   pending  against  the  following
entities or their respective  property,  that is material
to Certificateholders,  including any proceeding known to
be contemplated by governmental authorities:
---------------------------------------------------------- --------------------------------------------------------
o Issuing Entity (Trust Fund)                                       Trustee, each Servicer and Depositor
---------------------------------------------------------- --------------------------------------------------------
o Sponsor (Seller)                                             Seller (if a party to the Pooling and Servicing
                                                                           Agreement) or Depositor
---------------------------------------------------------- --------------------------------------------------------
o Depositor                                                                       Depositor
---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee
---------------------------------------------------------- --------------------------------------------------------
o Certificate Administrator                                                          N/A
---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                                    N/A
---------------------------------------------------------- --------------------------------------------------------
o Custodian                                                                       Custodian
---------------------------------------------------------- --------------------------------------------------------
o 1110(b) Originator                                                              Depositor
---------------------------------------------------------- --------------------------------------------------------
o Any 1108(a)(2) Servicer                                                       Each Servicer
---------------------------------------------------------- --------------------------------------------------------
o Any other party contemplated by 1100(d)(1)                                      Depositor
---------------------------------------------------------- --------------------------------------------------------
     Item 3: Sale of Securities and Use of Proceeds                               Depositor
Information from Item 2(a) of Part II of Form 10-Q:

With  respect to any sale of  securities  by the sponsor,
depositor or issuing entity,  that are backed by the same
asset  pool  or  are  otherwise  issued  by  the  issuing
entity, whether or not registered,  provide the sales and
use of  proceeds  information  in Item 701 of  Regulation
S-K.  Pricing  information  can be omitted if  securities
were not registered.
---------------------------------------------------------- --------------------------------------------------------
         Item 4: Defaults Upon Senior Securities                                   Trustee

Information from Item 3 of Part II of Form 10-Q:

Report  the  occurrence  of any Event of  Default  (after
expiration  of any  grace  period  and  provision  of any
required notice)
---------------------------------------------------------- --------------------------------------------------------

                                                      P-1

---------------------------------------------------------- --------------------------------------------------------
   Item 5: Submission of Matters to a Vote of Security                             Trustee
                         Holders

Information from Item 4 of Part II of Form 10-Q
---------------------------------------------------------- --------------------------------------------------------
       Item 6: Significant Obligors of Pool Assets                                Depositor

Item 1112(b) - Significant Obligor Financial Information*
---------------------------------------------------------- --------------------------------------------------------
*This  information need only be reported on the Form 10-D
for the distribution  period in which updated information
is required pursuant to the Item.
---------------------------------------------------------- --------------------------------------------------------
  Item 7: Significant Enhancement Provider Information

Item 1114(b)(2) - Credit Enhancement Provider Financial
Information*
---------------------------------------------------------- --------------------------------------------------------
o Determining applicable disclosure threshold                                     Depositor
---------------------------------------------------------- --------------------------------------------------------
o Requesting  required financial  information  (including                         Depositor
any required  accountants' consent to the use thereof) or
effecting incorporation by reference
---------------------------------------------------------- --------------------------------------------------------
    Item 1115(b) - Derivative Counterparty Financial
                      Information*
---------------------------------------------------------- --------------------------------------------------------
o Determining current maximum probable exposure                                   Depositor
---------------------------------------------------------- --------------------------------------------------------
o Determining current significance percentage                                     Depositor
---------------------------------------------------------- --------------------------------------------------------
o Requesting  required financial  information  (including                         Depositor
any required  accountants' consent to the use thereof) or
effecting incorporation by reference
---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the Form 10-D
for the distribution period in which updated information
           is required pursuant to the Items.
---------------------------------------------------------- --------------------------------------------------------
                Item 8: Other Information                     Any party responsible for the applicable Form 8-K
                                                                               Disclosure item
Disclose any information  required to be reported on Form
8-K during  the  period  covered by the Form 10-D but not
reported
---------------------------------------------------------- --------------------------------------------------------
                    Item 9: Exhibits
---------------------------------------------------------- --------------------------------------------------------
         Monthly Statement to Certificateholders                                   Trustee
---------------------------------------------------------- --------------------------------------------------------
Exhibits required by Item 601 of Regulation S-K, such as                          Depositor
                   material agreements
---------------------------------------------------------- --------------------------------------------------------

                                                      P-2

                                                EXHIBIT Q

                                        FORM OF MONTHLY STATEMENT

                                                      Q-1

                                                EXHIBIT R

                                    ADDITIONAL DISCLOSURE NOTIFICATION

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Structured Finance / WMLT 2006-ALT1
Email: notification@fsir.com

Wachovia Mortgage Loan Trust, LLC
301 S. College Street, NC5578-Suite G
Charlotte, North Carolina 28288-5578

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Article XI of the Pooling and Servicing Agreement, dated as of December 27, 2006 (the
"Pooling and Servicing Agreement"), among Wachovia Mortgage Loan Trust, LLC, as depositor, U.S. Bank
National Association, as trustee, supplemental interest trust trustee and custodian, Wells Fargo Bank,
N.A., as a servicer and National City Mortgage Co., as a servicer, the undersigned, as [             ],
hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [ 10-K] [8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

                                                      R-1

List of any Attachments hereto to be included in the Additional Form [10-D][ 10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                          ], phone
number: [                            ]; email address: [                       ].

[NAME OF PARTY],
   as [role]

By:_____________________________________________
   Name:
   Title:

                                                      R-2

                                                EXHIBIT S

                                     ADDITIONAL FORM 10-K DISCLOSURE

------------------------------------------------------------------ ---------------------------------------------------
                        Item on Form 10-K                                          Party Responsible
------------------------------------------------------------------ ---------------------------------------------------
               Item 1B: Unresolved Staff Comments                                      Depositor
------------------------------------------------------------------ ---------------------------------------------------
                   Item 9B: Other Information                        Any party responsible for disclosure items on
                                                                                        Form 8-K
------------------------------------------------------------------ ---------------------------------------------------
        Item 15: Exhibits, Financial Statement Schedules                               Depositor
------------------------------------------------------------------ ---------------------------------------------------
                        Additional Item:                             (i) All parties to the PSA (as to themselves),
                                                                    (ii) the Trustee and Servicer as to the issuing
                   Disclosure per Item 1117 of                       entity, (iii) the Depositor as to the sponsor,
       ReginterwovenSite://NYDMS01/US_EAST/160139819/6 AB             any 1106(b) originator, any 1100(d)(1) party
------------------------------------------------------------------ ---------------------------------------------------
                        Additional Item:                              (i) All parties to the Pooling and Servicing
                                                                   Agreement as to themselves, (ii) the Depositor as
               Disclosure per Item 1119 of Reg AB                   to he sponsor, originator, significant obligor,
                                                                            enhancement or support provider
------------------------------------------------------------------ ---------------------------------------------------
                        Additional Item:                                           Depositor/Servicer

              Disclosure per Item 1112(b) of Reg AB
------------------------------------------------------------------ ---------------------------------------------------
                        Additional Item:                                               Depositor

           Disclosure per Items 1114(b) and 1115(b) of

                             Reg AB
------------------------------------------------------------------ ---------------------------------------------------

                                                      S-1

                                                EXHIBIT T

                                     FORM 8-K DISCLOSURE INFORMATION

-------------------------------------------------------------------------------------------------------------------
                                         FORM 8-K DISCLOSURE INFORMATION
---------------------------------------------------------- --------------------------------------------------------
                    Item on Form 8-K                                          Party Responsible
---------------------------------------------------------- --------------------------------------------------------
  Item 1.01- Entry into a Material Definitive Agreement                          All parties

Disclosure is required regarding entry into or amendment
of any definitive agreement that is material to the
securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note:   disclosure   not   required   as  to   definitive
agreements that are fully disclosed in the prospectus
---------------------------------------------------------- --------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement                        All parties

Disclosure is required regarding termination of  any
definitive agreement that is material to the
securitization (other than expiration in accordance with
its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
---------------------------------------------------------- --------------------------------------------------------
          Item 1.03- Bankruptcy or Receivership                                   Depositor

Disclosure  is  required   regarding  the  bankruptcy  or
receivership, with respect to any of the following:

---------------------------------------------------------- --------------------------------------------------------
o Sponsor (Seller)                                                       Depositor/Sponsor (Seller)
---------------------------------------------------------- --------------------------------------------------------
o Depositor                                                                       Depositor
---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer
---------------------------------------------------------- --------------------------------------------------------
o Affiliated Servicer                                                             Servicer
---------------------------------------------------------- --------------------------------------------------------
o  Other  Servicer  servicing  20% or  more  of the  pool                         Servicer
assets at the time of the report
---------------------------------------------------------- --------------------------------------------------------
o Other material servicers                                                        Servicer
---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee
---------------------------------------------------------- --------------------------------------------------------
o Certificate Administrator                                               Certificate Administrator
---------------------------------------------------------- --------------------------------------------------------
o Significant Obligor                                                             Depositor
---------------------------------------------------------- --------------------------------------------------------
o Credit Enhancer (10% or more)                                                   Depositor
---------------------------------------------------------- --------------------------------------------------------
o Derivative Counterparty                                                         Depositor
---------------------------------------------------------- --------------------------------------------------------

                                                      T-1

---------------------------------------------------------- --------------------------------------------------------
o Custodian                                                                       Custodian
---------------------------------------------------------- --------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase                          Depositor
 a Direct Financial Obligation or an Obligation under an                       Master Servicer
              Off-Balance Sheet Arrangement                               Certificate Administrator

Includes an early  amortization,  performance  trigger or
other  event,  including  event of  default,  that  would
materially  alter the  payment  priority/distribution  of
cash flows/amortization schedule.

Disclosure  will be made of events  other than  waterfall
triggers  which are  disclosed in the monthly  statements
to the certificateholders.
---------------------------------------------------------- --------------------------------------------------------
 Item 3.03- Material Modification to Rights of Security                   Certificate Administrator
                         Holders                                                   Trustee
                                                                                  Depositor
Disclosure  is required of any material  modification  to
documents  defining  the  rights  of  Certificateholders,
including the Pooling and Servicing Agreement.
---------------------------------------------------------- --------------------------------------------------------
  Item 5.03- Amendments of Articles of Incorporation or                           Depositor
              Bylaws; Change of Fiscal Year
Disclosure   is  required  of  any   amendment   "to  the
governing documents of the issuing entity".
---------------------------------------------------------- --------------------------------------------------------
 Item 6.01- ABS Informational and Computational Material                          Depositor

---------------------------------------------------------- --------------------------------------------------------
      Item 6.02- Change of Servicer or Certificate          Master Servicer/Certificate Administrator/Depositor/
                      Administrator                                           Servicer/Trustee

Requires   disclosure   of  any   removal,   replacement,
substitution   or  addition   of  any  master   servicer,
affiliated  servicer,  other  servicer  servicing  10% or
more of pool  assets at time of  report,  other  material
servicers or trustee.
---------------------------------------------------------- --------------------------------------------------------
Reg AB  disclosure  about  any  new  servicer  or  master            Servicer/Master Servicer/Depositor
servicer is also required.
---------------------------------------------------------- --------------------------------------------------------
Reg AB disclosure about any new Trustee is also required.                          Trustee
---------------------------------------------------------- --------------------------------------------------------
   Item 6.03- Change in Credit Enhancement or External           Depositor/Certificate Administrator/Trustee
                         Support
Covers  termination  of any  enhancement  in manner other
than by its terms,  the addition of an enhancement,  or a
material change in the enhancement  provided.  Applies to
external credit enhancements as well as derivatives.
---------------------------------------------------------- --------------------------------------------------------

                                                      T-2

---------------------------------------------------------- --------------------------------------------------------
Reg AB disclosure about any new enhancement provider is                           Depositor
also required.
---------------------------------------------------------- --------------------------------------------------------
   Item 6.04- Failure to Make a Required Distribution                     Certificate Administrator
                                                                                   Trustee
---------------------------------------------------------- --------------------------------------------------------
      Item 6.05- Securities Act Updating Disclosure                               Depositor

If any  material  pool  characteristic  differs  by 5% or
more at the time of issuance of the  securities  from the
description in the final prospectus,  provide updated Reg
AB disclosure about the actual asset pool.
---------------------------------------------------------- --------------------------------------------------------
If there are any new  servicers or  originators  required                         Depositor
to be disclosed  under  Regulation  AB as a result of the
foregoing,  provide the  information  called for in Items
1108 and 1110 respectively.
---------------------------------------------------------- --------------------------------------------------------
              Item 7.01- Reg FD Disclosure                                       All parties
---------------------------------------------------------- --------------------------------------------------------
                 Item 8.01- Other Events                                          Depositor

   Any event, with respect to which information is not
  otherwise called for in Form 8-K, that the registrant
       deems of importance to certificateholders.
---------------------------------------------------------- --------------------------------------------------------
      Item 9.01- Financial Statements and Exhibits             Responsible party for reporting/disclosing the
                                                                       financial statement or exhibit
---------------------------------------------------------- --------------------------------------------------------

                                                      T-2

                                                EXHIBIT U

                                       FORM OF SB-AM SWAP AGREEMENT

DATE:                                      December 27, 2006

TO:                                        U.S. Bank National Association, not in its individual capacity but solely as supplemental interest trust trustee for the
                                           benefit of the Supplemental Interest Trust, acting on behalf of the Class A Certificateholders, Class M Certificateholders and
                                           Class B Certificateholders under the Pooling and Servicing
                                           Agreement identified below ("Party A")

ATTENTION:                                 WMLT 2006-ALT1 TRUST

FROM:                                      U.S. Bank National Association, not in its individual capacity but solely as supplemental interest trust trustee for the
                                           benefit of the Supplemental Interest Trust, acting on behalf of the Class X Certificateholders under the Pooling and Servicing
                                           Agreement identified below ("Party B")

SUBJECT:                                   Payment Swap Confirmation and Agreement

REFERENCE NUMBER

The purpose of this letter agreement (the "Agreement") is to confirm the terms and conditions of the
Transaction entered into on the Trade Date specified below (the "Transaction") between Party A and Party
B. This Agreement, which evidences a complete and binding agreement between you and us to enter into the
Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the ISDA Form
Master Agreement (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master
Agreement.

o        This Agreement is subject to and incorporates the 2000 ISDA Definitions (the  "Definitions"),  as
         published by the  International  Swaps and Derivatives  Association,  Inc.  ("ISDA").  You and we
         have  agreed to enter into this  Agreement  in lieu of  negotiating  a Schedule  to the 1992 ISDA

                                                      U-1

         Master  Agreement  (Multicurrency-Cross  Border)  form (the "ISDA Form  Master  Agreement")  but, rather,  an ISDA Form  Master  Agreement  shall be deemed to have been  executed by you and us on the  date we  entered  into  the  Transaction.  In the  event of any  inconsistency  between  the provisions  of this  Agreement  and the  Definitions  or the ISDA  Form  Master  Agreement,  this
         Agreement  shall prevail for purposes of the  Transaction.  Terms used and not otherwise  defined herein,  in the ISDA Form Master  Agreement or the Definitions  shall have the meanings  assigned to them in the Pooling and Servicing  Agreement,  dated as of December 27, 2006,  among  Wachovia
         Mortgage  Loan  Trust,  LLC,  as  depositor  and U.S.  Bank  National  Association,  as  trustee, supplemental interest trust trustee and custodian (the "Pooling and Servicing  Agreement").  Each reference to a "Section" or to a "Section" "of this  Agreement"  will be construed as a reference to a Section of the 1992 ISDA Form Master  Agreement.  Each  capitalized term used herein that is not defined herein or in the 1992 ISDA Form Master  Agreement  shall have the meaning  defined in the Pooling and Servicing  Agreement.  Notwithstanding  anything  herein to the contrary,  should any  provision  of this  Agreement  conflict  with any  provision  of the Pooling  and  Servicing
         Agreement, the provision of the Pooling and Servicing Agreement shall apply.

o        The terms of the particular Transaction to which this Confirmation relates are as follows:

               Trade Date:

               Effective Date:

               Termination Date:                     January 25, 2037 subject to adjustment  in accordance  with the
                                                     Business Day Convention.

               Business Days:                        California, Minnesota, Texas, New York, Illinois.

               Business Day Convention:              Following.

               Party A Payments:

               Party A Payment Dates:                Each   Distribution   Date  under  the  Pooling  and  Servicing
                                                     Agreement.

               Party A Payment Amounts:              On each Party A Payment Date, the amount,  if any, equal to the aggregate  amount  of Net Swap  Payments  and Swap  Termination
                                                     Payments (other than Defaulted Swap Termination  Payments) owed to the Swap Counterparty  remaining unpaid after application of the sum of (A) from the REMIC I Available  Distribution  Amount
                                                     (less the amount  distributable  on such  Distribution  Date in respect  of REMIC III  Regular  Interest  IO) that  would  have remained  had the REMIC I Available  Distribution  Amount (less the amount  distributable on such  Distribution Date in respect of  REMIC  III  Regular  Interest  IO)  been  applied  on  such

                                                      U-2

                                                     Distribution   Date  to  make   the   distributions   for  such
                                                     Distribution   Date  under   Section 4.04(b)   through  Section
                                                     4.04(k)(ix)  of the Pooling and  Servicing  Agreement,  (I) the
                                                     Class X  Current  Interest,  (II) the  Class X  Interest  Carry
                                                     Forward Amount,  (III) as principal on the Class X Certificates
                                                     until  the  Certificate   Principal  Balance  of  the  Class  X
                                                     Certificates  has been reduced to zero, (IV) the Class X Unpaid
                                                     Realized    Loass    Amount,    (V)   the    amount    of   any
                                                     Overcollateralization  Reduction  Amount for such  Distribution
                                                     Date and (VI) for any  Distribution  Date after the Certificate
                                                     Principal  Balance of each Class of Class A,  Class M and Class
                                                     B    Certificates    has   been    reduced    to   zero,    the
                                                     Overcollateralization  Amount,  (B) from prepayment  charges on deposit  in the  Certificate  Amount,  any  prepayment  charges received on the Mortgage  Loans  during the related  Prepayment
                                                     Period and (C) the  amount  distributable  with  respect to the
                                                     REMIC III Regular Interest IO.
               Party B Payments:

               Party B Payment Dates:                Each   Distribution   Date  under  the  Pooling  and  Servicing
                                                     Agreement

               Party B Payment Amounts:              On each Party B Payment  Date, an amount equal to the lesser of
                                                     (a)  the  Available   Distribution  Amount  remaining  on  such
                                                     Distribution  Date after the distributions on such Distribution
                                                     Date under  Section 4.04(f)  clauses  (i)  through  (iv) of the
                                                     Pooling and Servicing  Agreement and (b) the  aggregate  unpaid
                                                     Available   Funds  Cap  Carryover   allocated  to  the  Class A
                                                     Certificateholders and the Class M  Certificateholders for such
                                                     Distribution Date.

o        Additional  Provisions:  Each party  hereto is hereby  advised  and  acknowledges  that the other party has engaged in (or refrained from engaging in) substantial  financial  transactions and has taken (or  refrained  from  taking)  other  material  actions in  reliance  upon the entry by the parties into the  Transaction  being  entered into on the terms and  conditions  set forth herein and in the ISDA Form Master Agreement relating to such Transaction, as applicable.

o        Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

                                                      U-3

o        Termination Provisions. For purposes of the ISDA Form Master Agreement:

            o        "Specified Entity" is not applicable to Party A or Party B for any purpose.

            o        "Specified  Transaction"  is  not  applicable  to  Party  A or  Party  B for  any  purpose,  and, accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

            o        The "Cross Default" provisions of Section 5(a)(vi) shall not apply to Party A or Party B.

            o        The  "Credit  Event Upon  Merger"  provisions  of Section  5(b)(iv)  will not apply to Party A or
                     Party B.

            o        With respect to Party A and Party B, the  "Bankruptcy"  provision of Section  5(a)(vii)(2) of the
                     ISDA Form Master Agreement will be deleted in its entirety.

            o        The  "Automatic  Early  Termination"  provision  of Section  6(a) will not apply to Party A or to
                     Party B.

            o        Payments  on  Early  Termination.  For the  purpose  of  Section  6(e) of the  ISDA  Form  Master
                     Agreement:

                     o        Market Quotation will apply.

                     o        The Second Method will apply.

            o        "Termination Currency" means United States Dollars.

            o        The provisions of Sections  5(a)(ii),  5(a)(iii) and 5(a)(iv) shall not apply to Party A or Party
                     B.

            o        Tax Event.  The provisions of Section  2(d)(i)(4) and 2(d)(ii) of the ISDA Form Master  Agreement
                     shall not apply to Party A and Party A shall not be required  to pay any  additional amounts referred to therein.

o        Tax Representations.

            o        Payer  Representations.  For the purpose of Section 3(e) of the ISDA Form Master Agreement,  each of Party A and Party B will make the following representations:

                                    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant
                                    Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e),

                                                      U-4

                                    6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this
                                    representation, it may rely on:

                           o        the  accuracy  of any  representations  made by the other party  pursuant to Section  3(f) of the
                                    ISDA Form Master Agreement;

                           o        the  satisfaction  of the agreement  contained in Sections  4(a)(i) or 4(a)(iii) of the ISDA Form
                                    Master  Agreement and the accuracy and  effectiveness  of any document provided by the other party pursuant to Sections  4(a)(i) or 4(a)(iii)
                                    of the ISDA Form Master Agreement; and

                           o        the  satisfaction  of the agreement of the other party contained in Section 4(d) of the ISDA Form
                                    Master  Agreement,  provided  that it shall  not be a  breach  of this representation  where  reliance is placed on clause (ii) and the other party does not deliver a form or document  under Section  4(a)(iii) by reason of material prejudice to its legal or commercial position.

                           o        Payee Representations.  For the purpose of Section 3(f) of the ISDA Form Master Agreement,  Party
                                    A and Party B make the following representations: None

             o        Documents to be Delivered.  For the purpose of Section 4(a) (i) and 4(a) (iii):

                           o        Tax forms, documents, or certificates to be delivered are:

Party required to          Form/Document/                          Date by which to
deliver document           Certificate                             Be delivered
Party A and Party B        Any documents required or               Promptly after the earlier of (i) reasonable
                           reasonably requested to allow           demand by either party or (ii) learning that such
                           the other party to make                 form or document is required
                           payments under this Agreement
                           without any deduction or
                           withholding for or on the
                           account of any Tax or with
                           such deduction or withholding
                           at a reduced rate

o        Other documents to be delivered are:

                                                      U-5

Party required                Form/Document/                        Date by which to be     Covered by
to deliver                    Certificate                           delivered               Section 3(d)
document                                                                                    Representation
Party A and Party B           Any documents required by the         Upon execution and      Yes
                              receiving party to evidence the       delivery of this
                              authority of the delivering party     Agreement and such
                              for it to execute and deliver this    Confirmation
                              Agreement, any Confirmation to
                              which it is a party, and to
                              evidence the authority of the
                              delivering party to perform its
                              obligations under this Agreement
                              and such Confirmation.
Party A and Party B           A certificate of an authorized        Upon the execution      Yes
                              officer of the party, as to the       and delivery of this
                              incumbency and authority of the       Agreement and such
                              respective officers of the party      Confirmation
                              signing this Agreement

         Miscellaneous.  Miscellaneous

o        Address for Notices: For the purposes of Section 12(a) of this Agreement:

         Address for notices or communications to Party A:

         Address:                WMLT 2006-ALT1 Trust
                                 c/o U.S. Bank National Association
                                 60 Livingston Avenue
                                 EP-MN-WS3D
                                 St. Paul, MN 55107

         with a copy to:         Wachovia Mortgage Loan Trust, LLC
                                 301 S. College Street
                                 NC5578-Suite G,
                                 Charlotte, NC 28288
         Attention:
         Facsimile:

         (For all purposes)

                                                      U-6

         Address for notices or communications to Party B:

         Address:                WMLT 2006-ALT1 Trust
                                 c/o U.S. Bank National Association
                                 60 Livingston Avenue
                                 EP-MN-WS3D
                                 St. Paul, MN 55107

         with a copy to:         Wachovia Mortgage Loan Trust, LLC
                                 301 S. College Street
                                 NC5578-Suite G,
                                 Charlotte, NC 28288
         Attention:
         Facsimile No.:

         (For all purposes)

                  o        Process Agent. For the purpose of Section 13(c):

                  Party A:                         Not Applicable
                  Party B:                         Not Applicable

                  o        Offices.  The provisions of Section 10(a) will not apply to this  Agreement;  neither Party A nor
                           Party B have any Offices other than as set forth in the Notices Section.

                  o        Multibranch  Party. For the purpose of Section 10(c) of the ISDA Form Master  Agreement,  neither
                           Party A nor Party B is a Multibranch. Party.

                  o        Calculation Agent. The Calculation Agent is Wachovia Bank, N.A..

                  o        Credit Support Document.

                           Not Applicable

                  o        Credit Support Provider.

                           Not Applicable

                  o        Governing Law. The parties to this ISDA  Agreement  hereby agree that the law of the State of New
                           York shall  govern  their  rights and  duties in whole,  without  regard to the conflict of law provision thereof,  other than New York General Obligations Law
                           Sections 5-1401 and 5-1402.

                                                      U-7

                  o        Non-Petition.  Party A and Party B each hereby  irrevocably  and  unconditionally  agrees that it will not institute against,  or join any other person in instituting against or cause any other  person to  institute  against  Wachovia  Mortgage  Loan Trust,
                           Asset-Backed   Certificates,   Series   2006-ALT1,   or  the  other  party  any
                           bankruptcy,  reorganization,  arrangement,  insolvency,  or similar  proceeding under  the  laws  of the  United  States,  or any  other  jurisdiction  for the non-payment  of any amount due  hereunder or any other reason until the payment in full of the  Certificates  and the  expiration  of a period of one year plus ten days (or, if longer,  the  applicable  preference  period)  following  such payment.

                  o        Severability.  If  any  term,  provision,  covenant,  or  condition  of  this  Agreement,  or the application  thereof to any party or circumstance,  shall be held to be invalid or  unenforceable  (in whole or in part) for any reason,  the remaining  terms, provisions,  covenants,  and conditions hereof shall continue in full force and
                           effect  as  if  this   Agreement   had  been   executed  with  the  invalid  or
                           unenforceable  portion  eliminated,  so long as this  Agreement  as so modified continues to express,  without material change, the original  intentions of the parties as to the subject  matter of this  Agreement  and the  deletion of such portion  of  this  Agreement  will  not  substantially  impair  the  respective benefits or expectations of the parties.

                           The parties shall endeavor to engage in good faith  negotiations to replace any invalid  or  unenforceable  term,  provision,  covenant  or  condition  with a valid  or enforceable term, provision,  covenant or condition,  the economic effect of which comes as close as possible to that of the invalid or unenforceable term,  provision,  covenant or condition.

                  o        Each party acknowledges that U.S. Bank National  Association,  not individually or personally but solely as  Supplemental  Interest  Trust  Trustee,  has been directed under the
                           Pooling and Servicing Agreement to enter into this Agreement.

                  o        Waiver of Jury  Trial.  Each party to this  Agreement  respectively  waives any right it may have to a trial by jury in respect of any Proceedings  relating to this Agreement or any Credit Support Document.

                  o        Set-Off.  Notwithstanding  any  provision  of this  Agreement  or any  other  existing  or future agreement,  each party irrevocably waives any and all rights it may have to set off,  net,  recoup or  otherwise  withhold or suspend or  condition  payment or performance of any obligation  between it and the other party hereunder against any obligation  between it and the other party under any other agreements.  The provisions  for  Set-off  set forth in  Section  6(e) of the ISDA  Form  Master
                           Agreement shall not apply for purposes of this Transaction.

                                                      U-8

                  o        This  Agreement  may be  executed  in  several  counterparts,  each of which  shall be  deemed an original  but  all  of  which  together  shall  constitute  one  and  the  same instrument.

                  o        Trustee Liability  Limitations.  It is expressly understood and agreed by the parties hereto that
                           (a)  this   Agreement  is  executed  and   delivered  by  U.S.   Bank  National
                           Association,   not  individually  or  personally  but  solely  as  Supplemental
                           Interest  Trust  Trustee of Party A and Party B, in the  exercise of the powers and  authority  conferred  and  vested  in  it  and  that  U.S.  Bank  National
                           Association  shall perform its duties and  obligations  hereunder in accordance with  the  standard  of care set  forth  in  Article  VIII of the  Pooling  and
                           Servicing  Agreement,  (b)  each  of  the  representations,   undertakings  and
                           agreements  herein made on the part of Party A and Party B is made and intended not as personal  representations,  undertakings  and  agreements  by U.S.  Bank
                           National  Association  but is made and intended for the purpose of binding only
                           Party A and  Party B, (c)  nothing  herein  contained  shall  be  construed  as creating any  liability on U.S.  Bank  National  Association,  individually  or personally,  to perform any  covenant  either  expressed  or implied  contained herein,  all such  liability,  if any,  being  expressly  waived by the parties hereto and by any Person  claiming  by,  through or under the  parties  hereto;
                           provided  that  nothing in this  paragraph  shall  relieve U.S.  Bank  National
                           Association from performing its duties and obligations  hereunder and under the
                           Pooling and  Servicing  Agreement in  accordance  with the standard of care set forth  therein,  and (d)  under  no  circumstances  shall  U.S.  Bank  National
                           Association  be  personally  liable  for the  payment  of any  indebtedness  or expenses  of Party A or Party B or be liable  for the  breach or failure of any obligation, representation,  warranty or covenant made or undertaken by Party A or Party B under this Agreement or any other related documents;  provided, that nothing in this  paragraph  shall relieve U.S. Bank National  Association  from performing  its duties and  obligations  hereunder  and under the  Pooling  and
                           Servicing  Agreement in  accordance  with the standard of care set forth herein and therein.

        o        "Affiliate".  Party A and Party B shall be  deemed to not have any  Affiliates  for  purposes  of this Agreement, including for purposes of Section 6(b)(ii).

         o        Section 3 of the ISDA Form Master  Agreement  is hereby  amended by adding at the end thereof the following subsection (g):

         "(g)     Relationship Between Parties.

         Each  party  represents  to  the  other  party  on  each  date  when  it  enters  into a
         Transaction that:--

         o        Nonreliance.  (i) It is not  relying  on any  statement  or  representation  of the  other  party regarding the  Transaction  (whether  written or oral),  other than the  representations

                                                      U-9

                  expressly  made in this  Agreement or the  Confirmation  in respect of that  Transaction and (ii) it has consulted with its own legal,  regulatory,  tax,  business,  investment, financial  and  accounting  advisors to the extent it has deemed  necessary,  and it has made its own investment,  hedging and trading  decisions based upon its own judgment and upon any advice  from such  advisors  as it has deemed  necessary  and not upon any view expressed by the other party.

         o        Evaluation and Understanding.

         o        It has the  capacity to evaluate  (internally  or through  independent  professional  advice) the
                  Transaction  and has made its own  decision to enter into the  Transaction  and has been directed by the Pooling and Servicing Agreement to enter into this Transaction; and

         o        It  understands  the terms,  conditions and risks of the  Transaction  and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

         o        Purpose.  It is entering  into the  Transaction  for the purposes of managing its  borrowings  or investments,  hedging its underlying  assets or liabilities or in connection with a line of business.

         o        Status of  Parties.  The other  party is not  acting as agent,  fiduciary  or  advisor  for it in respect of the Transaction.

         o        Eligible  Contract  Participant.  It is an "eligible swap participant" as such term is defined in
                  Section  35.1(b)(2)  of  the  regulations  (17  C.F.R  35)  promulgated  under,  and  it constitutes  an  "eligible  contract  participant"  as such term is  defined  in Section
                  1(a)12 of the Commodity Exchange Act, as amended."

         o        Account Details and Settlement Information:

                           Payments to Party A:
                           Payments to Party A shall be made in the same manner as
                           provided for in the Pooling and Servicing Agreement with
                           respect to the Class A Certificateholders, Class M
                           Certificateholders and Class B Certificateholders.

                           Payments to Party B:
                           Payments to Party B shall be made in the same manner as
                           provided for in the Pooling and Servicing Agreement with
                           respect to the Class X Certificateholders.

                                                      U-10

Please sign and return to us a copy of this Agreement.

                                                     Very truly yours,
                                                     U.S. BANK NATIONAL ASSOCIATION, not in its
                                                     individual capacity but solely as supplemental
                                                     interest trust trustee for the benefit of
                                                     Supplemental Interest Trust, acting on behalf of
                                                     the Class X Certificateholders

                                                     By:__________________________________________
                                                              Name:
                                                              Title:

                                                     AGREED AND ACCEPTED AS OF THE TRADE DATE
                                                     U.S. BANK NATIONAL ASSOCIATION, not in its
                                                     individual capacity but solely as as supplemental
                                                     interest trust trustee for the benefit of
                                                     Supplemental Interest Trust, acting on behalf of
                                                     the Class A Certificateholders, Class M
                                                     Certificateholders and Class B Certificateholders

                                                     By:__________________________________________
                                                              Name:
                                                              Title:

                                                      U-11